    As filed with the Securities and Exchange Commission on December 29, 2005
                                                   Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                          ----------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                               CEPTOR CORPORATION
                 (Name of Small Business Issuer in Its Charter)

         Delaware                              2834                    11-2897392
(State or Other Jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)     Identification No.)

                            200 International Circle
                                   Suite 5100
                           Hunt Valley, Maryland 21030
                                 (410) 527-9998
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                          ----------------------------

                               William H. Pursley
                      Chairman and Chief Executive Officer
                               CepTor Corporation
                            200 International Circle
                                   Suite 5100
                           Hunt Valley, Maryland 21030
                                 (410) 527-9998
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                             Harvey J. Kesner, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                               65 East 55Th Street
                            New York, New York 10022
                                 (212) 451-2300

                          ----------------------------

 As soon as practicable after the effective date of this registration statement
                (Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 ("Securities Act"), check the following box.|X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective
registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box. |_|

                                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                      Proposed
                                                      Maximum
 Title of Each Class of                               Offering         Proposed Maximum          Amount of
 Securities To Be               Amount To Be          Price Per        Aggregate Offering        Registration
 Registered                     Registered(1)         Share            Price                     Fee
--------------------------------------------------------------------------------------------------------------
 Common Stock, par value            268,817            $0.77(2)        $    206,989.09             $    22.15
 $0.0001 per share
--------------------------------------------------------------------------------------------------------------
 Common Stock
 underlying warrant at
 $1.023 per share                 1,000,000            $0.77(3)        $    770,000.00             $    82.39
--------------------------------------------------------------------------------------------------------------
 Common Stock
 underlying warrants at
 $0.9765 per share                  500,000            $0.77(3)        $    385,000.00             $    41.20
--------------------------------------------------------------------------------------------------------------
 Common Stock
 underlying convertible
 debentures at $0.9765
 per share                       12,734,825            $0.77(3)        $  9,805,815.25             $ 1,049.22
--------------------------------------------------------------------------------------------------------------
 Common Stock
 underlying convertible
 promissory note at
 $0.375 per share(4)                673,287            $0.77(3)        $    518,430.99             $    55.47
--------------------------------------------------------------------------------------------------------------
 Common Stock
 underlying convertible
 promissory note at
 $1.00 per share(5)                 265,000            $0.77(3)        $    204,050.00             $    21.83
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act, the shares of Common Stock offered hereby also include an indeterminate number of additional shares of
Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2) Estimated at $0.77 per share, the last sale price of Common Stock as reported on the OTC Bulletin Board regulated quotation service on December 27,
2005, for the purpose of calculating the registration fee in accordance with
Rule 457(c) under the Securities Act.

                                       3

(3) Estimated at $0.77 per share, the last sale price of Common Stock as reported on the OTC Bulletin Board regulated quotation service on December 27,
2005, for the purpose of calculating the registration fee in accordance with
Rule 457(g)(3) under the Securities Act.

(4) Shares issuable upon conversion of principal and accrued interest through
July 3, 2006, the maturity date, in the aggregate amount of $516,980.

(5) Shares issuable upon conversion of principal and accrued interest through
December 9, 2006, the maturity date, in the aggregate amount of $265,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                 Subject to completion, dated December 29, 2005

                                   PROSPECTUS

                               CEPTOR CORPORATION

                        15,441,929 Shares of Common Stock

This prospectus relates to the sale by certain selling stockholders identified in this prospectus (the "Selling Stockholders") of up to an aggregate of
15,441,929 shares of common stock, par value $0.0001 per share ("Common Stock")
which includes (i) 12,734,825 shares issuable upon the conversion of a convertible debenture (ii) 1,500,000 shares issuable upon the exercise of warrants and (iii) 938,287 shares issuable upon the conversion of convertible promissory notes. All of such shares of Common Stock are being offered for resale by the Selling Stockholders.

The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares by the
Selling Stockholders. However, we will receive proceeds from the exercise of warrants if exercised by the Selling Stockholder and will retain proceeds from the issuance of certain convertible indebtedness upon conversion of debt.

We will bear all costs relating to the registration of the Common Stock, other than any Selling Stockholder's legal or accounting costs or commissions.

Our Common Stock is quoted on the regulated quotation service of the OTC
Bulletin Board under the symbol "CEPO.OB" The last sales price of our Common
Stock on December 27, 2005 as reported by the OTC Bulletin Board was $0.77 per share.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act of 1993, as amended (the
"Securities Act")) until the Registration Statement filed with the Securities and Exchange Commission ("SEC") is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ
THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS"
BEGINNING ON PAGE 5 WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD
CONSIDER BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF
THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                The date of this prospectus is December 29, 2005

                                TABLE OF CONTENTS

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The
Selling Stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate as of the date on the front cover of this prospectus or any supplement only, regardless of the time of delivery of this prospectus or any supplement or of any sale of
Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

                                       i

                               PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision.
Unless otherwise indicated, all references to "we", "us", "our" and similar terms, as well as references to the "Registrant" in this prospectus, refer to
CepTor Corporation and not to the Selling Stockholders.

Corporate History

We were incorporated in Delaware in 1986 under the name Aloe Scientific
Corporation. In 1988 our name was changed to CepTor Corporation (the "Company").
Until December 2003 our stock was held by ten persons and our operations were privately funded by loans from our owners, through research grants, and by testing and development agreements with third parties. In January 2004 we were acquired by Xechem International, Inc. ("Xechem") in a stock-for-stock transaction. Thereafter, Xechem determined that it would be in their best interest and our best interest to spin-off our company to permit us to seek separate financing in order to pursue further development of our products. As a result, on December 8, 2004, we completed a merger (the "Merger") with Medallion
Crest Management, Inc., a Florida corporation ("Medallion"). Medallion acquired all of our outstanding capital stock in exchange for 5,278,068 shares of
Medallion Common Stock and the assumption of certain obligations.

On December 8, 2004 we also filed an amendment to our Articles of Incorporation in order to adopt the name CepTor Corporation and to authorize our Series A
Convertible Preferred Stock, par value $0.0001 per share, ("Series A Preferred
Stock"). As a result of these transactions, we succeeded to the type of business of CepTor Corporation as had been conducted since 1986 as our sole line of business under the direction of a management team appointed by Xechem in 2004, and relocated our principal executive offices to Hunt Valley, Maryland.

On January 31, 2005, we merged with our wholly-owned subsidiary to change our domicile to Delaware from Florida and to collapse the parent-subsidiary relationship resulting from the December 8, 2004 transactions.

Private Placement

In connection with the Merger, we also completed the closing of a private offering of our securities ("Private Placement") in which, through February 11,
2005 we sold an aggregate of 511.65 Units to accredited investors in the Private
Placement, pursuant to the terms of a Confidential Private Placement Memorandum dated October 22, 2004, as supplemented. Each Unit consists of one share of
Series A Preferred Stock and a three-year warrant to purchase our common stock, par value $0.0001 per share ("Common Stock") at $2.50 per share. Each share of
Series A Preferred Stock is convertible into 10,000 shares of Common Stock and each unit warrant entitles the holder to purchase 5,000 shares of Common Stock for $2.50 per share. The Units were offered by the Placement Agent pursuant to a placement agent agreement, as amended ("Placement Agent Agreement"), under which the Placement Agent is entitled, in addition to a percentage of gross proceeds of the Private Placement, to receive 300,000 shares of Common Stock and a warrant to purchase up to an aggregate of 10% of the shares of Common Stock into which the Series A Preferred Stock may be converted that is sold in the Private
Placement. We realized gross proceeds from the Private Placement of $12,791,250, before payment of commissions and expenses.

The information in this prospectus is presented as if the company existing since
1986 had been the registrant for all periods presented. The section
"Management's Discussion and Analysis or Plan of Operation" and the financial statements presented in this prospectus are exclusive of any assets or results of operations or business attributable to Medallion.

Description of Business

We are a development-stage biopharmaceutical company focusing on the development of proprietary, cell-targeted therapeutic products for neuromuscular and neurodegenerative diseases. Our goal is to increase the quality and quantity of life of people suffering with these diseases. Primary efforts are currently being focused on moving our lead product, "Myodur", into phase I/II clinical trials for Duchenne's muscular dystrophy. Our broad platform technology also includes the development of products for multiple sclerosis, retinal degeneration and epilepsy.

We currently have no revenues from operations and are funding the development of our products through the sale of our securities and will continue to fund our activities through sales of securities or partnering arrangements for the foreseeable future. Our current emphasis is on filing an investigational new drug ("IND") application for Myodur, manufacturing supplies required for pre-clinical studies and initial clinical trials of our proposed product, conducting toxicological and other pre-clinical studies, pursuing clinical studies and United States Food and Drug Administration ("FDA") approvals.
Currently our available capital resources are not sufficient to sustain planned operations, which raises substantial doubt about our ability to continue as a going concern. In the absence of the availability of financing from additional sales of our securities on a timely basis, we could be forced to materially curtail, limit, or cease our operations.

Technology

Through an existing proprietary platform technology, we intend to pursue drug candidates that exploit the understanding that activation of the cysteine protease calpain initiates the cellular degradation that accompanies many neuromuscular and neurodegenerative diseases. Early studies undertaken by us found that the calpain inhibitor leupeptin substantially ameliorated the degenerative effects of these diseases. Our technology includes utilizing the carrier molecules carnitine and taurine, which are used to target various passenger molecules, including our analogue of leupeptin, to skeletal muscle cells and nerve cells, respectively. This provides for potential applications of this technology in muscular dystrophy, multiple sclerosis (MS), epilepsy, amyotrophic lateral sclerosis (ALS), chronic inflammatory demyelinating polyneuropathy (CIDP), cancer cachexia, AIDS wasting, traumatic nerve injury, retinal degeneration, ototoxicity, Alzheimer's disease, Huntington's disease and cardiomyopathies.

We have been issued compound patents on both carrier molecules (carnitine and taurine) in combination with any passenger molecule and have applied for orphan drug status for Myodur. Additional provisional and other patent applications have been filed or are in process.

Much of our technology is based on muscle and nerve cell targeting for calpain inhibition. Calpain exists in every cell of the body and is a protease that degrades cells naturally, in a normal metabolic process, in concert with new cells that are constantly being developed. If calpain is up regulated abnormally, the cellular degradation process breaks down cells and tissues faster than they can be restored, resulting in several serious neuromuscular and neurodegenerative diseases. Whether by genetic defect, trauma or insult, if cell membrane integrity is compromised, it can lead to up regulation of calpain causing deleterious muscle or nerve cell and tissue degradation. Although the subject of our continued research, we believe this to be because the cell membrane defect allows the entry of extracellular calcium ions into the cell, which, consequently, up regulates calpain. Our technology is designed to target calpain inhibitors to muscle and nerve cells preventing degradation of those tissues.

Strategy

We are focusing on a two-pronged business strategy to minimize product development risk and time to market and maximize market protection through a combination of internal development and licensing and the orphan drug model. We seek to take advantage of the legislative, regulatory, and commercial opportunities common to these rare orphan diseases. We currently intend to focus on developing and commercializing orphan drug candidates internally, while working to partner product development opportunities for non-orphan drug candidates with third parties. This strategy may be further refined to take into account foreign partnering opportunities, including for our orphan drug candidates.

We have developed a unique technology that we believe has broad application and which may be used to target drugs orally to many human organ and tissue systems.
The basis of this technology is a concept that integrates the special chemical properties of active, currently available, and naturally occurring bio-pharmaceuticals and the specific biological characteristics of targeting drugs to cells. Our technology provides a means for targeting drugs to the site for which the drug has therapeutic effect. This targeting capability has the potential effect of reducing, potentially markedly, the amount of drug that is circulated to other places in the body. Therefore, effective targeting makes it possible to use much less drug in the patient's body, thereby decreasing the probability of harmful side effects and delivering it much more efficiently, in terms of efficacy, directly to the affected site.

Our current focus includes three proprietary products, Myodur, Neurodur and
C-301. In pre-clinical studies Myodur has demonstrated efficacy in muscular dystrophy, Neurodur has demonstrated efficacy in MS, and C-301 has demonstrated efficacy in animal models for epilepsy. We presently expect to submit an IND application for Myodur in January 2006.

In September 2004, we granted an exclusive license to JCR Pharmaceuticals Co.,
Ltd. ("JCR") to develop, manufacture, use, sell and sublicense Myodur for muscular dystrophy in Japan, South Korea, China, Taiwan and Singapore. The
license agreement provides, among other things, for an initial equity investment in and future milestone payments to us, plus future royalties.

Our principal executive offices are located at 200 International Circle, Suite
5100, Hunt Valley, Maryland, 21030 and our telephone number is (410) 527-9998.

The Offering

On December 9, 2005, we entered into a securities purchase agreement (the
"Securities Purchase Agreement") with Cornell Capital Partners, LP ("Cornell
Capital") pursuant to which Cornell Capital has agreed to purchase from us, in a private placement, secured convertible debentures in the aggregate principal amount of $2,000,000 (the "Debentures"), which Debentures bear interest at the rate of 8% per year. Pursuant to the Securities Purchase Agreement, we issued a
Debenture in the principal amount of $1,000,000 on each of December 9, 2005 and
December 28, 2005. Each Debenture has a three-year maturity from the date of issuance and is subject to earlier conversion or redemption pursuant to its terms.

Cornell Capital has the right to convert a portion or all of the outstanding principal and interest under the Debentures into shares of Common Stock at a conversion price per share equal to the lesser of $0.9765 (105% of the closing bid price of the Common Stock on December 8, 2005) (the "Fixed Price") or (ii)
95% of the lowest closing bid price of the Common Stock for the twenty trading days immediately preceding the conversion date (the "Floating Price" and together with the Fixed Price, the "Conversion Price"), subject to adjustment as provided in the Debentures; provided, that any such conversion based on the
Floating Price will generally be limited to $150,000 of principal outstanding under the Debentures in any thirty day period; and further provided, that
Cornell Capital may not convert the Debentures into shares of Common Stock if such conversion would result in Cornell Capital, together with its affiliates, beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock. The Conversion Price and number of shares of Common Stock issuable upon conversion of the Debentures is subject to certain exceptions and adjustment for stock splits and combinations and other dilutive events.

Subject to the terms and condition of the Debentures, we have the right at any time upon three business days notice to redeem the Debentures, in whole or in part. If the closing bid price of the Common Stock, is less than the Fixed Price at the time of the redemption, we are obligated to pay, in addition to the principal and accrued interest being redeemed, a redemption premium of 8% of the principal amount being redeemed (the "Redemption Amount"). If the closing bid price is greater than the Fixed Price, we may redeem up to 50% of the principal amount at the Redemption Amount and the remaining 50% at the greater of the (x)
Redemption Amount or (y) the market value of the Common Stock. In addition,
Cornell Capital will receive a three-year warrant to purchase 25,000 shares of
Common Stock for every $100,000 redeemed by us, on a pro rata basis, at an exercise price per share of $0.9765 (the "Redemption Warrant").

If an Event of Default (as such term is defined in the Debentures) occurs, any principal and accrued interest outstanding will become immediately due and payable, in cash or Common Stock, at Cornell Capital's election.

Pursuant to the Securities Purchase Agreement, on December 9, 2005, we issued to
Cornell Capital the Warrant at an exercise price per share of $1.023 (110% of the closing bid price of the Common Stock on December 8, 2005) and (ii) 268,817
shares of Common Stock, and on each of December 9, 2005 and December 28, 2005, we made a cash payment to an affiliate of Cornell Capital of $80,000 for expenses incurred in connection with the transaction.

In connection with the Securities Purchase Agreement, we also entered into an investor registration rights agreement with Cornell Capital pursuant to which we are obligated to register 500% of the amount of shares issuable upon conversion of the Debenture at maturity based upon the Fixed Price and to file a registration statement of which this prospectus is a part with the SEC within 30 days of December 9, 2005 (the "Registration Statement"). If the Registration
Statement is not deemed effective by the SEC within 90 days after December 9,
2005 due to our failure to use best efforts, we are obligated to pay Cornell, as liquidated damages, an amount equal to 1% of the value of the Debentures outstanding, in cash or in shares of Common Stock, at Cornell Capital's option, for each 30-day period thereafter.

We have granted a security interest in all of our assets to Cornell Capital to secure our obligations under the Debentures.

Convertible Promissory Notes

On December 9, 2005, we issued a convertible promissory note (the "Note") in the principal amount of $250,000 to Harbor Trust which bears interest at the rate of
6% percent per year. All unpaid principal and interest under the Note will be due and payable on December 9, 2006. The Note is convertible, in whole or in part, at any time, into Common Stock at a conversion price of $1.00 per share, subject to certain limitations on conversion as set forth in the Note, including where the resulting number of shares converted on a cumulative basis, would exceed 19.99% of the total number of shares of Common Stock outstanding and, subject to a conversion price adjustment in the event we offer or sell an option to acquire Common Stock at a price per share less than the conversion price.

On December 9, 2005, we issued an amended convertible promissory note (the
"Amended Note") to Harbor Trust which amends a convertible promissory note, dated December 9, 2004 with Harbor Trust in the principal amount of $452,991.10 reducing the conversion price to $0.375 from $0.75 per share. The Amended Note bears interest at the rate of 10% per year through December 9, 2005 and 12% per year thereafter. All unpaid principal and interest under the Amended Note will be due and payable on July 3, 2006. The Amended Note is convertible, in whole or in part, at any time, into Common Stock at the conversion price of $0.375 per share subject to certain limitations on conversion as set forth in the Amended
Note, including where the resulting number of shares converted, on a cumulative basis, would exceed 19.99% of the total number of shares of Common Stock outstanding.

Use of Proceeds

We will not receive any proceeds from the sale of shares in this offering by the
Selling Stockholders. We will, however, receive proceeds from the exercise of the Warrants if exercised by the Selling Stockholder and will retain proceeds from the issuance of certain convertible indebtedness upon conversion of debt.
We intend to use any proceeds for working capital and general corporate purposes.

Common Stock Outstanding

As of December 27, 2005 we had 29,398,732 shares of Common Stock issued and outstanding, which includes shares offered by this prospectus and assumes conversion of the Series A Preferred Stock outstanding which is entitled to vote, on an as-converted basis, with Common Stock, but which excludes shares that, as of the date of this prospectus, are issuable upon the exercise and/or conversion of options, notes and/or warrants. If all of the shares offered by this prospectus were issued and outstanding as of the date hereof, the number of shares offered by this prospectus would represent 52.5% of the total Common
Stock.

                                  RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this prospectus you should carefully consider the risks described below before purchasing our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment.

Risks Related to Our Business and Industry

IF WE CANNOT OBTAIN ADDITIONAL FUNDS WHEN NEEDED, OR ACHIEVE PROFITABILITY WE
MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

Absent additional funding from private or public equity or debt financings, collaborative or other partnering arrangements, or other sources, we will be unable to conduct our product development efforts as planned, and we may need to curtail our development plans, cease operations or sell assets.

WE HAVE A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND EXPECT LOSSES TO
CONTINUE FOR THE FORESEEABLE FUTURE.

We have yet to establish any history of profitable operations. At September 30,
2005, we had an accumulated deficit of $34,042,557. Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our proposed products. No assurances can be given when this will occur or that we will ever be profitable.

Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EVEN WITH THE SALE OF COMMON STOCK TO FUSION CAPITAL FUND II, LLC ("FUSION
CAPITAL"), WHICH HAS NOT YET COMMENCED, WE WILL REQUIRE ADDITIONAL FINANCING TO
SUSTAIN OUR OPERATIONS AND WITHOUT IT WE WILL NOT BE ABLE TO CONTINUE
OPERATIONS.

We only have the right to receive $25,000 per trading day under the stock purchase agreement with Fusion Capital ("Stock Purchase Agreement") unless our stock price equals or exceeds $1.60, in which case the daily amount may be increased under certain conditions as the price of the Common Stock increases.
Fusion Capital shall not have the right nor the obligation to purchase any shares of Common Stock on any trading days that the market price of the Common
Stock is less than $0.50. Since we initially registered 5,000,000 shares for sale by Fusion Capital, the selling price of the Common Stock to Fusion Capital will have to average at least $4.00 per share for us to receive the maximum proceeds of $20 million without registering additional shares of Common Stock.
Assuming a purchase price of $0.77 per share, the closing sale price of the
Common Stock as reported on the OTC Bulletin Board on December 27, 2005 and the
purchase by Fusion Capital of the full 5,000,000 shares under Common Stock
Purchase Agreement, proceeds to us would only be $3,850,000 unless we choose to register more than 5,000,000 shares, which we have the right, but not the obligation, to do. In the event we elect to issue more than 5,000,000 shares, we will be required to file a new registration statement and have it declared effective by the SEC.

The extent we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of the Common Stock and the extent to which we are able to secure working capital from other sources.
Specifically, Fusion Capital shall not have the right nor the obligation to purchase any shares of Common Stock on any trading days that the market price of our common stock is less than $0.50 per share. If obtaining sufficient financing from Fusion Capital were to prove unavailable or prohibitively dilutive and if we are unable to commercialize and sell our proposed products, we will need to secure other sources of funding in order to satisfy our working capital needs.
Even if we are able to access the full $20 million under the Stock Purchase
Agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

EVEN WITH THE PROCEEDS FROM THE CORNELL CAPITAL DEBENTURES AND THE SALE OF
COMMON STOCK TO FUSION CAPITAL, WE WILL REQUIRE ADDITIONAL FUNDING WHICH WILL BE
SIGNIFICANT AND WE MAY HAVE DIFFICULTY RAISING NEEDED CAPITAL IN THE FUTURE
BECAUSE OF OUR LIMITED OPERATING HISTORY AND BUSINESS RISKS ASSOCIATED WITH OUR
COMPANY.

We currently do not generate any revenue from our proposed products and revenue from grants and collaborative agreements may not be sufficient to meet our future capital requirements. We do not know when, or if, this will change. We have expended substantial funds in research and development and will continue to expend substantial funds in contract manufacturing, research, development and pre-clinical testing and clinical trials of our drug delivery technology and compounds. We will require substantial additional funds to conduct research and development, establish and conduct clinical and pre-clinical trials, obtain required regulatory approvals and clearances, establish clinical and, if our products are subsequently considered candidates for FDA approval, commercial scale manufacturing arrangements, and provide for the marketing and distribution of our products. Additional funds may not be available on acceptable terms, if at all. If adequate funds are unavailable or are not available on terms deemed acceptable by management, we may have to delay, reduce the scope of or eliminate one or more of our research or development programs or product or marketing efforts which may materially harm our business, financial condition, and results of operations. Our long term capital requirements are expected to depend on many factors, including:

o        the number of potential products and technologies in development;

o        continued progress and cost of our research and development programs;

o        progress with pre-clinical studies and clinical trials;

o        the time and costs involved in obtaining regulatory clearance;

o        costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

o        costs of developing sales, marketing and distribution channels and our ability to sell our drugs;

o        costs involved in establishing manufacturing capabilities for clinical trial and commercial quantities of our drugs;

o        competing technological and market developments;

o        market acceptance of our products;

o        costs for recruiting and retaining management, employees, and consultants; and

o        costs for training physicians.

We may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding. We may seek to raise any necessary additional funds through the exercise of warrants, equity, or debt financings, collaborative arrangements with corporate partners, or other sources. Any such equity financing may be dilutive to existing stockholders and debt financing, if available, may involve restrictive covenants that would limit how we conduct our business or finance our operations, or otherwise have a material effect on our current or future business prospects. In addition, in the event that additional funds are obtained through arrangements with collaborative partners or other sources, we may have to relinquish economic and/or proprietary rights to some of our technologies or products under development that we would otherwise seek to develop or commercialize by ourselves. If adequate funds are not available, we may be required to significantly reduce, refocus, or delay our development efforts with regard to our drug delivery technology, compounds, and drugs.

OUR FINANCIAL CONDITION AND THE RESTRICTIVE COVENANTS CONTAINED IN OUR
OUTSTANDING DEBT MAY LIMIT OUR ABILITY TO BORROW ADDITIONAL FUNDS OR TO RAISE
ADDITIONAL EQUITY AS MAY BE REQUIRED TO FUND OUR FUTURE OPERATIONS.

The terms of our outstanding secured convertible debentures with Cornel Capital may limit our ability, without Cornell Capital's consent, to, among other things:

o        enter into certain transactions;

o        create additional liens on our assets;

o        issue preferred stock or Common Stock at certain discounts below market prices; or

o        merge or consolidate with other entities.

and could adversely affect our liquidity and our ability to attract additional funding as required.

WE MAY NOT BE ABLE TO PAY OUR DEBT AND OTHER OBLIGATIONS AND OUR ASSETS MAY BE
SEIZED AS A RESULT.

We do not have sufficient funds to repay out outstanding debt at maturity and we may not generate the cash flow required to pay our liabilities as they become due. Our outstanding debt includes approximately $2,000,000 and accrued interest of our secured convertible debentures with Cornell Capital due in December 2006 and an aggregate of $1,151,728 and accrued interest of convertible notes, of which $901,728 and accrued interest is due on July 3, 2006 and $250,000 and accrued interest is due on December 9, 2006. Cornell Capital may require us to repay all of the principal and interest outstanding under the Debentures under certain circumstances. We may not have sufficient cash reserves to repay the
Debentures at such time, which would cause an event of default under the
Debentures and may force us to declare bankruptcy. If we raise additional funds to repay the convertible notes and debentures by selling equity securities, the relative equity ownership of our existing investors could be diluted and new investors could obtain terms more favorable than previous investors.

OUR OBLIGATIONS UNDER THE DEBENTURES ARE SECURED BY ALL OF OUR ASSETS.

Our obligations under the Debentures are secured by all of our assets. As a result, if we default under the terms of the Debentures or related agreements, including our failure to issue shares of Common Stock upon conversion by Cornell
Capital, our failure to timely file a registration statement or have such registration statement declared effective, our breach of any covenant, representation or warranty in the Securities Purchase Agreement or Debentures or
the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us could require the early repayment of the Debentures, if the default is not cured within the specified grace period. In addition, Cornell
Capital could foreclose its security interest and liquidate some or all of our assets and we could cease to operate. Any such issuance of shares could cause a significant drop in the price of our stock and significant dilution to our stockholders.

THE FAILURE TO COMPLETE DEVELOPMENT OF OUR TECHNOLOGY, OBTAIN GOVERNMENT
APPROVALS, INCLUDING REQUIRED FDA APPROVALS, OR TO COMPLY WITH ONGOING
GOVERNMENTAL REGULATIONS COULD DELAY OR LIMIT INTRODUCTION OF PROPOSED PRODUCTS
AND RESULT IN FAILURE TO ACHIEVE REVENUES OR MAINTAIN OUR ONGOING BUSINESS.

Our research and development activities and the manufacture and marketing of our intended products are subject to extensive regulation for safety, efficacy, and quality by numerous government authorities in the United States and abroad.
Before receiving FDA clearance to market our proposed products, we will have to demonstrate that our products are safe and effective on the patient population and for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act ("FDC Act") and other federal, state, and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution, and promotion of drugs and medical devices. As a result, clinical trials and regulatory approval can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial, and other resources.

In order to be commercially viable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market, and distribute our technologies. For each drug utilized with our drug delivery technology, and for Myodur and Neurodur, we must successfully meet a number of critical developmental milestones, including:

o        demonstrate benefit from delivery of each specific drug through our drug delivery technology;

o        demonstrate through pre-clinical and clinical trials that our drug delivery technology and patient specific therapy is safe and effective;

o        establish a viable Good Manufacturing Process capable of potential scale-up.

The time frame necessary to achieve these developmental milestones may be long and uncertain, and we may not successfully complete these milestones for any of our intended products in development.

In addition to the risks previously discussed, our technology is subject to additional developmental risks which include the following:

o        the uncertainties arising from the rapidly growing scientific aspects of drug delivery, therapies, and potential treatments;

o        uncertainties arising as a result of the broad array of potential treatments related to nerve and muscle injury and disease; and

o        anticipated expense and time believed to be associated with the development and regulatory approval of treatments for nerve and muscle injury and disease.

In order to conduct clinical trials that are necessary to obtain approval by the
FDA to market a product it is necessary to receive clearance from the FDA to conduct such clinical trials. The FDA can halt clinical trials at any time for safety reasons or because our clinical investigators do not follow the FDA's requirements for conducting clinical trials. If we are unable to receive clearance to conduct clinical trials or the trials are halted by the FDA, we would not be able to achieve any revenue from such product, as it is illegal to sell any drug or medical device in the United States for human consumption without FDA approval, and many foreign countries are influenced in granting their own required approvals by the FDA.

DATA OBTAINED FROM CLINICAL TRIALS IS SUSCEPTIBLE TO VARYING INTERPRETATIONS,
WHICH COULD DELAY, LIMIT OR PREVENT REGULATORY CLEARANCES.

Data already obtained, or in the future obtained, from pre-clinical studies and clinical trials (as of the date of this prospectus no clinical trials of our technology have been undertaken) do not necessarily predict the results that will be obtained from later pre-clinical studies and clinical trials. Moreover, pre-clinical and clinical data is susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of an intended product under development could delay or prevent regulatory clearance of a potential drug, resulting in delays to commercialization, and could materially harm our business. Our clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our drugs, and thus our proposed drugs may not be approved for marketing. Even after approval, further studies could result in withdrawal of FDA and other regulatory approvals and voluntary or involuntary withdrawal of products from the market.

We may encounter delays or rejections based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of development, clinical trials and FDA regulatory review. We may encounter similar delays in foreign countries. Sales of our products outside the U.S. would be subject to foreign regulatory approvals that vary from country to country. The time required to obtain approvals from foreign countries may be shorter or longer than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements. We may be unable to obtain requisite approvals from the FDA and foreign regulatory authorities, and even if obtained, such approvals may not be on a timely basis, or they may not cover the uses that we request.

In the future, we may select drugs for "molecular binding" using our drug delivery technology which may contain controlled substances which are subject to state, federal and foreign laws and regulations regarding their manufacture, use, sale, importation and distribution. For such drugs containing controlled substances, we and any suppliers, manufacturers, contractors, customers and distributors may be required to obtain and maintain applicable registrations from state, federal and foreign law enforcement and regulatory agencies and comply with state, federal and foreign laws and regulations regarding the manufacture, use, sale, importation and distribution of controlled substances.
These regulations are extensive and include regulations governing manufacturing, labeling, packaging, testing, dispensing, prescription, and procurement quotas, record keeping, reporting, handling, shipment, and disposal. Failure to obtain and maintain required registrations or comply with any applicable regulations could delay or preclude us from developing and commercializing our drugs containing controlled substances and subject us to enforcement action. In addition, because of their restrictive nature, these regulations could limit our commercialization of drugs containing controlled substances.

OUR DRUGS OR TECHNOLOGY MAY NOT GAIN FDA APPROVAL IN CLINICAL TRIALS OR BE
EFFECTIVE AS A THERAPEUTIC AGENT WHICH COULD AFFECT OUR FUTURE PROFITABILITY AND
PROSPECTS.

In order to obtain regulatory approvals, we must demonstrate that the procedure is safe and effective for use in humans and functions as a therapeutic against the effects of injury or disease. To date, we have not conducted any human pilot study pursuant to Institutional Review Board oversight in anticipation of our initial FDA submission for patient-specific or other therapy. Further, we have conducted only sporadic and limited animal studies to observe the effects of our drugs and have not subjected our drugs or technologies to rigorous testing standards that would be acceptable for publication in scientific peer review journals.

We may not be able to demonstrate that any potential drug or technology, including Myodur or Neurodur, although appearing promising in pre-clinical and animal observations, is safe or effective in advanced clinical trials that involve human patients. We are also not able to assure that the results of the tests already conducted and which we intend to repeat will be consistent with our prior observations or support our applications for regulatory approval. As a result, our drug and technology research program may be curtailed, redirected or eliminated at any time.

The diseases and illnesses to which our drugs and technologies are directed are very complex and may be prone to genetic mutations. These mutations may prove resistant to currently approved therapeutics or our drugs or technologies. Even if we gain regulatory approval there may develop resistance to our treatment.
This could have a material adverse effect on our business, financial condition, and results of operations.

                                       10

WE HAVE ACCUMULATED DEFICITS IN THE RESEARCH AND DEVELOPMENT OF OUR TECHNOLOGY
AND THERE IS NO GUARANTEE THAT WE WILL EVER GENERATE REVENUE OR BECOME
PROFITABLE EVEN IF ONE OR MORE OF OUR DRUGS ARE APPROVED FOR COMMERCIALIZATION.

Since our inception in 1986, we have incurred operating losses. As of September
30, 2005, our accumulated deficit amounted to approximately $34,042,557. In addition, we expect to continue incurring operating losses for the foreseeable future as we continue to develop our products which will cause us to incur substantial research and development and clinical trials costs. Our ability to generate revenue and achieve profitability depends upon our ability, alone or with others, to complete the development of our proposed products, obtain the required regulatory approvals and manufacture, market, and sell our proposed products. Development, including the cost of contract manufacturing of our proposed products for pre-clinical testing and human clinical trials is extremely costly and requires significant investment. In the absence of additional financing we may not be able to continue our development activities.
In addition, we may choose to license the rights to particular drugs or other technology. License fees may increase our costs.

We have not generated any revenue from the commercial sale of our proposed products or any drugs and do not expect to receive such revenue in the near future. Our primary activity to date has been research and development of our technology. All revenues to date are from grants, both public and private, and collaborative agreements. A substantial portion of the research results and observations on which we rely were performed by third-parties at those parties'
sole or shared cost and expense. We cannot be certain as to when or whether to anticipate commercializing and marketing our proposed products in development, and do not expect to generate sufficient revenues from proposed product sales to cover our expenses or achieve profitability in the foreseeable future.

WE HAVE RELIED SOLELY ON THIRD-PARTY RESEARCH INSTITUTIONS INCLUDING THE STATE
UNIVERSITY OF NEW YORK, HEALTH SCIENCE CENTER AT DOWNSTATE MEDICAL CENTER AND
STONY BROOK UNIVERSITY FOR ALL OF OUR RESEARCH AND DEVELOPMENT, WHICH COULD BE
MATERIALLY DELAYED SHOULD WE LOSE ACCESS TO THOSE FACILITIES.

Although we are in discussions to lease laboratory facilities for our on-going research and development programs, we currently have no research and development facilities of our own. We are entirely dependent on third parties to use their facilities to conduct research and development. To date, we have primarily relied on third-party research institutions for this purpose including the
Health Science Center at Downstate Medical Center and Stony Brook University.
Our inability to have continued access to these facilities to conduct research and development may delay or impair our ability to gain FDA approval and commercialization of our drug delivery technology and products.

We currently maintain a good working relationship with our third-party research institutions. Although we are evaluating various facilities in which to establish our laboratories, should we be required to relocate on short notice, we do not currently have an alternate facility where we could relocate our research activities. The cost and time to establish or locate an alternative research and development facility to develop our technology will be substantial and may delay gaining FDA approval and commercializing our products.

WE ARE DEPENDENT ON OUR COLLABORATIVE AGREEMENTS FOR THE DEVELOPMENT OF OUR
TECHNOLOGIES AND BUSINESS DEVELOPMENT WHICH EXPOSES US TO THE RISK OF RELIANCE
ON THE VIABILITY OF THIRD PARTIES.

In conducting our research and development activities, we rely and expect in the future to rely upon numerous collaborative agreements with universities, governmental agencies, charitable foundations, manufacturers, contract research organizations, and corporate partners. The loss of or failure to perform under

                                       11

any of these arrangements, by any of these entities, may substantially disrupt or delay our research and development activities including our anticipated clinical trials.

WE ARE EXPOSED TO PRODUCT LIABILITY, CLINICAL AND PRE-CLINICAL LIABILITY RISKS
WHICH COULD PLACE A SUBSTANTIAL FINANCIAL BURDEN UPON US SHOULD WE BE SUED,
BECAUSE WE DO NOT CURRENTLY HAVE PRODUCT LIABILITY INSURANCE ABOVE AND BEYOND
OUR GENERAL INSURANCE COVERAGE.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. We cannot assure that such potential claims will not be asserted against us. In addition, the use in our clinical trials of pharmaceutical products that we may develop and the subsequent sale of these products by us or our potential collaborators may cause us to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition, and results of operations.

All of our pre-clinical trials have been and all of our proposed clinical and pre-clinical trials are anticipated to be conducted by collaborators and third party contractors. We do not currently have any product liability insurance or other liability insurance relating to clinical trials or any products or compounds. We intend to seek insurance against such risks before we initiate clinical trials or before our product sales are commenced. We cannot assure that we will be able to obtain or maintain adequate product liability insurance on acceptable terms, if at all, or that such insurance will provide adequate coverage against our potential liabilities. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our drug delivery technology. A product liability claim could also significantly harm our reputation and delay market acceptance of our intended products. Furthermore, our current and potential partners with whom we have collaborative agreements or our future licensees may not be willing to indemnify us against these types of liabilities and may not themselves be sufficiently insured or have a net worth sufficient to satisfy any product liability claims. Product liability claims or other claims related to our intended products, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent us from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms. Claims or losses in excess of any product liability insurance coverage that may be obtained by us could have a material adverse effect on our business, financial condition, and results of operations.

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS MORE DIFFICULT, AND
THEREFORE, INVESTORS HAVE LIMITED INFORMATION UPON WHICH TO RELY.

An investor can only evaluate our business based on a limited operating history.
While we were organized in 1986, our current level of activity and operations only recently began following our acquisition by Xechem and subsequent closing on our financing during December 2004 and January and February 2005. Our operations will continue to change and our costs will increase dramatically as we evolve from primarily a technology holding company to a capitalized company with employees and internal operations. Since inception, we have engaged primarily in research and development, relied to a great extent on third-party efforts, sought avenues for licensing technology, sought grants, raised capital, and recruited scientific and management personnel external to us. We have not generated any meaningful revenue to date, other than research grants, and have no royalty revenue or products ready for use and in the marketplace. This limited history may not be adequate to enable an investor to fully assess our ability to develop our technologies and proposed products, obtain FDA approval, and achieve market acceptance of our proposed products, and respond to competition, or conduct such affairs as are presently contemplated.

                                       12

THE SALE OF THE COMMON STOCK TO FUSION CAPITAL MAY CAUSE DILUTION AND THE SALE
OF THE SHARES OF COMMON STOCK ACQUIRED BY FUSION CAPITAL COULD CAUSE THE PRICE
OF THE COMMON STOCK TO DECLINE.

The purchase price for the Common Stock to be sold to Fusion Capital pursuant to the Stock Purchase Agreement entered into in October 2005 will fluctuate based on the price of the Common Stock. Fusion Capital may sell none, some or all of the shares of Common Stock purchased from us at any time. We expect that the shares purchased by Fusion Capital will be sold over a period of up to 40 months from the date of the Stock Purchase Agreement with Fusion Capital. Depending upon market liquidity at the time, a sale of shares at any given time could cause the trading price of the Common Stock to decline. The sale of a substantial number of shares of the Common Stock, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

FUTURE SALES BY CORNELL CAPITAL MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR
ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

The sale of shares pursuant to the Securities Purchase Agreement with Cornell
Capital will have a dilutive impact on our stockholders. If the aggregate principal amount of the $2,000,000 Debentures and accrued interest are converted at maturity into shares of our Common Stock at the Fixed Price of $0.9765, up to
2,546,965 shares of Common Stock will be issued to Cornell Capital. If the
Debentures are converted, in whole or in part, at the Floating Price, the number of shares issuable to Cornell Capital upon conversion may be substantially greater. Cornell Capital may sell such shares in the market immediately, which could cause our stock price to decline. In addition, the interest on the
Debentures may be payable, at the option of Cornell Capital, in shares of our
Common Stock in lieu of cash, which could have a further dilutive impact on our stockholders and could cause our stock price to decline.

ACCEPTANCE OF OUR PRODUCTS IN THE MARKETPLACE IS UNCERTAIN AND FAILURE TO
ACHIEVE MARKET ACCEPTANCE WILL PREVENT OR DELAY OUR ABILITY TO GENERATE
REVENUES.

Our future financial performance will depend, in part, upon the introduction and customer acceptance of our proposed products. Even if approved for marketing by the necessary regulatory authorities, our products may not achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including:

o        the receipt of regulatory clearance of marketing claims for the uses that we are developing;

o        the establishment and demonstration of the advantages, safety and efficacy of our technologies;

o        pricing and reimbursement policies of government and third party payors such as insurance companies, health maintenance organizations and other health plan administrators;

o        our ability to attract corporate partners, including pharmaceutical companies, to assist in commercializing our intended products; and

o        our ability to market our products.

Physicians, patients, payors or the medical community in general may be unwilling to accept, utilize, or recommend any of our products. If we are unable to obtain regulatory approval, commercialize, and market our proposed products when planned, we may not achieve any market acceptance or generate revenue.

                                       13

WE MAY FACE LITIGATION FROM THIRD PARTIES THAT CLAIM OUR PRODUCTS INFRINGE ON
THEIR INTELLECTUAL PROPERTY RIGHTS, PARTICULARLY BECAUSE THERE IS SUBSTANTIAL
UNCERTAINTY ABOUT THE VALIDITY AND BREADTH OF MEDICAL PATENTS.

We may be exposed to future litigation by third parties based on claims that our technologies, products, or activities infringe the intellectual property rights of others or that we have the trade secrets of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in medical technology patents and the breadth and scope of trade secret protection involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial and managerial resources, and could harm our reputation. Most of our license agreements would likely require that we pay the costs associated with defending this type of litigation. In addition, intellectual property litigation or claims could force us to do one or more of the following:

o        cease selling, incorporating or using any of our technologies and/or products that incorporate the challenged intellectual property, which would adversely affect our future revenue;

o        obtain a license from the holder of the infringed intellectual property right, which license may be costly or may not be available on reasonable terms, if at all; or

o        redesign our products, which would be costly and time consuming.

We have not engaged in discussions, received any communications, nor do we have any reason to believe that any third party is challenging or has the proper legal authority to challenge our intellectual property rights or those of the actual patent holders, other than a letter received during August 2004 from counsel to a company named Ceptyr Corporation alleging infringement of trademarks issued to Ceptyr with respect to our name CepTor. In light of our formation and use of the name CepTor in commerce many years prior to the formation of Ceptyr and issuance of their trademark, we believe the demand to cease and desist from future infringement to be substantially without merit. No further communication has been received since mid-2004.

CERTAIN UNIVERSITY RELATIONSHIPS ARE IMPORTANT TO OUR BUSINESS AND OUR
SCIENTIFIC ADVISORY BOARD'S UNIVERSITY RELATIONSHIPS MAY POTENTIALLY RESULT IN
CONFLICTS OF INTERESTS.

Dr. Alfred Stracher and Dr. Leo Kesner are the original chief scientific investigators of our technology and have had longstanding associations with the
Health Science Center at Downstate Medical Center and Stony Brook University for
more than the last five years. Dr. Stracher is also Chairman of the Department of Biochemistry of the Health Science Center at Downstate Medical Center. Dr.
Stracher's and Dr. Kesner's association with those universities may currently or in the future involve conflicting interests.

IF WE ARE UNABLE TO ADEQUATELY PROTECT OR ENFORCE OUR RIGHTS TO INTELLECTUAL
PROPERTY OR SECURE RIGHTS TO THIRD PARTY PATENTS, WE MAY LOSE VALUABLE RIGHTS,
EXPERIENCE REDUCED MARKET SHARE, ASSUMING ANY, OR INCUR COSTLY LITIGATION TO
PROTECT SUCH RIGHTS.

Our ability to obtain licenses to third-party patents, maintain trade secret protection, and operate without infringing the proprietary rights of others will be important to our commercialization of any products under development.
Therefore, any disruption in access to the technology could substantially delay the development of our technology.

                                       14

The patent positions of biotechnology and pharmaceutical companies, including ours, which also involve licensing agreements, are frequently uncertain and involve complex legal and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued. Consequently, our patent applications and any issued and licensed patents may not provide protection against competitive technologies or may be held invalid if challenged or circumvented. Our competitors may also independently develop drug delivery technologies or products similar to ours or design around or otherwise circumvent patents issued or licensed to us. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as U.S. law.

We also rely upon trade secrets, technical know how, and continuing technological innovation to develop and maintain our competitive position. We generally require our employees, consultants, advisors and collaborators to execute appropriate confidentiality and assignment of inventions agreements.
These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances, and that all inventions arising out of the individual's relationship with us shall be our exclusive property. These agreements may be breached and we may not have an appropriate remedy available for breach of the agreements. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer our information and techniques, or otherwise gain access to our proprietary technology. We may be unable to meaningfully protect our rights in trade secrets, technical know how, and other non patented technology.

Although our trade secrets and technical know how are important, our continued
access to the patents is a significant factor in the development and commercialization of our drug delivery technology. Aside from the general body of scientific knowledge from other drug delivery processes and technology, we believe these patents, based upon our current scientific data, are the only intellectual property necessary to develop our short-term plans for our current drug delivery system using our proposed Myodur, Neurodur and other drugs. We do not believe that we are or will be violating any other patents in developing our technology although we anticipate seeking a license from Sigma-Tau in order to employ a manufacturing method useful for large scale manufacturing of Myodur.

We may have to resort to litigation to protect its rights for certain intellectual property, or to determine their scope, validity, or enforceability.
Enforcing or defending our rights is expensive, could cause diversion of our resources, and may not prove successful. Any failure to enforce or protect our rights could cause us to lose the ability to exclude others from using our technology to develop or sell competing products.

We currently depend and will continue to depend heavily on third parties for support in research and development and clinical and pre-clinical testing. We expect to conduct activities with Downstate Medical Center and other State
University of New York facilities at Stony Brook and Buffalo. We currently have no significant formal agreement with either of these institutions other than research and testing agreements entered through the Research Foundation of the
State University of New York. Under certain circumstances, the State University of New York and others may acquire certain rights in newly developed intellectual property developed in conjunction with us.

Research and development and clinical trials involve a complex process, and these universities' facilities may not be sufficient. Inadequate facilities could delay clinical trials of our drugs and result in delays in regulatory approval and commercialization of our drugs, either of which would materially harm our business. We may, if adequate funding is obtained, decide to establish an independent facility to replace or supplement university facilities. To date, we have not identified the location, negotiated leases or equipment purchases,

                                       15

and, accordingly, we are subject to various uncertainties and risks that may be associated with the potential establishment of a new facility.

We may rely on third party contract research organizations, service providers, and suppliers to support development and clinical testing of our products.
Failure of any of these contractors to provide the required services in a timely manner or on reasonable commercial terms could materially delay the development and approval of our products, increase our expenses, and materially harm our business, financial condition, and results of operations.

KEY COMPONENTS OF OUR TECHNOLOGIES MAY BE PROVIDED BY SOLE OR LIMITED NUMBERS OF
SUPPLIERS, AND SUPPLY SHORTAGES OR LOSS OF THESE SUPPLIERS COULD RESULT IN
INTERRUPTIONS IN SUPPLY OR INCREASED COSTS.

Certain components used in our research and development activities such as leupeptin, carnitine and taurine compounds, are currently purchased or manufactured for us from a single or a limited number of outside sources. The reliance on a sole or limited number of suppliers could result in:

o        potential delays associated with research and development and clinical and pre-clinical trials due to an inability to timely obtain a single or limited source component;

o        potential inability to timely obtain an adequate supply of required components; and

o        potential of reduced control over pricing, quality, and timely delivery.

We do not have long-term agreements with any of our suppliers, and therefore the supply of a particular component could be terminated without penalty to the supplier. Any interruption in the supply of components could cause us to seek alternative sources of supply or manufacture these components internally. If the supply of any components is interrupted, components from alternative suppliers may not be available in sufficient volumes within required timeframes, if at all, to meet our needs. This could delay our ability to complete clinical trials, obtain approval for commercialization or commence marketing, or cause us to lose sales, incur additional costs, delay new product introductions, or harm our reputation. Further, components from a new supplier may not be identical to those provided by the original supplier. Such differences if they exist could affect product formulations or the safety and effect of our products that are being developed and delay regulatory approvals.

WE HAVE LIMITED MANUFACTURING EXPERIENCE AND ONCE OUR PRODUCTS ARE APPROVED, IF
AT ALL, WE MAY NOT BE ABLE TO MANUFACTURE SUFFICIENT QUANTITIES AT AN ACCEPTABLE
COST.

Our products remain in the research and development and pre-clinical trial phase of commercialization. Once our products are approved for commercial sale, if at all, we will need to establish the capability to commercially manufacture our products in accordance with FDA and other regulatory requirements. We have limited experience in establishing, supervising, and conducting commercial manufacturing. If we fail to adequately establish, supervise, and conduct all aspects of the manufacturing processes, we may not be able to commercialize our products. We do not presently own manufacturing facilities necessary to provide clinical or commercial quantities of our intended products.

We presently plan to rely on third party contractors to manufacture part or all of our products. This may expose us to the risk of not being able to directly oversee the production and quality of the manufacturing process. Furthermore, these contractors, whether foreign or domestic, may experience regulatory compliance difficulty, mechanic shut downs, employee strikes, or any other unforeseeable acts that may delay production.

                                       16

DUE TO OUR LIMITED MARKETING, SALES, AND DISTRIBUTION EXPERIENCE, WE MAY BE
UNSUCCESSFUL IN OUR EFFORTS TO SELL OUR PRODUCTS, ENTER INTO RELATIONSHIPS WITH
THIRD PARTIES, OR DEVELOP A DIRECT SALES ORGANIZATION.

We have yet had to establish any marketing, sales, or distribution capabilities for our proposed products. Until such time as our products are further along in the regulatory process, we will not devote any meaningful time or resources to this effort. At the appropriate time, we intend to enter into agreements with third parties to sell our products or we may develop our own sales and marketing force. We may be unable to establish or maintain third party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors who may exist after our introduction of products, if any.

If we do not enter into relationships with third parties for the sales and marketing of our products, we will need to develop our own sales and marketing capabilities. We have limited experience in developing, training, or managing a sales force. If we choose to establish a direct sales force, we may incur substantial additional expenses in developing, training, and managing such an organization. We may be unable to build a sales force on a cost effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all, and may be unable to engage qualified distributors. Even if engaged, these distributors may:

o        fail to satisfy financial or contractual obligations to us;

o        fail to adequately market our products;

o        cease operations with little or no notice; or

o        offer, design, manufacture, or promote competing products.

If we fail to develop sales, marketing, and distribution channels, we would experience delays in product sales and incur increased costs, which would harm our financial results.

IF WE ARE UNABLE TO CONVINCE PHYSICIANS AS TO THE BENEFITS OF OUR INTENDED
PRODUCTS, WE MAY INCUR DELAYS OR ADDITIONAL EXPENSE IN OUR ATTEMPT TO ESTABLISH
MARKET ACCEPTANCE.

Broad use of our drug delivery technology may require physicians to be informed regarding our intended products and the intended benefits. The time and cost of such an educational process may be substantial. Inability to successfully carry out this physician education process may adversely affect market acceptance of our products. We may be unable to timely educate physicians regarding our intended products in sufficient numbers to achieve our marketing plans or to achieve product acceptance. Any delay in physician education may materially delay or reduce demand for our products. In addition, we may expend significant funds towards physician education before any acceptance or demand for our products is created, if at all.

THE MARKET FOR OUR PRODUCTS IS RAPIDLY CHANGING AND COMPETITIVE, AND NEW
MECHANISMS, TECHNOLOGIES, NEW THERAPEUTICS, NEW DRUGS, AND NEW TREATMENTS WHICH
MAY BE DEVELOPED BY OTHERS COULD IMPAIR OUR ABILITY TO MAINTAIN AND GROW OUR
BUSINESS AND REMAIN COMPETITIVE.

The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Developments by others may render our technologies and intended products noncompetitive or obsolete, or we may be

                                       17

unable to keep pace with technological developments or other market factors.
Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources.
These entities represent significant competition for us. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors' financial, marketing, manufacturing, and other resources.

We are a start-up development stage enterprise that heretofore has operated in all material respects only as a virtual company with no day-to-day business management, operating as a vehicle to hold certain technology for possible future exploration, and have been and will continue to be engaged in the development of novel untested drug delivery and therapeutic technologies. As a result, our resources are limited and we may experience management, operational, or technical challenges inherent in such activities and novel technologies.
Other companies, which may become competitors, have developed or are in the process of developing technologies that could now be, or in the future become, the basis for competition. Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to our technology. Our competitors may develop drug delivery technologies and drugs that are safer, more effective, or less costly than our intended products and, therefore, present a serious competitive threat to us.
The potential widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our products even if commercialized. Many of our targeted diseases and conditions can also be treated by other medication or drug delivery technologies. These treatments may be widely accepted in medical communities and have a longer history of use. The established use of these competitive drugs may limit the potential for our technologies and products to receive widespread acceptance if commercialized.

WE MAY NOT BE SUCCESSFUL IN OBTAINING ORPHAN DRUG STATUS FOR CERTAIN OF OUR
PRODUCTS OR, IF THAT STATUS IS OBTAINED, FULLY ENJOYING THE BENEFITS OF ORPHAN
DRUG STATUS.

Under the Orphan Drug Act, the FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition generally affecting fewer than
200,000 people in the United States. We may not be successful in receiving orphan drug status for certain of our products. Orphan drug designation must be requested before submitting a NDA. After the FDA grants orphan drug designation, the generic identity of the therapeutic agent and its potential orphan use are publicized by the FDA. Under current law, orphan drug status is conferred upon the first company to receive FDA approval to market the designated drug for the designated indication. Orphan drug status also grants marketing exclusivity in the United States for a period of seven years following approval of the NDA, subject to limitations. Orphan drug designation does not provide any advantage in, or shorten the duration of, the FDA regulatory approval process. Although obtaining FDA approval to market a product with orphan drug status can be advantageous, the scope of protection or the level of marketing exclusivity that is currently afforded by orphan drug status and marketing approval may not remain in effect in the future.

Our business strategy involves obtaining orphan drug designation for certain of the products we have under development. Although we have applied for certain orphan drug designation with the FDA, we do not know whether any of our products will receive an orphan drug designation. Orphan drug designation does not prevent other manufacturers from attempting to develop similar drugs for the designated indication or from obtaining the approval of an NDA for their drug prior to the approval of our NDA application. If another sponsor's NDA for a competing drug in the same indication is approved first, that sponsor is entitled to exclusive marketing rights if that sponsor has received orphan drug designation for its drug. In that case, the FDA would refrain from approving an application by us to market our competing product for seven years, subject to limitations. Competing products may receive orphan drug designations and FDA

                                       18

marketing approval before the products under development by us may receive orphan drug designation.

NDA approval for a drug with an orphan drug designation does not prevent the FDA from approving the same drug for a different indication, or a molecular variation of the same drug for the same indication. Because doctors are not restricted by the FDA from prescribing an approved drug for uses not approved by the FDA, it is also possible that another company's drug could be prescribed for indications for which products developed by us have received orphan drug designation and NDA approval. The prescribing of approved drugs for alternative uses, commonly referred to as "off label" sales, could adversely affect the marketing potential of products that have received an orphan drug designation and NDA approval. In addition, NDA approval of a drug with an orphan drug designation does not provide any marketing exclusivity in foreign markets.

The possible amendment of the Orphan Drug Act by the U.S. Congress has been the subject of frequent discussion. Although no significant changes to the Orphan
Drug Act have been made for a number of years, members of Congress have from time to time proposed legislation that would limit the application of the Orphan
Drug Act. The precise scope of protection that may be afforded by orphan drug designation and marketing approval may be subject to change in the future.

IF USERS OF OUR PRODUCTS ARE UNABLE TO OBTAIN ADEQUATE REIMBURSEMENT FROM THIRD
PARTY PAYORS, OR IF NEW RESTRICTIVE LEGISLATION IS ADOPTED, MARKET ACCEPTANCE OF
OUR PRODUCTS MAY BE LIMITED AND WE MAY NOT ACHIEVE ANTICIPATED REVENUES.

The continuing efforts of government and insurance companies, health maintenance organizations, and other payors of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and collaborative partners, and the availability of capital. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals, and on the reform of the
Medicare and Medicaid systems. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm our business, financial condition, and results of operations.

Our ability to commercialize our products will depend in part on the extent to which appropriate reimbursement levels for the cost of our products and related treatment are obtained by governmental authorities, private health insurers and other organizations, such as HMOs. Third party payors are increasingly challenging the prices charged for medical drugs and services. Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and drugs, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for or rejection of our drugs. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could materially harm our ability to operate profitably.

OUR BUSINESS INVOLVES ENVIRONMENTAL RISKS RELATED TO HANDLING REGULATED
SUBSTANCES THAT COULD SEVERELY AFFECT OUR ABILITY TO CONDUCT RESEARCH AND
DEVELOPMENT OF OUR DRUG DELIVERY TECHNOLOGY.

In connection with our research and development activities and manufacture of materials and drugs, we are subject to federal, states and local laws, rules, regulations, and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling, and disposal of certain materials,

                                       19

biological specimens, and wastes. Although we believe that we have complied with the applicable laws, regulations, and policies in all material respects and have not been required to correct any material noncompliance, we may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and development may in the future involve the controlled use of hazardous materials, including but not limited to certain hazardous chemicals and narcotics. Although we believe that our safety procedures for storing, handling, and disposing of such materials will comply with the standards prescribed by state and federal regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an occurrence, we could be held liable for any damages that result and any such liability could exceed our resources.

WE DEPEND UPON KEY PERSONNEL WHO MAY TERMINATE THEIR EMPLOYMENT WITH US AT ANY
TIME, AND WE WILL NEED TO HIRE ADDITIONAL QUALIFIED PERSONNEL WHICH MAY BE
UNAVAILABLE DUE TO THE NECESSITY OF UNIQUE SKILLS AND RESOURCES.

Our success will depend to a significant degree upon the continued services of key management, including William H. Pursley (age 52) and Norman W. Barton (age
58). We maintain directors and officers insurance for our directors and executive officers and "key man" life insurance for Dr. Barton in the amount of
$1,000,000. This insurance may not adequately compensate for the loss of Dr.
Barton's services. Our success will depend on the ability to attract and retain highly skilled personnel. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy.
We may be unable to recruit such personnel on a timely basis, if at all.
Management and other employees may voluntarily terminate their employment at any time. The loss of the services of key personnel, or the inability to attract and retain additional qualified personnel, could result in delays to development or approval, loss of sales and diversion of management resources. Additionally, failure to attract and retain highly qualified management personnel would damage our business prospects.

Risks Related to Our Common Stock

WE HAVE RAISED SUBSTANTIAL AMOUNTS OF CAPITAL IN PRIVATE PLACEMENTS FROM TIME TO
TIME.

The securities offered in such private placements were not registered under the
Securities Act or any state "blue sky" law in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if we inadvertently failed to comply with the requirements of any of such exemptive provisions, investors would have the right to rescind their purchase of our securities or sue for damages. If one or more investors were to successfully seek such rescission or prevail in any such suit, we could face severe financial demands that could materially and adversely affect our financial position.
Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our Common Stock currently is reported on the OTC Bulletin Board or exchange on which our Common
Stock may in the future, be listed, as well as the issuance of warrants or convertible securities at a discount to market price.

INVESTORS IN OUR SECURITIES MAY SUFFER DILUTION.

The issuance of shares of our Common Stock, or shares of our Common Stock underlying warrants, options or preferred stock or convertible debentures or notes will dilute the equity interest of existing stockholders who do not have anti-dilution rights and could have a significant adverse effect on the market price of our Common Stock. The sale of our Common Stock acquired at a discount could have a negative impact on the market price of our Common Stock and could increase the volatility in the market price of our Common Stock. In addition, we may seek additional financing which may result in the issuance of additional

                                       20

shares of our Common Stock and/or rights to acquire additional shares of our
Common Stock. The issuance of our Common Stock in connection with such financing may result in substantial dilution to the existing holders of our Common Stock who do not have anti-dilution rights. Those additional issuances of our Common
Stock would result in a reduction of an existing holder's percentage interest in our company.

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK
PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE
DESIRE TO LIQUIDATE YOUR SHARES.

Our Common Stock historically been sporadically or "thinly-traded" on the OTC
Bulletin Board, meaning that the number of persons interested in purchasing our
Common Stock at or near ask prices at any given time may be relatively small or non-existent. As of December 27, 2005, our average trading volume per day for the past three months was approximately 51,700 shares a day with a high of
340,200 shares traded and a low of no shares traded. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they may tend to be risk-averse and may be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. There can be no assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained.

Fusion Capital's purchase and sale into the market of $25,000 of our Common
Stock each trading day could cause our Common Stock price to decline due to the additional shares available in the market, particularly in light of the relatively thin trading volume of our Common Stock. For example, using the closing price per share on December 27, 2005, of $0.77, Fusion Capital would be issued 32,468 shares each trading day if we elected to have them purchase the daily purchase amount, whereas our average trading volume for the prior three months was approximately 51,700 shares per day. The market price of our Common
Stock could decline given our minimal average trading volume compared to the number of shares potentially issuable to Fusion Capital and the voting power and value of your investment would be subject to continual dilution if Fusion
Capital purchases the shares and resells those shares into the market, although there is no obligation for Fusion Capital to sell such shares. Any adverse affect on the market price of our Common Stock would increase the number of shares issuable to Fusion Capital each trading day which would increase the dilution of your investment. Although we have the right to reduce or suspend
Fusion Capital purchases at any time, our financial condition at the time may require that we not exercise our right to suspend such purchases even if there is a decline in the market price.

Contractual 9.9% beneficial ownership limitations prohibit Fusion Capital, together with its affiliates, from beneficially owning more than 9.9% of our outstanding Common Stock. This 9.9% limitation does not prevent Fusion Capital from purchasing shares of our Common Stock and then reselling those shares in stages over time where Fusion Capital and its affiliates do not, at any given time, beneficially own shares in excess of the 9.9% limitation. Consequently, these limitations will not necessarily prevent substantial dilution of the voting power and value of your investment.

                                       21

HISTORICALLY, OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT PRICE FLUCTUATIONS.

There can be no assurance that the market price for our Common Stock will remain at its current level and a decrease in the market price could result in substantial losses for investors. The market price of our Common Stock may be significantly affected by one or more of the following factors:

o        announcements or press releases relating to the bio-pharmaceutical sector or to our own business or prospects;

o        regulatory, legislative, or other developments affecting us or the healthcare industry generally;

o        conversion of our preferred stock and convertible debt into Common
         Stock at conversion rates based on then current market prices or discounts to market prices of our Common Stock, and exercise of options and warrants at below current market prices;

o        sales by those financing our company through convertible securities the underlying Common Stock of which have been registered with the SEC and may be sold into the public market immediately upon conversion; and

o        market conditions specific to bio-pharmaceutical companies, the healthcare industry and general market conditions.

IN ADDITION, IN RECENT YEARS THE STOCK MARKET HAS EXPERIENCED SIGNIFICANT PRICE
AND VOLUME FLUCTUATIONS.

These fluctuations, which are often unrelated to the operating performance of specific companies, have had a substantial effect on the market price for many healthcare and life science related technology companies. Factors such as those cited above, as well as other factors that may be unrelated to our operating performance, may adversely affect the price of our Common Stock.

WE HAVE NOT HAD EARNINGS, BUT IF EARNINGS WERE AVAILABLE, IT IS OUR GENERAL
POLICY TO RETAIN ANY EARNINGS FOR USE IN OUR OPERATIONS.

We do not anticipate paying any cash dividends on our Common Stock or Series A
Preferred Stock in the foreseeable future despite the recent reduction of the federal income tax rate on dividends. Any payment of cash dividends on our
Common Stock or Series A Preferred Stock in the future will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, preferred rights of holders of preferred stock, restrictive covenants in debt or other instruments or agreements, plans for expansion, as well as other factors that our board of directors deems relevant. We anticipate that any future financing agreements may restrict or prohibit the payment of dividends without prior consent.

WE ARE SIGNIFICANTLY INFLUENCED BY OUR DIRECTORS AND EXECUTIVE OFFICERS.

As of December 27, 2005, our directors, officers and employees beneficially own an aggregate of approximately 19.3% (or 16.0% giving effect to the rights of currently outstanding Series A Preferred Stock holders) of our outstanding
Common Stock. These stockholders, acting together, would be able to exert significant influence on substantially all matters requiring approval by our stockholders, including the election of directors and approval of mergers and other significant corporate transactions.

                                       22

CERTAIN PROVISIONS OF DELAWARE CORPORATE LAWS AND OTHER PROVISIONS THAT MAY HAVE
CERTAIN ANTI-TAKEOVER EFFECTS.

The anti-takeover provisions of the Delaware General Corporation Law ("DGCL")
may have the effect of discouraging a future takeover attempt which individual or Series A Preferred stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then-current market prices. We are subject to such anti-takeover provisions which could prohibit or delay a merger or other takeover or change of control and may discourage attempts by other companies to acquire us. Stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

Following the reincorporation merger, which became effective on January 31,
2005, our certificate of incorporation and by-laws were amended and provide additional provisions applicable to a Delaware corporation, including Section
203 of the DGCL "Business Combinations With Interested Stockholders" which, in general, restricts a corporation organized under the laws of Delaware from certain business combinations for a period of three years with an "interested"
stockholder (generally, 15% ownership) without approval of the board of directors. In addition, our by-laws contain provisions providing for advance notice of certain stockholder actions, such as the nomination of directors and stockholder proposals.

OUR BOARD OF DIRECTORS HAS TAKEN UNDER CONSIDERATION AND SOUGHT ADVICE ON THE
ADVISABILITY OF ADOPTION OF A STOCKHOLDER RIGHTS PLAN.

A stockholder rights plan may prevent a change in control or sale of our company in a manner or on terms not previously approved by our board of directors.

A stockholder rights plan, in general, is a right granted as a dividend to existing stockholders as of a record date as a defensive mechanism to prevent unwanted takeovers and are triggered upon the announcement that a party has acquired a specified percentage or more of the outstanding voting stock of a company without approval by the company's board of directors.

THERE MAY BE A LIMITED PUBLIC MARKET FOR OUR SECURITIES; WE MAY FAIL TO QUALIFY
FOR LISTING.

Although we intend to apply for listing of our Common Stock on either the AMEX,
NASDAQ or other registered stock exchange, there can be no assurance if and when initial listing criteria could be met or if such application would be granted, or that the trading of our Common Stock will be sustained. In the event that our
Common Stock fails to qualify for initial or continued listing on a registered stock exchange or for initial or continued inclusion in the NASDAQ system, trading, if any, in our Common Stock, would then continue to be conducted on the
NASD's "Electronic Bulletin Board" in the over-the-counter market and in what are commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Common Stock, and our Common Stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes. We do not presently satisfy the listing criteria for the NASDAQ or AMEX markets.

Trading of our Common Stock may be subject to penny stock rules under the
Exchange Act. Unless exempt, for any transaction involving a penny stock, the regulations require broker-dealers making a market in our Common Stock to provide risk disclosure to their customers including regarding the risks associated with our Common Stock, the suitability for the customer of an investment in our Common Stock, the duties of the broker-dealer to the customer, information regarding prices for our Common Stock and any compensation the broker-dealer would receive. The application of these rules may result in fewer

                                       23

market makers in our Common Stock. Our Common Stock is presently subject to the rules on penny stocks, and the liquidity of the Common Stock could be materially adversely affected so long as we remain subject to such rule.

COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC
DISCLOSURE MAY RESULT IN ADDITIONAL EXPENSES.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the
Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are approved for listing on either NASDAQ or a registered exchange, NASDAQ and stock exchange rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934
(the "Exchange Act"). To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans" "will," "may," "anticipates," believes,"
"should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise capital to finance the development of our products, the effectiveness, profitability and the marketability of those products, our ability to protect our proprietary information, general economic and business conditions, the impact of technological developments and competition, including entry of newly-developed alternative drug technologies, our expectations and estimates concerning future financial performance and financing plans, adverse results of any legal proceedings, the impact of current, pending or future legislation and regulation on the healthcare industry, our ability to satisfy government and commercial customers using our technology, our ability to develop manufacturing capabilities or the inability to enter into acceptable relationships with one or more contract manufacturers for our products and key components and the ability of such contract manufacturers to manufacture products or components of an acceptable quality on a cost-effective basis, the volatility of our operating results and financial condition, our ability to attract or retain qualified senior management personnel, including sales and marketing and scientific personnel and other risks detailed from time to time in our filings with the
SEC.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.
We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

                                       24

                                 USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this prospectus. We will, however, receive proceeds from the exercise of warrants if exercised by the Selling Stockholder and will retain proceeds from the issuance of certain convertible indebtedness upon conversion of debt. Any such proceeds will be used for working capital and general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our Common Stock has been quoted on the OTC Bulletin Board since December 13,
2004 under the symbol CEPO.OB. Prior to that date, there was no active market for our Common Stock. Based upon information furnished by our transfer agent, as of December 27, 2005, we had approximately 288 holders of record of our Common
Stock.

The following table sets forth the high and low sales prices for our Common
Stock for the periods indicated as reported by the OTC Bulletin Board:

Fiscal Year 2003                                       High                  Low
----------------                                       ----                  ---
First Quarter                                     $     N/A            $     N/A
Second Quarter                                          N/A                  N/A
Third Quarter                                           N/A                  N/A
Fourth Quarter                                          N/A                  N/A

Fiscal Year 2004
----------------
First Quarter                                     $     N/A            $     N/A
Second Quarter                                          N/A                  N/A
Third Quarter                                           N/A                  N/A
Fourth Quarter                                         5.00                 2.75

Fiscal Year 2005
----------------
First Quarter                                     $    6.70            $    3.85
Second Quarter                                         4.09                 2.25
Third Quarter                                          3.00                 0.88
Fourth Quarter (through December 27, 2005)             1.84                 0.74

We have not declared or paid any cash dividends on our Common Stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our Common Stock only if and when declared by our board of directors and paid on an as-converted basis to the holders of our
Series A Preferred Stock.

Equity Compensation Plan Information

We maintain a Founders' Plan and a 2004 Incentive Stock Plan. As of December 27,
2005 (i) we have issued 3,031,943 shares of Common Stock under the Founders'
Plan, and (ii) 908,381 shares of Common Stock under our 2004 Incentive Plan, and have outstanding non-qualified stock options to purchase a total of 646,695 shares of our Common Stock, with exercise prices at the fair market value or in excess of the fair market value on the date of grant, under the 2004 Incentive
Stock Plan. (See "Management - Stock Plans" for a detailed description of our equity compensation plans.)

                                       25

The following table provides information as of December 31, 2004 with respect to the shares of our
Common Stock that may be issued under our existing equity compensation plans:

                          Number of securities to     Weighted-average
                          be issued upon exercise     exercise price of       Number of securities
                          of outstanding options,     outstanding options,    available for future
Plan Category             warrants and rights         warrants and rights     issuance
-----------------------   -------------------------   ---------------------   -----------------------

Equity compensation
plans approved by
security holders(1)               662,340                     $2.64                   1,310,790

-------------------

(1)    Represents the 2004 Stock Incentive Plan and Founders' Plan.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this document.

Overview

We are a development-stage biopharmaceutical company engaged in the discovery, development, and commercialization of proprietary, cell-targeted therapeutic products for the treatment of neuromuscular and neurodegenerative diseases with a focus on orphan diseases. An orphan disease is defined in the United States as a serious or life-threatening disease that affects less than 200,000 people and for which no definitive therapy currently exists. We are seeking to create an efficient orphan drug platform by taking advantage of the legislative, regulatory and commercial opportunities common to these rare diseases. Our plan of operation is to focus on developing and commercializing domestic orphan drug candidates internally, while working to partner product development opportunities for non-orphan drug candidates and foreign opportunities with third parties. Presently our activities primarily include three proprietary products, Myodur, Neurodur and C-301. In pre-clinical studies Myodur has demonstrated efficacy in muscular dystrophy, Neurodur has demonstrated efficacy in multiple sclerosis, and C-301 has demonstrated efficacy in epilepsy.

Capital Resources and Cash Requirements

After giving effect to our repurchase of shares of Common Stock from Xechem and the additional commitments associated with our planned activities, our current capital resources are not sufficient to allow us to execute our development plans without raising substantial additional funds. These matters raise substantial doubt about our ability to continue as a going concern.

In February 2005, we completed the Private Placement of an aggregate of $12.8 million of securities (approximately $9.2 million after expenses of approximately $2.3 million and the repurchase of Common Stock for approximately
$1.3 million from our former parent as required by our spinoff agreement)
through the sale of 511.65 units at $25,000 per Unit, with each Unit consisting of one share of Series A Convertible Preferred Stock and a detachable transferable, three-year warrant to purchase shares of our Common Stock. Each share of Series A Preferred Stock is convertible initially into 10,000 shares of common stock at any time. The Unit warrants entitle the holder to purchase 5,000 shares of Common Stock for a three-year period after the date of issuance, at an exercise price of $2.50 per share.

                                       26

In addition to 511,650 shares of Common Stock repurchased from Xechem pursuant to our spinoff agreement for approximately $1.3 million, on June 17, 2005 we elected to repurchase an additional 2,886,563 shares from Xechem for approximately $2.3 million which reduced the number of shares issued and outstanding at a per share price below the then applicable market price.

In April 2005 we entered into a manufacture and supply agreement to provide materials for both our pre-clinical and toxicology studies and to initiate our human clinical trials for our proposed product, Myodur, to treat muscular dystrophy. We do not have sufficient capital to purchase all the materials necessary to complete our long-term toxicology studies or to complete all of our human clinical trials in order to file for approval to market our proposed product, Myodur. In addition, our planned activities for the foreseeable future will require us to engage additional consultants and contract research organizations to support our clinical development programs, and additional personnel, including management, with expertise in areas such as preclinical testing, clinical trial design and management, regulatory affairs, manufacturing and marketing. We will need to raise substantial additional capital for these purposes and to continue funding the development of Myodur and our other products. In the absence of the availability of financing from additional sales of our securities on a timely basis, we could be forced to materially curtail, limit, or cease our operations.

We continue to seek additional capital through equity and debt offerings, collaborative partnerships, joint ventures and strategic alliances both within the United States and abroad in an effort to accelerate the development of our proposed products. Subsequent to September 30, 2005, we initiated several programs to address our liquidity situation, and entered into agreements with
Fusion Capital and Cornell Capital.

Fusion Capital

On October 7, 2005, we entered into the Stock Purchase Agreement with Fusion
Capital pursuant to which Fusion Capital has agreed, under certain conditions as outlined below, to purchase on each trading day $25,000 of Common Stock up to an aggregate, under certain conditions, of $20 million over a 40-month period from
October 7, 2005, subject to earlier termination at our discretion. If the market price of our Common Stock increases to certain levels, then in our discretion, we may elect to sell more Common Stock to Fusion Capital than the minimum daily amount. The purchase price of the shares of Common Stock will be calculated based upon the future market price of the Common Stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of Common Stock in the event that the price of our
Common Stock is less than $0.50 per share.

In connection with entering into the Stock Purchase Agreement, we authorized the sale and issuance to Fusion Capital of up to 5,000,000 shares of Common Stock for maximum proceeds of $20 million. The selling price of the Common Stock will have to average at least $4.00 per share for us to receive the maximum proceeds of $20 million. Assuming Fusion Capital purchases all $20 million of Common
Stock, we estimate that the maximum number of shares of Common Stock we will sell to Fusion Capital under the Stock Purchase Agreement will be 5,000,000 shares (exclusive of 377,359 shares (the "Initial Commitment Shares") issued to
Fusion Capital and a warrant to purchase 377,359 shares at $0.01 per share which expires December 31, 2010 (the "Fusion Warrant") as an initial commitment fee,
25,000 shares issued to Fusion Capital as an expense reimbursement and an additional 754,717 shares that will be issued to Fusion Capital as an additional commitment fee). Assuming a purchase price of $0.77 per share, the closing sale price of the Common Stock as reported on the OTC Bulletin Board on December 27,
2005 and the purchase by Fusion Capital of the full 5,000,000 shares under
Common Stock Purchase Agreement, proceeds to us would only be $3,850,000 unless we choose to register more than 5,000,000 shares, in which case, we would be required to file a new registration statement and have it declared effective by the SEC. Unless an event of default occurs, Fusion Capital may not transfer or sell the Initial Commitment Shares, the shares issuable pursuant to the Fusion
Warrant or the additional 754,717 shares representing an additional commitment

                                       27

fee until the earlier of 40 months from the date of the Stock Purchase Agreement or the date the Stock Purchase Agreement is terminated. In the event we elect to sell more than the 5,000,000 shares of Common Stock, we will be required to file a new registration statement and have it declared effective by the SEC. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the Stock Purchase
Agreement.

Purchase of Shares under the Stock Purchase Agreement

Under the Stock Purchase Agreement, on each trading day, Fusion Capital is obligated to purchase a specified dollar amount of Common Stock. Subject to our right to suspend such purchases at any time, and our right to terminate the
Stock Purchase Agreement at any time for any reason effective upon one trading day's notice Fusion Capital will purchase on each trading day during the term of the Agreement $25,000 of Common Stock. This daily purchase amount may be decreased by us at any time for any reason effective upon one trading days notice. We also have the right to increase the daily purchase amount at any time, provided however, we may not increase the daily purchase amount above
$25,000 unless the price of the Common Stock is above $1.60 per share for five consecutive trading days. The purchase price per share is equal to the lesser of:

o        the lowest sale price of the Common Stock on the purchase date; or

o        the average of the three lowest closing sale prices of the Common Stock during the twelve consecutive trading days prior to the date of a purchase by Fusion Capital.

The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not purchase shares of Common Stock under the Stock
Purchase Agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of the Common Stock outstanding at the time of the purchase by Fusion Capital. Fusion Capital has the right at any time to sell any shares purchased under the Stock Purchase Agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.

The following table sets forth the amount of proceeds we would receive from
Fusion Capital from the sale of 5,000,000 shares of Common Stock offered at various assumed average purchase prices:

      Proceeds from
       the Sale of                                                    Total Shares
     Shares to Fusion                              Number of           Issued to         Percentage of
      Capital Under              Assumed           Shares to         Fusion Capital       Outstanding          Effective
        the Stock                Average           be Issued           Under the             After               Price
         Purchase               Purchase            if Full          Stock Purchase       Issuance to             Per
        Agreement                 Price             Purchase         Agreement (1)     Fusion Capital (2)      Share (3)
-------------------------  -------------------  ----------------  ------------------  ---------------------  --------------
     $       2,500,000        $   0.50              5,000,000              5,779,718        30.7%             $    0.43
     $       4,550,000        $   0.91 (4)          5,000,000              5,779,718        30.7%             $    0.79
     $       5,000,000        $   1.00              5,000,000              5,779,718        30.7%             $    0.87
     $      10,000,000        $   2.00              5,000,000              5,779,718        30.7%             $    1.73
     $      20,000,000        $   4.00              5,000,000              6,534,436        33.3%             $    3.06
     $      20,000,000        $   5.00              4,000,000              5,534,436        29.7%             $    3.61

                                       28

--------------------
(1)    Includes the number of shares issuable at the corresponding assumed purchase price as set forth, 25,000 shares of Common Stock issued to
       Fusion Capital as an expense reimbursement, 377,359 shares of Common
       Stock issued to Fusion Capital and 377,359 shares of Common Stock issuable upon exercise of the Fusion Warrant as an initial commitment fee, and 754,718 shares of Common Stock issuable as an additional commitment fee, as applicable.

(2)    Based on 13,471,803 shares of Common Stock outstanding (giving effect to the rights of currently outstanding Series A Preferred Stock holders) as of December 5, 2005, 377,359 shares of Common Stock issuable upon exercise of the Fusion Warrant, 754,718 shares of Common Stock issuable as an additional commitment fee, as applicable, and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.

(3)    Calculated by dividing the proceeds from the sale of shares to Fusion
       Capital by the total shares issued to Fusion Capital under the Stock
       Purchase Agreement, including dilution resulting from the issuance of shares described in footnote (1) above.

(4)    Closing sale price of the Common Stock as reported on the OTC Bulletin
       Board on December 5, 2005.

The following tables set forth the number of shares which would be issued to
Fusion Capital which would result in $20,000,000, $10,000,000, $5,000,000 and
$1,000,000 of proceeds to us from the sale of Common Stock at various assumed average purchase prices:

      Proceeds from
       the Sale of                                                    Total Shares
     Shares to Fusion                              Number of           Issued to         Percentage of
      Capital Under              Assumed           Shares to         Fusion Capital       Outstanding          Effective
        the Stock                Average           be Issued           Under the             After               Price
         Purchase               Purchase            if Full          Stock Purchase       Issuance to             Per
        Agreement                 Price             Purchase         Agreement (1)     Fusion Capital (2)      Share (3)
-------------------------  -------------------  ----------------  ------------------  ---------------------  --------------

     $      20,000,000        $   0.50             40,000,000             41,534,436        76.1%             $    0.48
     $      20,000,000        $   0.91(4)          21,978,022             23,512,458        64.3%             $    0.85
     $      20,000,000        $   1.00             20,000,000             21,534,436        62.2%             $    0.93
     $      20,000,000        $   2.00             10,000,000             11,534,436        46.9%             $    1.73
     $      20,000,000        $   4.00              5,000,000              6,534,436        33.3%             $    3.06
     $      20,000,000        $   5.00              4,000,000              5,534,436        29.7%             $    3.61

--------------------
(1)    Includes the number of shares issuable at the corresponding assumed purchase price as set forth, 25,000 shares of Common Stock issued to
       Fusion Capital as an expense reimbursement, 377,359 shares of Common
       Stock issued to Fusion Capital and 377,359 shares of Common Stock issuable upon exercise of the Fusion Warrant as an initial commitment fee, and 754,718 shares of Common Stock issuable as an additional commitment fee.

(2)    Based on 13,471,803 shares of Common Stock outstanding (giving effect to the rights of currently outstanding Series A Preferred Stock holders) as of December 5, 2005, 377,359 shares of Common Stock issuable upon exercise of the Fusion Warrant, 754,718 shares of Common Stock issuable as an additional commitment fee, as applicable, and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.

                                       29

(3)    Calculated by dividing the proceeds from the sale of shares to Fusion
       Capital by the total shares issued to Fusion Capital under the Stock
       Purchase Agreement, including dilution resulting from the issuance of shares described in footnote (1) above.

(4)    Closing sale price of the Common Stock as reported on the OTC Bulletin
       Board on December 5, 2005.

      Proceeds from
       the Sale of                                                    Total Shares
     Shares to Fusion                              Number of           Issued to         Percentage of
      Capital Under              Assumed           Shares to         Fusion Capital       Outstanding          Effective
        the Stock                Average           be Issued           Under the             After               Price
         Purchase               Purchase            if Full          Stock Purchase       Issuance to             Per
        Agreement                 Price             Purchase         Agreement (1)     Fusion Capital (2)      Share (3)
-------------------------  -------------------  ----------------  ------------------  ---------------------  --------------

     $      10,000,000        $   0.50            20,000,000             20,779,718         61.4%             $    0.48
     $      10,000,000        $   0.91(4)         10,989,011             11,768,729         49.3%             $    0.85
     $      10,000,000        $   1.00            10,000,000             10,779,718         45.2%             $    0.93
     $      10,000,000        $   2.00             5,000,000              5,779,718         30.7%             $    1.73
     $      10,000,000        $   4.00             2,500,000              3,279,718         20.1%             $    3.05
     $      10,000,000        $   5.00             2,000,000              2,779,718         17.5%             $    3.60

--------------------
(1)    Includes the number of shares issuable at the corresponding assumed purchase price as set forth, 25,000 shares of Common Stock issued to
       Fusion Capital as an expense reimbursement, 377,359 shares of Common
       Stock issued to Fusion Capital and 377,359 shares of Common Stock issuable upon exercise of the Fusion Warrant as an initial commitment fee.

(2)    Based on 13,471,803 shares of Common Stock outstanding (giving effect to the rights of currently outstanding Series A Preferred Stock holders) as of December 5, 2005, 377,359 shares of Common Stock issuable upon exercise of the Fusion Warrant, and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.

(3)    Calculated by dividing the proceeds from the sale of shares to Fusion
       Capital by the total shares issued to Fusion Capital under the Stock
       Purchase Agreement, including dilution resulting from the issuance of shares described in footnote (1) above.

(4)    Closing sale price of the Common Stock as reported on the OTC Bulletin
       Board on December 5, 2005.

      Proceeds from
       the Sale of                                                    Total Shares
     Shares to Fusion                              Number of           Issued to         Percentage of
      Capital Under              Assumed           Shares to         Fusion Capital       Outstanding          Effective
        the Stock                Average           be Issued           Under the             After               Price
         Purchase               Purchase            if Full          Stock Purchase       Issuance to             Per
        Agreement                 Price             Purchase         Agreement (1)     Fusion Capital (2)      Share (3)
-------------------------  -------------------  ----------------  ------------------  ---------------------  --------------

     $       5,000,000        $   0.50            10,000,000             10,779,718         45.2%             $    0.46
     $       5,000,000        $   0.91(4)          5,494,505              6,274,223         32.4%             $    0.80
     $       5,000,000        $   1.00             5,000,000              5,779,718         30.7%             $    0.87
     $       5,000,000        $   2.00             2,500,000              3,279,718         20.1%             $    1.52

                                       30

     $       5,000,000        $   4.00             1,250,000              2,029,718         13.4%             $    2.46
     $       5,000,000        $   5.00             1,000,000              1,779,718         12.0%             $    2.81

--------------------
(1)    Includes the number of shares issuable at the corresponding assumed purchase price as set forth, 25,000 shares of Common Stock issued to
       Fusion Capital as an expense reimbursement, 377,359 shares of Common
       Stock issued to Fusion Capital as and 377,359 shares of Common Stock issuable upon exercise of the Fusion Warrant an initial commitment fee.

(2)    Based on 13,471,803 shares of Common Stock outstanding (giving effect to the rights of currently outstanding Series A Preferred Stock holders) as of December 5, 2005, 377,359 shares of Common Stock issuable upon exercise of the Fusion Warrant, and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.

(3)    Calculated by dividing the proceeds from the sale of shares to Fusion
       Capital by the total shares issued to Fusion Capital under the Stock
       Purchase Agreement, including dilution resulting from the issuance of shares described in footnote (1) above.

(4)    Closing sale price of the Common Stock as reported on the OTC Bulletin
       Board on December 5, 2005.

      Proceeds from
       the Sale of                                                    Total Shares
     Shares to Fusion                              Number of           Issued to         Percentage of
      Capital Under              Assumed           Shares to         Fusion Capital       Outstanding          Effective
        the Stock                Average           be Issued           Under the             After               Price
         Purchase               Purchase            if Full          Stock Purchase       Issuance to             Per
        Agreement                 Price             Purchase         Agreement (1)     Fusion Capital (2)      Share (3)
-------------------------  -------------------  ----------------  ------------------  ---------------------  --------------

     $       1,000,000        $   0.50             2,000,000              2,779,718         17.5%             $    0.36
     $       1,000,000        $   0.91(4)          1,098,901              1,878,619         12.6%             $    0.53
     $       1,000,000        $   1.00             1,000,000              1,779,718         12.0%             $    0.56
     $       1,000,000        $   2.00               500,000              1,279,718          8.9%             $    0.78
     $       1,000,000        $   4.00               250,000              1,029,718          7.3%             $    0.97
     $       1,000,000        $   5.00               200,000                979,718          7.0%             $    1.02

--------------------
(1)    Includes the number of shares issuable at the corresponding assumed purchase price as set forth, 25,000 shares of Common Stock issued to
       Fusion Capital as an expense reimbursement, 377,359 shares of Common
       Stock issued to Fusion Capital and 377,359 shares of Common Stock issuable upon exercise of the Fusion Warrant as an initial commitment fee.

(2)    Based on 13,471,803 shares of Common Stock outstanding (giving effect to the rights of currently outstanding Series A Preferred Stock holders) as of December 5, 2005, 377,359 shares of Common Stock issuable upon exercise of the Fusion Warrant, and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.

(3)    Calculated by dividing the proceeds from the sale of shares to Fusion
       Capital by the total shares issued to Fusion Capital under the Stock
       Purchase Agreement, including dilution resulting from the issuance of shares described in footnote (1) above.

(4)    Closing sale price of the Common Stock as reported on the OTC Bulletin
       Board on December 5, 2005.

                                       31

In connection with entering into the Stock Purchase Agreement, we authorized the sale to Fusion Capital of up to 5,000,000 shares of Common Stock. We estimate that we will sell no more than 5,000,000 shares to Fusion Capital under the
Stock Purchase Agreement (exclusive of the Initial Commitment Shares issued to
Fusion Capital, 377,359 shares issuable to Fusion Capital upon exercise of the
Fusion Warrant as an initial commitment fee, 25,000 shares issued to Fusion
Capital as an expense reimbursement and an additional 754,717 shares issuable to
Fusion Capital as an additional commitment fee), all of which are included in this offering. We have the right to terminate the Stock Purchase Agreement without any payment or liability to Fusion Capital at any time, including in the event that all 5,000,000 shares are sold to Fusion Capital under the Stock
Purchase Agreement. In the event we elect to sell more than the 5,000,000 shares, we will be required to file a new registration statement and have it declared effective by the SEC.

Minimum Purchase Price

Under the Stock Purchase Agreement, we have set a minimum purchase price ("floor price") of $0.50 per share. Fusion Capital shall not have the right nor the obligation to purchase any shares of Common Stock in the event that the purchase price would be less the floor price. Specifically, Fusion Capital shall not have the right or the obligation to purchase shares of Common Stock on any trading day that the market price of the Common Stock is below $0.50 per share.

Our Right To Suspend Purchases

We have the unconditional right to suspend purchases at any time for any reason effective upon one trading day's notice. Any suspension would remain in effect until our revocation of the suspension. To the extent we need to use the cash proceeds of the sales of Common Stock under the Stock Purchase Agreement for working capital or other business purposes, we do not intend to restrict purchases under the Stock Purchase Agreement.

Our Right To Increase and Decrease the Amount to be Purchased

Under the Stock Purchase Agreement Fusion Capital has agreed to purchase on each trading day during the 40-month term of the Stock Purchase Agreement, $25,000 of
Common Stock up to an aggregate of $20 million. We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day's notice.

In our discretion, we may elect to sell more Common Stock to Fusion Capital than the minimum daily amount. We have the right to increase the daily purchase amount as the market price of the Common Stock increases. Specifically, for every $0.10 increase in Threshold Price above $1.50, we have the right to increase the daily purchase amount by up to an additional $2,500. For example, if the Threshold Price is $1.70 we would have the right to increase the daily purchase amount to up to an aggregate of $30,000. The "Threshold Price" is the lowest sale price of the Common Stock during the five trading days immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any trading day the sale price of the Common Stock is below the Threshold Price, the applicable increase in the daily purchase amount will be void.

In addition to the daily purchase amount, we may elect to require Fusion Capital to purchase on any single trading day, Common Stock in an amount up to $250,000, provided that the price is above $2.00 during the ten prior trading days. The price at which such shares would be purchased will be the lowest purchase price during the previous fifteen trading days prior to the date that such purchase notice was received by Fusion Capital. We may increase this amount to $500,000 if our share price is above $4.00 during the five trading days prior to our delivery of the purchase notice to Fusion Capital. This amount may also be

                                       32

increased to up to $1,000,000 if the price of the Common Stock is above $6.00 during the five trading days prior to our delivery of the purchase notice to
Fusion Capital. We may deliver multiple purchase notices; however at least ten trading days must have passed since the most recent non-daily purchase was completed.

Events of Default

Generally, Fusion Capital may terminate the Stock Purchase Agreement without any liability or payment to the Company upon the occurrence of any of the following events of default:

o        the effectiveness of the registration statement of which this prospectus is a part of lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion
         Capital for sale of Common Stock and such lapse or unavailability continues for a period of ten consecutive trading days or for more than an aggregate of thirty trading days in any 365-day period;

o        suspension by a principal market of the Common Stock from trading for a period of three consecutive trading days;

o        the de-listing of the Common Stock from a principal market provided the
         Common Stock is not immediately thereafter trading on the Nasdaq
         National Market, the Nasdaq National SmallCap Market, the New York
         Stock Exchange or the American Stock Exchange;

o        the transfer agent's failure for five trading days to issue to Fusion
         Capital shares of Common Stock which Fusion Capital is entitled to under the Stock Purchase Agreement;

o        any material breach of the representations or warranties or covenants contained in the Stock Purchase Agreement or any related agreements which has or which could have a material adverse affect on us subject to a cure period of ten trading days;

o        any participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

o        a material adverse change in our business.

Our Termination Rights

We have the unconditional right at any time for any reason to give notice to
Fusion Capital terminating the Stock Purchase Agreement. Such notice shall be effective one trading day after Fusion Capital receives such notice.

Effect of Performance of the Stock Purchase Agreement on our Stockholders

It is anticipated that shares issued to Fusion Capital will be sold over a period of up to 40 months from the date of the Stock Purchase Agreement. The sale of a significant amount of shares at any given time could cause the trading price of the Common Stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of Common Stock issuable under the
Stock Purchase Agreement, and it may sell some, none or all of the shares of
Common Stock it acquires upon purchase. Therefore, the purchases under the Stock
Purchase Agreement may result in substantial dilution to the interests of our other stockholders. However, we have the right at any time for any reason to:
(1) reduce the daily purchase amount, (2) suspend purchases of Common Stock by
Fusion Capital and (3) terminate the Stock Purchase Agreement.

                                       33

No Short-Selling or Hedging by Fusion Capital

Fusion Capital has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling or hedging of Common Stock during any time prior to the termination of the Stock Purchase Agreement.

Commitment Shares Issued to Fusion Capital

Under the terms of the Stock Purchase Agreement Fusion Capital has received
377,359 shares of Common Stock and the Fusion Warrant to purchase up to 377,359 shares of Common Stock at a purchase price of $0.01 per share as an initial commitment fee. In addition, in connection with each purchase of Common Stock after Fusion Capital has purchased $10 million of Common Stock, we will issue up to 754,717 additional shares of Common Stock to Fusion Capital as an additional commitment fee. These additional commitment fee shares will be issued pro rata based on the proportion that a dollar amount purchased by Fusion Capital after
Fusion Capital has purchased the first $10 million bears to the remaining $10 million amount under the Stock Purchase Agreement. Unless an event of default occurs, these shares may not be transferred or sold by Fusion Capital until 40 months from the date of the Stock Purchase Agreement or the date the Stock
Purchase Agreement is terminated.

All commitment fee shares (initial commitment fee and additional commitment fee)
are issued without consideration and shall be accounted for by multiplying the number of commitment fee shares issued by the par value thereof ($0.0001 per share) and result in an increase in "Common Stock" on our balance sheet by such amount. In connection with such increase in "Common Stock", a corresponding charge reducing the amount of "Additional Paid-in Capital" on our balance sheet will also be recorded. In the case of commitment fee shares that may become issuable pro-rata on the second $10 million of Fusion Capital's funding commitment, the above description will apply to only such commitment fee shares that are actually issued. For example, when Fusion Capital purchases the next
$250,000 of Common Stock after it has purchased the first $10,000,000, we will issue 18,868 shares of Common Stock to Fusion Capital ($250,000 / $10,000,000 x
754,717) charging "Additional Paid-in Capital" in the amount of $1.89 (18,868 x
$0.0001) and crediting "Common Stock" for $1.89. The costs associated with the issuance of shares to Fusion Capital, including the costs of issuing additional commitment fee shares, will be netted against the proceeds received.

Any net proceeds received from the sale of shares of our Common Stock to Fusion
Capital will be recorded as an increase to "Common Stock" and "Additional
Paid-in Capital" and will be included in stockholders' equity on our balance sheet. Any costs we incurred in connection with this transaction whether settled in cash or equity securities (including the costs and expenses of issuing commitment fee shares), will be charged against the net proceeds.

No Variable Priced Financings

Until the termination of the Stock Purchase Agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless we have obtained
Fusion Capital's prior written consent.

Participations Rights

For a period of 40 months from October 7, 2005, the date of the Stock Purchase
Agreement, we have granted to Fusion Capital the right to participate in the purchase of any New Securities (as defined below) that we may, from time to time, propose to issue and sell in connection with any financing transaction to a third party. In particular, Fusion Capital can purchase up to 25% of such New
Securities at the same price and on the same terms as such other investor,

                                       34

provided that in any single transaction, Fusion Capital may not purchase in excess of $5,000,000. "New Securities" means any shares of Common Stock, our preferred stock or any other of our equity securities or our securities convertible or exchangeable for our equity securities. New Securities shall not include, (i) shares of Common Stock issuable upon conversion or exercise of any securities outstanding as of the date of the Stock Purchase Agreement , (ii)
shares, options or warrants for Common Stock granted to our officers, directors or employees pursuant to stock option plans approved by our board of directors,
(iii) shares of Common Stock or securities convertible or exchangeable for
Common Stock issued pursuant to the acquisition of another company by consolidation, merger, or purchase of all or substantially all of the assets of such company or (iv) shares of Common Stock or securities convertible or exchangeable into shares of Common Stock issued in connection with a strategic transaction involving us and issued to an entity or an affiliate of such entity that is engaged in the same or substantially related business as we are. Fusion
Capital's rights shall not prohibit or limit us from selling any securities so long as we make the same offer to Fusion Capital.

As of the date of this prospectus, we have not sold and Fusion has not purchased any Common Stock from us.

Convertible Debentures

On December 9, 2005, we entered into the Securities Purchase Agreement with
Cornell Capital pursuant to which Cornell Capital has agreed to purchase from us, in a private placement, the Debentures, which Debentures bear interest at the rate of 8% per year. Pursuant to the Securities Purchase Agreement, we issued a Debenture in the principal amount of $1,000,000 on each of December 9,
2005 and December 28, 2005. Each Debenture has a three-year maturity from the date of issuance and is subject to earlier conversion or redemption pursuant to its terms.

Cornell Capital has the right to convert a portion or all of the outstanding principal and interest under the Debentures into shares of Common Stock at a conversion price per share equal to the lesser of (i) the Fixed Price or (ii)
the Floating Price subject to adjustment as provided in the Debentures;
provided, that any such conversion based on the Floating Price will generally be limited to $150,000 of principal outstanding under the Debentures in any thirty day period; and further provided, that Cornell Capital may not convert the
Debentures into shares of Common Stock if such conversion would result in
Cornell Capital beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock. The Conversion Price and number of shares of
Common Stock issuable upon conversion of the Debentures is subject to certain exceptions and adjustment for stock splits and combinations and other dilutive events.

Subject to the terms and condition of the Debentures, we have the right at any time upon three business days notice to redeem the Debentures, in whole or in part. If the closing bid price of the Common Stock, is less than the Fixed Price at the time of the redemption, we are obligated to pay, in addition to the principal and accrued interest being redeemed, the Redemption Amount. If the closing bid price is greater than the Fixed Price, we may redeem up to 50% at the Redemption Amount and 50% at the greater of the (x) Redemption Amount and
(y) the market value of the Common Stock. In addition, Cornell Capital will receive a three-year warrant to purchase 25,000 shares of Common Stock for every
$100,000 redeemed by us, on a pro rata basis, at an exercise price per share of
$0.9765 (the "Redemption Warrant").

If an Event of Default (as such term is defined in the Debentures) occurs, any principal and accrued interest outstanding will become immediately due and payable, in cash or Common Stock, at Cornell Capital's election.

                                       35

Pursuant to the Securities Purchase Agreement, on December 9, 2005, we issued to
Cornell Capital (i) a Warrant at an exercise price per share of $1.023 (110% of the closing bid price of the Common Stock on December 8, 2005) and (ii) 268,817
shares of Common Stock, and on each of December 9, 2005 and December 28, 2005, we made a cash payment to an affiliate of Cornell Capital of $80,000 for expenses incurred in connection with the transaction.

The Securities Purchase Agreement contains standard representations and warranties on our part and also limits us in certain activities while the
Debentures are outstanding. Among other things, without Cornell Capital's prior consent, we are restricted from entering into certain transactions and issuing additional securities at prices in excess of 25% below the then current market price.

In connection with the Securities Purchase Agreement, we also entered into an investor registration rights agreement with Cornell Capital pursuant to which we are obligated to file a registration statement of which this prospectus is a part with the SEC within 30 days of December 9, 2005 (the "Registration
Statement"). If the Registration Statement is not deemed effective by, the SEC within 90 days after December 9, 2005 due to our failure to use best efforts, we are obligated to pay Cornell, as liquidated damages, an amount equal to 1% of the value of the Debentures outstanding, in cash or in shares of Common Stock, at Cornell Capital's option, for each 30-day period thereafter.

We have granted a security interest in all of our assets to Cornell Capital to secure our obligations under the Debentures.

Convertible Promissory Notes

On December 9, 2005, we issued a convertible promissory note (the "Note") in the principal amount of $250,000 to Harbor Trust which bears interest at the rate of
6% percent per year. All unpaid principal and interest under the Note will be due and payable on December 9, 2006. The Note is convertible, in whole or in part, at any time, into Common Stock at a conversion price of $1.00 per share, subject to certain limitations on conversion as set forth in the Note, including where the resulting number of shares converted on a cumulative basis, would exceed 19.99% of the total number of shares of Common Stock outstanding and, subject to a conversion price adjustment in the event we offer or sell an option to acquire Common Stock at a price per share less than the conversion price.

On December 9, 2005, we issued an amended convertible promissory note (the
"Amended Note") to Harbor Trust which amends a convertible promissory note dated
December 9, 2004 with Harbor Trust in the principal amount of $452,991.10 reducing the conversion price to $0.375 from $0.75 per share. The Amended Note bears interest at the rate of 10% per year through December 9, 2005 and 12% per year thereafter. All unpaid principal and interest under the Amended Note will be due and payable on July 3, 2006. The Amended Note is convertible, in whole or in part, at any time, into Common Stock at the conversion price of $0.375 per share subject to certain limitations on conversion as set forth in the Note, including where the resulting number of shares converted, on a cumulative basis, would exceed 19.99% of the total number of shares of Common Stock outstanding.

Common Stock Sale

To address our short term liquidity shortage, we entered into a stock purchase agreement for the sale of approximately 265,600 shares of our common stock available under our Founders' Plan and received $167,250 during October 2005.

There can be no assurance that our plans to obtain additional financing to fund operations will be successful or that the successful implementation of the business plan will actually improve our operating results. If these financing

                                       36

programs are not successful in raising the capital we require to execute our development plans, it may be necessary to curtail, or cease entirely our plan operations.

Research, Development and Manufacturing

Currently, our primary efforts are moving our lead product, Myodur, into phase
I/II clinical trials for Duchenne's muscular dystrophy. We plan to use our available cash to continue the pre-clinical development of our technologies, which primarily includes the manufacture of Myodur, conducting pre-clinical tests and toxicology studies, compiling, drafting and submitting an IND application for Myodur, and preparing for initiation of Phase I/II human clinical trials in 2006, if approved by the FDA. As resources permit, we may also fund other working capital needs. We presently expect to submit an IND application for Myodur in January 2006 and initiate human clinical trials early in the second quarter of 2006.

We do not have, and do not intend to establish, our own manufacturing facilities to produce our product candidates in the near or mid-term. We outsource the manufacturing of our proposed product, Myodur, to contract manufacturers. On
April 18, 2005, we entered into an exclusive manufacture and supply agreement with Bachem AG, whereby Bachem is, in addition to cash payments, entitled to receive royalty payments in the amount of the lesser of 5% of "net sales" (as defined in the agreement) or $10 million, $15 million or $25 million in the first, second and third (and thereafter) years of the agreement, respectively.
During the nine-month period ended September 30, 2005, we incurred approximately
$3.0 million for costs of the proposed product and related materials. As of
September 30, 2005, we have sufficient materials for our pre-clinical and toxicology programs in support of our IND and our initial human clinical trials.
We may incur significant expenditures for the next twelve months for the cost to manufacture our proposed product in order to execute additional and other toxicology testing.

Employees

As of December 27, 2005, we had ten employees, all of whom are full-time employees, one of whom focuses on and coordinates our research program, five that focus on and coordinate clinical and regulatory strategy and operations, one in business and corporate development, and three in management, finance, and administration. Three of our employees have doctorate and/or M.D. degrees. As our current business strategy is primarily to coordinate research, clinical development, and manufacturing activities by third parties, we do not anticipate hiring a significant number of additional employees over the next twelve months.

Properties

We currently lease our executive offices in Hunt Valley, Maryland consisting of approximately 5,200 square feet for approximately $6,500 per month, subject to a
3% annual rent escalation clause. This lease expires on December 31, 2006 and we believe it should provide sufficient space for our clinical, regulatory and other administrative functions during the remaining term of the lease.

We plan to expand and secure laboratory facilities for our own internal research activities. Suitable laboratory facilities have been identified and efforts are underway to negotiate the lease and purchase of research equipment necessary to continue our internal research activities. We are currently conducting research in various third party commercial and academic settings. Our plans include continuing this practice in addition to expanding the use of third-party research organizations and facilities to meet specific needs.

                                       37

                                    BUSINESS

We are a development-stage biopharmaceutical company focusing on the development of proprietary, cell-targeted therapeutic products for neuromuscular and neurodegenerative diseases. Our goal is to increase the quality and quantity of life of people suffering with these diseases. Primary efforts are currently being focused on moving our lead product, Myodur, into phase I/II clinical trials for Duchenne's muscular dystrophy. Our broad platform technology also includes the development of products for multiple sclerosis, retinal degeneration and epilepsy.

We currently have no revenues from operations and are funding the development of our products through the sale of our securities and will continue to fund our activities through sales of securities or partnering arrangements for the foreseeable future. In the absence of the availability of financing from additional sales of our securities on a timely basis, we could be forced to materially curtail, limit, or cease our operations. Currently, our available capital resources are not sufficient to sustain our planned operations, which raises substantial doubt about our ability to continue as a going concern. Our current emphasis is on filing an IND application for Myodur, manufacturing supplies required for pre-clinical studies and initial clinical trials of our proposed product, conducting toxicological and other pre-clinical studies, pursuing clinical studies and required FDA approvals.

Technology

Through an existing proprietary platform technology, we intend to pursue drug candidates that exploit the understanding that activation of the cysteine protease calpain initiates the cellular degradation that accompanies many neuromuscular and neurodegenerative diseases. Early studies undertaken by us found that the calpain inhibitor leupeptin substantially ameliorated the degenerative effects of these diseases. Our technology includes utilizing the carrier molecules carnitine and taurine, which are used to target various passenger molecules, including our analogue of leupeptin, to skeletal muscle cells and nerve cells, respectively. This provides for potential applications of this technology in muscular dystrophy, MS, epilepsy, ALS, CIDP, cancer cachexia,
AIDS wasting, traumatic nerve injury, retinal degeneration, ototoxicity,
Alzheimer's disease, Huntington's disease and cardiomyopathies.

We have been issued compound patents on both carrier molecules (carnitine and taurine) in combination with any passenger molecule and have applied for orphan drug status for Myodur. Additional provisional and other patent applications have been filed or are in process.

Much of our technology is based on muscle and nerve cell targeting for calpain inhibition. Calpain exists in every cell of the body and is a protease that degrades cells naturally, in a normal metabolic process, in concert with new cells that are constantly being developed. If calpain is up regulated abnormally, the cellular degradation process breaks down cells and tissues faster than they can be restored, resulting in several serious neuromuscular and neurodegenerative diseases. Whether by genetic defect, trauma or insult, if cell membrane integrity is compromised, it can lead to up regulation of calpain causing deleterious muscle or nerve cell and tissue degradation. Although the subject of our continued research, we believe this to be because the cell membrane defect allows the entry of extracellular calcium ions into the cell, which, consequently, up regulates calpain. Our technology is designed to target calpain inhibitors to muscle and nerve cells preventing degradation of those tissues.

Strategy

We are focusing on a two-pronged business strategy to minimize product development risk and time to market and maximize market protection through a combination of internal development and licensing and the orphan drug model. We seek to take advantage of the legislative, regulatory, and commercial

                                       38

opportunities common to rare orphan diseases. We currently intend to focus on developing and commercializing orphan drug candidates internally, while working to partner product development opportunities for non-orphan drug candidates with third parties. This strategy may be further refined to take into account foreign partnering opportunities, including for our orphan drug candidates.

We estimate the current total market potential of Myodur in Duchenne's muscular dystrophy at approximately $2.9 billion worldwide. FDA approval of Myodur would require an effective compound. With a possible expected orphan drug fast track, and efforts to maintain a relatively low cost development process plan, we currently expect to internally develop and commercialize Myodur world-wide, with the exception of the Pacific Rim where we have granted an exclusive license for
Myodur. We also plan to apply for orphan drug status and develop internally drugs for ALS and CIDP.

Preliminary worldwide partnering discussions are currently underway for multiple sclerosis and retinal degeneration. We believe epilepsy drug development is an out-licensing candidate to partner with larger pharmaceutical firms. We believe our largest potential indication for long-term drug development to be for cardiomyopathies (cardiac skeletal muscle deterioration) which would also be a candidate for out-licensing and development with large pharmaceutical firms.

LOW-RISK DEVELOPMENT. We believe our technology affords the opportunity to minimize development risk because of the following:

o        MINIMAL DOSING FOR MAXIMUM EFFECTIVENESS. Due to the targeting effects of the carrier molecules, only minimal dosing of the therapeutic passenger molecules is anticipated to be required, suggesting a direct, positive safety effect and a more efficient delivery in terms of efficacy.

o        NATURALLY OCCURRING CARRIERS. Carnitine and taurine are benign, naturally occurring, endogenous molecules that reside in all humans.
         Carnitine and taurine perform the same transport function with our compounds as occurs naturally.

o        CURRENTLY APPROVED PRODUCTS. Carnitine, and valproic acid, are already approved compounds for carnitine deficiency in dialysis patients and epilepsy, respectively. These drugs are currently administered at higher doses than we anticipate we will use in our activities.

o        LEUPEPTIN TESTED IN CHILDREN. The active ingredient in Myodur, leupeptin, has already been studied in a limited DMD pediatric population at doses higher than we envision using.

o        MOLECULES FAMILIAR TO FDA. Carnitine and taurine, as well as the current passenger molecules, leupeptin and valproic acid, are well known and established molecules to the FDA and no denaturing of the individual molecules in combination has been demonstrated.

ORPHAN DRUG MODEL. According to the National Institutes of Health (NIH), there are over 6,000 orphan diseases (diseases affecting less than 200,000 people) in the US directly affecting approximately 24,000,000 patients. The US gene pool is also representative of Western Europe, Canada and Australia. Accordingly,
management also believes orphan disease statistics to be similar in those regions.

We believe there are a significant number of efficiencies that can be capitalized on to create a realistic, focused orphan disease platform for numerous potential orphan diseases including:

o        UNMET MEDICAL NEED. By definition, an orphan drug is one that addresses a disease that affects less than 200,000 patients in the US, is for a serious or life threatening condition and has no definitive therapy available.

                                       39

o        MITIGATED RISKS. Since the Orphan Drug Act in 1983, 1456 drugs have been designated as orphans and 269 (and more to come) have been approved representing a significantly higher success rate than non-orphan development.

o        MARKET EXCLUSIVITY. Government legislation protects and rewards companies for the development of drugs for orphan diseases by providing for seven years of market exclusivity in the U.S. and ten years in the
         European Union, creating a competition free environment with that technology and providing for an absence of patent issues for those same periods of time.

o        REGULATORY. As a result of the orphan drug legislation, regulatory challenges for product approval can be less daunting than for non-orphan drugs. Fewer total patient exposures, fewer clinical trials, and acceptance of surrogate markers along with clinical outcomes are possible for orphan drug candidates. The FDA is mandated to review an orphan drug approval application (NDA or BLA) in six months (fast track), instead of from one to two years. Understanding the orphan legislation and designing clinical trials for orphan drugs provides efficiencies across many different diseases. Overall clinical trial costs and time lines may also be greatly reduced compared to non-orphan drug development.

o        COMMERCIALIZATION AND HIGH VALUE. Orphan drugs demand a high premium because of their potential to increase the quality and quantity of life in areas where there is very little or no other hope. Examples include
         Genzyme's Cerezyme(TM) for Gaucher disease costing up to $300,000 per year per patient; TKT's Replagal(TM) at $160,000 per year for Fabry disease; factor XIII costs hemophiliacs $70,000 per year; and even for non-life threatening disorders like growth hormone deficiency, hGH costs $20,000 per year. Servicing niche markets may permit low fixed costs, and efficient target marketing. A small sales force can focus on a specialty audience in a very connected community with similar tactics for many diseases.

o        DISTRIBUTION. Due to the costs, administration, shipping and handling requirements for orphan drugs, a very specialized distribution system is required. Similarities may allow using the same "internal"
         distribution system and infrastructure. Today, most orphan drugs are contracted out separately to specialty distribution companies at a significant cost, usually between 6-7% of top line revenues.

o        REIMBURSEMENT. The cost of orphan drugs is often not borne by the individual patient and insurance complications cannot be tolerated for the prescribing physicians requiring expert reimbursement service to assure uninterrupted therapy without undue complication. Orphan drugs continue to be reimbursed at a rate greater than 95% in the U.S.

o        COST OF GOODS SOLD. The gross amount of material required to supply an orphan market is low relative to non-orphan drugs so that a favorable relationship is possible between quantity and relative sales price, allowing for potential high gross margins.

Technology Overview

DRUG TARGETING/DELIVERY TECHNOLOGY. When a pharmaceutical agent is administered to a patient, either orally or by injection, the drug distributes itself in most of the whole body water and tissues while only a small portion administered goes to the diseased area where it is expected to have its clinical effect. In some cases, larger doses must be administered which can produce severe undesirable side effects in organs for which it was not intended. Thus, the means by which a drug reaches its target site or its delivery at the right moment and frequency, takes on increasing significance.

                                       40

Recent developments have fueled an increased intensity in research aimed at creating new drug delivery systems. Much of this interest has stemmed from the advances in biotechnology immunology, which has resulted in the creation of a new class of peptide and protein drugs. Concurrent attempts to overcome barriers which limit the availability of these macromolecules has led to an exploration of non-parenteral routes for their systemic delivery as well as means to overcome the enzymatic and absorption barriers for the purpose of increasing bioavailability.

Although for conventional drugs the oral route is convenient and popular, most peptide and protein drugs have low uptake due to proteolytic degradation in the gastrointestinal tract and poor permeability of the intestinal mucosa to high molecular weight substances. Several approaches to overcome these obstacles have been under intense investigation: (i) inhibiting proteolytic degradation, (ii)
increasing the permeability across the relevant membrane, (iii) structural modification to improve their resistance to breakdown or to enhance permeability, and (iv) by specific pharmaceutical formulation to prolong their retention time at the site of administration using controlled delivery systems.

CONTROLLED-RELEASE SYSTEMS. A number of combination and variations on these themes have been investigated. For example, linkage of drugs to monoclonal antibodies, encapsulation of drugs in liposomes, modification of the liposome surface to alter the pharmacokinetics, coating of proteins and/or liposomes with polymers or polysaccharides, fusion of toxins to antibodies via recombinant technology and many others. All of these modifications are designed to accelerate and control the transport of pharmacologically-active agents from sites of administration to organs. These systems do not address overcoming physical barriers common to macromolecules.

SITE-SPECIFIC DELIVERY (TARGETING). These alterations in drug structure are not limited entirely to enhancing the stability of drugs, but are also designed to improve the targeting of the drug to a specific organ or tissue. By taking advantage of a feature on a cell membrane that becomes a focal point for incorporating a specific carrier into the design of the drug to carry it to its designated goal, targeting or site-specific delivery can be improved. The carriers generally utilized have been monoclonal antibodies that target specific cell membrane epitopes or receptors; however, a greater understanding of membrane-specific features might enable one to design small molecular carriers attached to drugs for enhanced uptake. Thus, new drugs in the form of peptides, proteins, oligonucleotides, and genes are now on the horizon. The limitations at this juncture relate to how we deliver them, intact, to preferred sites in order to achieve maximal physiologic effectiveness and reduced side effects.

Our Technology

We have developed a unique technology that we believe has broad application and can be used to target oral drugs, to many organ and tissue systems in the human body. The basis of this new technology is a concept that integrates the special chemical properties of active, currently available and naturally occurring carrier molecules and the specific biological characteristics of targeting drugs to cells. Our technology provides a means for targeting drugs to the site for which the drug has therapeutic effect. This targeting capability has the potential effect of reducing, potentially markedly, the amount of drug that is circulated to other places in the body. Therefore, targeting makes it possible to use much less drug in the patient's body, thereby drastically decreasing the probability of harmful side effects. Both carnitine and taurine, naturally occurring substances, have been initially utilized in our technology as specific carriers of drugs, particularly to muscle and nerve. Any drug, new or old, can potentially be linked to these carriers if a functional group is available to carry out the linkage.

There are many medical conditions like muscular dystrophy in which loss of muscle tissue is a prominent part of the disease process. There are also several diseases such as MS, ALS and spinal cord injury, where nerve cell degradation is secondary to the primary defect.

                                       41

CALPAIN INHIBITION. It has been published that a protease, calpain, is involved in initiating the degenerative process in each of muscular dystrophy, MS, ALS, and spinal cord injury. Calpains are a family of Ca++ activated intracellular proteases, whose activity is accelerated when abnormal amounts of Ca++ enter the cell by virtue of increased membrane permeability as a result of some traumatic or ischemic event and/or a genetic defect, such as the absence of dystrophin in
Duchenne muscular dystrophy. Our research program has identified an inhibitor of calpain, and has demonstrated usefulness in halting the loss of muscle tissue in certain circumstances. The inhibitor, (an analogue) leupeptin, is a tripeptide produced by streptomyces strains.

Calpain is one of a relatively small family of cysteine proteases which also include the caspases which are active in promoting programmatic cell death, or apoptosis. It has been implicated in the initiation of both necrotic and apoptotic cell death. The trigger which activates calpain is Ca++ ions leaking into cells, where the levels are generally very low. The dystrophin gene responsible for muscular dystrophy, for instance, is involved in maintaining muscle cell membrane integrity and when it is mutated the membrane is leaky for calcium. Overstimulation of neural receptors by GABA and other excitatory molecules following abnormal GABA release accompanying injury, can lead to excitatory neurotoxicity by allowing entrance of too much Ca++. Calpain has been implicated in the neurotoxicity that follows spinal cord injury. Tissues weakened by ischemia/reperfusion injury such as occurs following stroke or myocardial infarct, admit Ca++. Over the past ten years it has emerged that calpain enzymatic activity plays a key role in a very large number of cellular degenerative conditions. Leupeptin, the tripeptide aldehyde has been shown to be a potent inhibitor of thiol proteases of the calpain class of enzymes.

One of the problems in using leupeptin, either by oral or injection administration, is that it distributes itself indiscriminately to all parts of the body, when only skeletal muscle or nerve tissue should be targeted. One approach involving larger doses than are necessary to get the desired result often causes side effects in other parts of the body and in the case of leupeptin, would be very expensive. We have investigated a way to more specifically target the calpain inhibitor to muscle by linking the active part of the inhibitor to a natural occurring substance in the body which is attracted to skeletal muscle by an active transport mechanism. This substance is called carnitine which is normally used to transport fatty acids into muscle cell mitochondria. We have successfully linked leupeptin to carnitine to create a more efficient calpain inhibitor we call Myodur. Our studies suggest that the chemical entity carnityl-leu-argininal (Myodur) is at least 100 times more effective in inhibiting calpain intracellularly in skeletal muscle than is leupeptin alone. This has resulted in adoption of Myodur as a new potential candidate for therapy for the treatment of muscle wasting diseases, be they primary or secondary.

Leupeptin is not patent-protected, having been first isolated and characterized in 1969. We have been granted orphan drug status for the use of leupeptin in nerve repair and filed for Orphan Drug status in muscular dystrophy for Myodur, which includes the active part of leupeptin.

Another naturally occurring substance, taurine, is attracted to nervous tissue and to the retina. When leupeptin is linked to taurine, calpain appears to be inhibited in a number of nerve-related disease states in our studies which are preliminary. This result is subject to continued review and assessment and may not be indicative of future successful drug development or commercialization.
The diseases affected could include deafness as a result of antibiotic damage to hair cells in the ear, diabetic and age-related retinopathy, seizures, and possibly Alzheimer's disease. We believe this drug, named Neurodur, could be a particularly effective drug for the treatment of hearing loss due to nerve damage, as well as diabetic retinopathy, multiple sclerosis, and spinal cord injury.

                                       42

In summary, our technology provides us with the ability and potential to seek to:

o        Explore potential therapeutic, including oral, agents in a variety of neuromuscular and neurodegenerative disorders;

o        Improve the safety profile of new, as well as existing, pharmaceuticals currently on the market;

o        Investigate new and abandoned pharmaceutical research projects where untargeted therapeutics possess toxic characteristics that have not been able to be successfully managed when delivered untargeted;

o        Extend the patent life of existing major drugs by using them in a targeted compound and provide a means of product differentiation in the generic pharmaceutical industry; and

o        Investigate the potential for developing cardioactive drugs.

Manufacturing

We do not have, and do not intend to establish, manufacturing facilities to produce our product candidates in the near- or mid-term. We plan to utilize contract manufacturers for all of our production requirements. We believe that there are a number of high quality Good Laboratory Practice (GLP) and Good
Manufacturing Practice (GMP) contract manufacturers available for these purposes.

Contract Manufacturing Agreement with Bachem

We have agreed to purchase our clinical materials from Bachem AG through the end of 2005 pursuant to a manufacturing agreement entered into during 2004 and have entered into an exclusive manufacturer and supply agreement with Bachem in April
2005 under which we would purchase our requirement of product from Bachem for cash and royalty payments in the amount of the lesser of 5% of "net sales" (as defined in the agreement) or $10 million, $15 million or $25 million, in the first, second and third (and thereafter) years of the agreement, respectively.
We currently purchase certain patented components required for our products from
Sigma-Tau Industrie Farmaceutiche Riunite S.p.A. ("Sigma Tau"). We expect the cost of the required product for pre-clinical studies and initial clinical trials to be significant.

FDA Oversight of Manufacturing

The manufacturer of our product candidates or any future product, whether done by third-party contractors or internally, will be subject to rigorous regulations, including the need to comply with the FDA's current GMP standards.
As part of obtaining FDA approval for each product, each of the manufacturing facilities must be inspected, approved by and registered with the FDA. In addition to obtaining FDA approval of the prospective manufacturer's quality control and manufacturing procedures, domestic and foreign manufacturing facilities are subject to periodic inspection by the FDA and/or foreign regulatory authorities which have the authority to suspend or withdraw approvals.

Intellectual Property

Our intellectual property portfolio includes:

o        Patent 4,742,081--Carnitine, which preferentially accumulates in cardiac and skeletal muscle, is coupled to a protease inhibitor or any other pharmaceutically active compound, for the purpose of

                                       43

         site-specific drug delivery to these tissues. These products may be useful in a variety of muscle wasting diseases as well as cardiac conditions including cardiac ischemia;

o        Patents 4,866,040, 5,008,288 and 5,876,747--These patents cover the compounds carnitine, aminocarnitine and cysteic acid (taurine) as carriers linked to protease inhibitors, propranolol, procainamide and quinidine and, as well, phosphatidyl carnitine incorporated into liposomes for the treatment of muscle disorders as well as cardiac arrhythmias;

o        PCT international patent application no. PCT/US05/16132, which was filed on May 6, 2005, covers compound C-301 and related compounds to treat a number of neurologic, otologic, and ophthalmologic disorders such as epilepsy and bipolar disorder. The international application claims priority upon a U.S. provisional application no. 60/568,720, which was filed on May 6, 2004.

o        PCT international patent application (no. to be assigned), which was filed on June 13, 2005 and covers Myodur and related compounds as well as their use to treat muscle disorders. The application claims new compositions of matter (i.e., oral prodrugs and pharmaceutical formulations thereof), kits, and use of these materials to treat a variety of diseases such as muscular dystrophy. The international application claims priority upon U.S. provisional application nos.
         60/578,914 and 60/633,274, which were filed on June 12, 2004 and
         December 3, 2004, respectively. A U.S. utility application will be filed shortly with the U.S. Patent and Trademark office

o        PCT international patent application (no. to be assigned), which was filed on September 29, 2005, covers Neurodur and related compounds to treat a number of neurologic, otologic, and ophthalmologic disorders.
         The application claims new compositions of matter and use of these compositions as oral pro-drugs to treat a variety of diseases such as multiple sclerosis. The international application claims priority upon
         U.S. provisional application, which was filed on September 29, 2004. A
         U.S. utility application will be filed shortly with the U.S. Patent and
         Trademark office.

We have made, or plan to make, the following orphan drug designation filings:

o        Orphan Drug Designation has been granted for leupeptin in denervation injury;

o        Orphan Designation for Myodur in muscular dystrophy was applied for on
         January 29, 2004;

o        Orphan Designation for C-202 in ALS will be applied for in 2005; and

o        Orphan Designation for C-208 in chronic inflammatory demyelinating polyneuropathy will be applied for in 2005.

We also rely on protection afforded by confidentiality and invention acknowledgement agreements with key personnel in order to secure and protect our intellectual property rights that are not subject to patent or other statutory protection.

Licenses

On September 15, 2004 we granted an exclusive fifteen-year license to JCR to develop, manufacture, use, sell, and sublicense Myodur for the treatment of muscular dystrophy in Japan, South Korea, China, Taiwan and Singapore. The
licensing agreement provides, among other things for, royalty payments in the amount of 25% of "net sales" (as such term is defined in the agreement) provided that the sum of the cost of goods sold, plus royalty payments does not exceed
35% of net sales. Pursuant to the license agreement, JCR acquired 554,413 shares

                                       44

of Common Stock for $1,000,000 ($929,231 after expenses), and upon FDA approval of an IND application for Myodur for muscular dystrophy in the United States, is obligated to purchase $1,000,000 of additional shares of our Common Stock. The purchase price at the time of the second $1,000,000 investment required under the license agreement will be the then market price of Common Stock which may be higher, or lower, on a price per share basis, than the purchase price applicable to the initial investment. In addition, JCR is obligated to make a milestone payment of $500,000 to us upon FDA approval of an IND application to initiate
Phase I/II clinical studies for Myodur for muscular dystrophy in the United
States.

Competitive Business Conditions and Competitive Position in the Industry;
Methods of Competition

We currently have no products or drugs in commercial production and are exclusively engaged in research and development, pre-clinical and pre-regulatory review and preparation. Accordingly, we do not compete with any product or in any market or industry. While there is no assurance that any of our products will be capable of commercialization, we believe that competition in our planned area of concentration, should any of our products obtain regulatory clearances required for commercialization, will primarily involve effectiveness of our products for the approved indications, dosage, delivery, and, to a lesser degree, price and insurance availability.

Distribution Methods

We currently have no distribution methods since all of our products are presently in development and we have neither applied for nor received any regulatory approvals.

Sources and Availability of Raw Materials

We presently maintain relationships with two companies, Bachem AG and Sigma Tau, for raw materials for our research and testing needs. The raw materials required by us are available from a limited number of suppliers capable of production which meets our requirements and FDA standards. We presently expect to purchase certain components of our product which are manufactured under patent protection.

Customers

We currently have no customers.

Government Regulation

The manufacturing and marketing of all of our drug and drug delivery technology, including Myodur and Neurodur, and our related research and development activities are subject to regulation for safety, efficacy and quality by numerous governmental authorities in the United States and other countries. We anticipate that these regulations will apply separately to each drug and compound in our drug delivery technology. Compliance with these regulations will involve a considerable level of time, expense and uncertainty.

In the United States, drugs are subject to rigorous federal regulation and, to a lesser extent, state regulation. The United States Food, Drug and Cosmetic Act, the regulations promulgated thereunder, and other federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of our drugs. Drug development and approval within this regulatory framework is difficult to predict and will take a number of years and involve material expenditures that cannot be accurately projected at this early stage of development of our products but which will exceed our current resources and will require sources of funds, which are presently uncertain.

                                       45

The steps required before a pharmaceutical agent may be marketed in the United
States include:

o        Pre-clinical laboratory tests, in vivo pre clinical studies and formulation studies;

o        The submission to the FDA of an IND application for human clinical testing which must become effective before human clinical trials can commence;

o        Adequate and well controlled human clinical trials to establish the safety and efficacy of the product;

o        The submission of a NDA or Biologic Drug License Application to the
         FDA; and

o        FDA approval of the NDA or Biologic Drug License Application prior to any commercial sale or shipment of the product.

In addition to obtaining FDA approval for each product, each domestic product manufacturing facility must be registered with, and approved by, the FDA.
Domestic manufacturing facilities are subject to biennial inspections by the FDA and must comply with the FDA's Good Manufacturing Practices for products, drugs and devices.

PRE-CLINICAL TRIALS. Pre-clinical testing includes laboratory evaluation of chemistry and formulation, as well as tissue culture and animal studies to assess the potential safety and efficacy of the product. Pre-clinical safety tests must be conducted by laboratories that comply with FDA regulations regarding Good Laboratory Practices. No assurance can be given as to the ultimate outcome of such pre-clinical testing. The results of pre clinical testing are submitted to the FDA as part of an IND application and are reviewed by the FDA prior to the commencement of human clinical trials.

We intend to largely rely upon contractors to perform pre-clinical trials. To date, we have established limited relationships with regards to pre-clinical testing of our intended products.

CLINICAL TRIALS. Clinical trials involve the administration of the new product to healthy volunteers or to patients under the supervision of a qualified principal investigator. Clinical trials must be conducted in accordance with
Good Clinical Practices under protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND application . Further, each clinical study must be conducted under the auspices of an independent institutional review board at the institution where the study will be conducted. The institutional review board will consider, among other things, ethical factors, the safety of human subjects and the possible liability of the institution. Compounds must be formulated according to Good Manufacturing
Practices.

Clinical trials are typically conducted in three sequential phases, but the phases may overlap. In Phase I, the initial introduction of the product into healthy human subjects, the drug is tested for safety (adverse side effects), absorption, dosage tolerance, metabolism, bio distribution, excretion and pharmacodynamics (clinical pharmacology). Phase II is the proof of principal stage and involves studies in a limited patient population in order to:

o        Determine the efficacy of the product for specific, targeted indications;

o        Determine dosage tolerance and optimal dosage; and

o        Identify possible adverse side effects and safety risks.

                                       46

If there is evidence that the product is found to be effective and has an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken to further evaluate clinical efficacy and to test for safety within an expanded patient population at geographically dispersed multi center clinical study sites. Phase III frequently involves randomized controlled trials and, whenever possible, does double blind studies. We, or the FDA, may suspend clinical trials at any time if it is believed that the individuals participating in such trials are being exposed to unacceptable health risks.

We intend to rely upon contractors to perform its clinical trials. We have not established any relationships regarding anticipated clinical trials for any intended product.

NDA AND FDA APPROVAL PROCESS. The results of the pharmaceutical development, pre clinical studies and clinical studies are submitted to the FDA in the form of a
NDA for approval of the marketing and commercial shipment of the product. The testing and approval process is likely to require substantial cost, time and effort. In addition to the results of preclinical and clinical testing, the NDA applicant must submit detailed information about chemistry, manufacturing and controls that will determine how the product will be made. The approval process is affected by a number of factors, including the severity of the disease, the availability of alternative treatments and the risks and benefits demonstrated in clinical trials. Consequently, there can be no assurance that any approval will be granted on a timely basis, if at all. The FDA may deny a NDA if applicable regulatory criteria are not satisfied, require additional testing or information or require post marketing testing and surveillance to monitor the safety of a company's products if it does not believe the NDA contains adequate evidence of the safety and efficacy of the drug. Notwithstanding the submission of such data, the FDA may ultimately decide that a NDA does notes not satisfy its regulatory criteria for approval. Moreover, if regulatory approval of a drug is granted, such approval may entail limitations on the indicated uses for which it may be marketed. Finally, product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Post approval studies may be conducted as Phase IV to explore further intervention, new indications or new product uses.

Among the conditions for NDA approval is the requirement that any prospective manufacturer's quality control and manufacturing procedures conform to Good
Manufacturing Practices and the requirement specifications of the FDA. In complying with standards set forth in these regulations, manufacturers must continue to expend time, money and effort in the area of drug application and quality control to ensure full technical compliance. Manufacturing establishments, both foreign and domestic, also are subject to inspections by or under the authority of the FDA and by other federal, state or local agencies.

INTERNATIONAL APPROVAL. Whether or not FDA approval has been obtained, approval of a product by regulatory authorities in foreign countries must be obtained prior to the commencement of commercial sales of the drug in such countries. The requirements governing the conduct of clinical trials and drug approvals vary widely from country to country, and the time required for approval may be longer or shorter than that required for FDA approval. Although there are some procedures for unified filings for certain European countries, in general, each country at this time has its own procedures and requirements.

OTHER REGULATION. In addition to regulations enforced by the FDA, we are also subject to regulation under the Occupational Safety and Health Act, the
Environmental Protection Act, the Toxic Substances Control Act, the Resource
Conservation and Recovery Act and other present and potential future federal, state or local regulations. Our research and development may involve the controlled use of hazardous materials, chemicals, and various radioactive compounds. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of any accident, we could be held liable for any damages that result and any such liability could exceed our resources.

                                       47

In pre-clinical studies Myodur has demonstrated efficacy in muscular dystrophy,
Neurodur has demonstrated efficacy in MS, and C-301 has demonstrated efficacy in animal models for epilepsy. We presently expect to file an IND application for
Myodur in the fourth quarter of 2005. However, such filing may be subject to further delay as a result of many factors either within or outside our control.

Employees

As of December 27, 2005, we had ten employees, all of whom are full-time employees. Three of our employees have doctorate and/or M.D. degrees.

Properties

We lease our executive offices in Hunt Valley, Maryland consisting of approximately 5,200 square feet for approximately $6,500 per month, subject to a
3% annual rent escalation clause. This lease expires on December 31, 2006 and we believe should provide sufficient space for our clinical, regulatory and other administrative functions during the remaining term of the lease.

                                   MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

            Name                       Age                             Position
            ----                       ---                             --------

William H. Pursley                      52             Chief Executive Officer, Chairman of the
                                                       Board and Director

Norman W. Barton, M.D., Ph.D.           58             Executive Vice President and Chief
                                                       Medical Officer

Donald W. Fallon                        51             Senior Vice President, Finance and
                                                       Administration, Chief Financial Officer
                                                       and Secretary

Leonard A. Mudry                        68             Director

John W. Griffin, M.D.                   63             Director

Each director holds office until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Executive officers are elected annually and serve at the discretion of our Board. Pursuant to the
Placement Agent Agreement with Brookshire Securities Corporation ("Placement
Agent"), the Placement Agent has the right to designate one director, who shall also serve on our Compensation and Audit Committees until December 2005. As of the date of this prospectus, no such designation has been made.

No compensation has been paid to our directors for services rendered as a director during fiscal 2004. In February 2005, we adopted a cash and equity compensation plan for our non-executive directors. (See "2004 Incentive Plan.")

                                       48

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

WILLIAM H. PURSLEY, has served as our Chief Executive Officer and Chairman of our Board since March 2004. From September 2003 to March 2004, Mr. Pursley was
President and Vice Chairman of Xechem, where he developed a new focus for that company, significantly increasing its value and spearheading the acquisition of the Company. From August 2002 until September 2003, Mr. Pursley was Chief
Executive Officer of Osiris where he led a turnaround that revamped management and operations through corporate partnerships with Boston Scientific Corporation
(BSX-NYSE), among others. Prior thereto, from April 1999 until August 2002, Mr.
Pursley was Senior Vice President, Commercial Operations for Transkaryotic
Therapies, Inc. (TKTC-NASDAQ) where he developed its European business unit to launch Replagal(TM), an orphan drug for Fabry disease. Previously, Mr. Pursley has served in executive positions at Genentech, Inc. (DNA-NYSE), Genzyme, Inc.
(GENZ-NASDAQ), and Bio-Technology General Corporation (BTGC-NASDAQ) where he played key roles in the commercialization of over $2 billion in orphan drugs.
The long-time industry executive started his career twenty-five years ago at
Merck & Co., Inc. Mr. Pursley holds a BA degree in Biology from the University of Louisville.

NORMAN W. BARTON, M.D., PH.D., has served as our Executive Vice President and
Chief Medical Officer since April 2004, and previously was Senior Vice President and Chief Medical Officer with Osiris Therapeutics, Inc., a privately held biotechnology company ("Osiris"), from September 2002 to April 2004. Dr. Barton has had a distinguished career over two decades in investigative medicine and development of novel therapeutic agents in both the academic and commercial sectors. Dr. Barton is formally trained in biological chemistry and internal medicine and is certified as a specialist in neurology. From 1996 until
September 2002, Dr. Barton was at Bio-Technology General Corporation
(BTGC-NASDAQ) where he was Senior Vice President and Chief Medical Officer. In
this capacity, Dr. Barton had overall responsibility for the worldwide development and registration programs for four proprietary recombinant protein products. Successful advancement of these programs required frequent interaction with US and European regulatory authorities and development of core competencies in clinical research, data management and biostatistics. In addition to product development responsibilities, Dr. Barton also created and supervised a medical affairs group that provided critical support for commercialized products in both
US and international markets. From 1981 to 1996, Dr. Barton served as a physician scientist and Chief of the Clinical Investigations Section (1985-96)
with the Neurological Institute at the National Institutes of Health (NIH).
While at the NIH, Dr. Barton was responsible for the development of enzyme replacement therapy for a severely debilitating lipid storage disorder known as
Gaucher disease. For this precedent setting achievement, Dr. Barton was awarded both the Outstanding and Meritorious Service Medals of the United States Public
Health Service. Dr. Barton received his MD and Ph.D. from Pennsylvania State
University, and he completed his residency in Internal Medicine at Albany
Medical College Hospital and his residency in Neurology at Cornell University
New York Hospital.

DONALD W. FALLON, has served as our Senior Vice President, Finance and
Administration, Chief Financial Officer and Secretary since March 2004. Mr.
Fallon has over 20 years of broad financial management experience gained at both public and private companies. Prior to joining our company, from May 2002 until
December 2003, he was Vice President of Finance and Chief Financial Officer for
Osiris and was involved in strategic partnering, fund raising and strategic planning activities. From January 2000 to May 2002, Mr. Fallon was Senior
Director of Finance and Accounting with Guilford Pharmaceuticals Inc., where he was responsible for financial and strategic planning systems in addition to accounting operations and internal and external financial reporting. From June
1998 through January 2000, Mr. Fallon was Vice President of Finance and Chief
Financial Officer with Small Molecule Therapeutics, Inc., a venture-backed drug discovery company. In addition, Mr. Fallon has held various positions with other start-up and established life sciences companies. Mr. Fallon is a Certified

                                       49

Public Accountant, received a BS degree in Accounting from the University of
Baltimore and holds an MBA degree in Finance from Loyola College.

LEONARD A. MUDRY, has been a member of our Board since December 2, 2004. Mr.
Mudry provides consulting and financial services to a number of businesses which, from June 2000 to January 2004, included Xechem. From January 2004 to
October 2004, Mr. Mudry was, a director of Xechem. Mr. Mudry was from November
1998 to June 2000, a business consultant with Strategic Business Group in
Cranford, NJ, from May 1994 to October 1998, Senior Vice President, Finance and
Operations of Xechem and from February 1991 to April 1994, Vice President,
Operations of Medigene, Inc., a pre-natal testing company. Prior to joining
Medigene, Mr. Mudry was Vice President, Operations/Finance for Princeton
Diagnostic Labs, from March 1990 to January 1991 and Senior Vice President and
Chief Financial Officer of American Medical Laboratories, from January 1987 to
March 1990. Prior thereto, Mr. Mudry held various positions with Hoffmann-La
Roche, Inc. a major pharmaceutical company, and its subsidiaries, from 1969 to
1987.

JOHN W. GRIFFIN, M.D., is Professor and Director of the Department of Neurology
at Johns Hopkins University School of Medicine and Professor of Neuroscience and
Pathology and Neurologist-in-Chief at Johns Hopkins Hospital. Dr. Griffin has
been on the faculty at Johns Hopkins since 1976, and Professor of Neurology and
Neuroscience since 1986. Dr. Griffin is President of the American Neurological
Association and was Past President of the Peripheral Nerve Society and the
Society for Experimental Neuropathology, and in 2005 was elected to the
Institute of Medicine of the National Academy of Science. Dr. Griffin trained and was a medical intern and resident at Stanford University School of Medicine and did his neurology residency at Johns Hopkins, before going to the NIH as a
Clinical Associate. Dr. Griffin's clinical and research career has been devoted to the neurobiology and neuropathology of the peripheral nervous system, and to studies of peripheral neuropathies. Dr. Griffin's honors include Jacob Javits
Award from the NIH, and multiple teaching awards, including the Professor's
Award of the Johns Hopkins University School of Medicine. Dr. Griffin has given many named lectures, including the Robert Wartenberg Lecture of the American
Academy of Neurology and the Soriano Lecture of the American Neurological
Association. Dr. Griffin is a former member of the National Advisory Council to the National Institute of Neurologic Disease and Stroke and is currently Chair of the Burroughs Wellcome Fund Program in Translational Research. Dr. Griffin is
the Editor-in-Chief of the journal, NATURE NEUROLOGY.

There are no family relationships between any of our directors or executive officers.

Executive Compensation

The following sets forth information for the three most recently completed fiscal years concerning the compensation of (i) the Chief Executive Officer and
(ii) all other executive officers who earned in excess of $100,000 in salary and bonus in the fiscal year ended December 31, 2004.

                                       50

                                                 SUMMARY COMPENSATION TABLE

                                                                                       Long Term Compensation
                                                                       ---------------------------------------------------
                                                    Annual
                                                 Compensation           Restricted        Securities
                                            ------------------------      Stock           Underlying           All Other
  Name and Principal                                     Salary          Award(s)          Options           Compensation
      Position                              Year          ($)             ($)(1)             (#)                  ($)
---------------------------------      -------------  --------------   ---------------  ----------------  ----------------

William H. Pursley                          2004       $351,967(2)     5,089,506(3)            -                1,630(4)
 Chairman and Chief                         2003           -                -                  -
 Executive Officer                          2002           -                -                  -                    -

Norman W. Barton, M.D., Ph.D.               2004       187,152(2)      1,855,551(3)            -                1,364(4)
 Executive Vice President and               2003           -                -                  -                    -
 Chief Medical Officer                      2002           -                -                  -                    -

Donald W. Fallon                            2004       179,667(2)        848,252(3)            -                  500(4)
 Senior Vice President,                     2003           -                -                  -                    -
 Finance and Administrative,                2002           -                -                  -                    -
 Chief Financial Officer and
 Secretary

Sean Miller                                 2004           -                -                  -                    -
 Chief Executive Officer(5)                 2003           -                -                  -                    -
                                            2002           -                -                  -                    -

-------------------

(1)    Vesting restrictions on such shares lapse as to (i) 10% on the sixth month anniversary of the date of award (ii) an additional 10% on the twelve month anniversary of the date of award and (iii) the balance upon initiation of phase III clinical trials for Myodur in muscular dystrophy.

(2)    Includes $5,467, $5,467 and $4,667 of 401(k) contributions for Mr.
       Pursley, Dr. Barton, and Mr. Fallon, respectively. Includes payments of
       $71,500, $0 and $29,167 paid by Xechem to Mr. Pursley, Dr. Barton, and
       Mr. Fallon, respectively, during 2004.

(3)    1,247,428 shares, 454,792 shares, and 207,905 shares of restricted stock for Mr. Pursley, Dr. Barton and Mr. Fallon, respectively, have been valued at $4.08, the closing price per share of our Common Stock as reported by the OTC Bulletin Board on December 31, 2004.

(4)    Represents reimbursement of premiums paid by such executive officer under certain term life insurance policies.

(5)    Mr. Miller resigned from our company as of December 8, 2004. Information on Mr. Miller is not available.

                                       51

Employment Agreements

Each of Messrs. Pursley and Fallon and Dr. Barton are parties to employment agreements with us. Under such agreements each such employee is generally obligated to commit substantially all of his time and attention to our affairs.

William H. Pursley, our Chairman of the Board and Chief Executive Officer, has
an employment agreement ending March 31, 2006. The agreement may be renewed for additional one-year terms unless either party notifies the other at least sixty days prior to the end of the then current term of its desire to terminate the agreement. The agreement provides that Mr. Pursley will be compensated at an annual base salary of $330,000 with annual increases and a discretionary annual bonus in an amount (in cash, stock or other property) to be determined by the
Board. The agreement may be terminated by us for "cause", by Mr. Pursley for
"good reason" (as such terms are defined in the agreement), by Mr. Pursley for any reason, upon thirty days notice, and by us without cause, upon sixty days notice. If Mr. Pursley is terminated by us without cause, or by Mr. Pursley for good reason he will be entitled to his base salary and a continuation of benefits under our benefit plans for senior executives for a twelve month period after the date of termination.

Norman W. Barton, our Executive Vice President and Chief Medical Officer, has an
employment agreement ending April 26, 2006. The agreement may be renewed for additional one-year terms unless either party notifies the other at least sixty days prior to the end of the then current term of its desire to terminate the agreement. The agreement provides that Dr. Barton will be compensated at an annual base salary of $265,000 with annual increases and an annual bonus in an amount (in cash, stock or other property) to be determined by the discretion of the Board. The agreement may be terminated by us for "cause", by Dr. Barton for
"good reason" (as such terms are defined in the agreement), by Dr. Barton for any reason, upon thirty days notice, and by us without cause, upon sixty days notice. If Dr. Barton is terminated by us without cause or by Dr. Barton for good reason, he will be entitled to his base salary and continuation of benefits under our benefit plans for senior executives for a twelve month period after the date of termination.

Donald W. Fallon, our Senior Vice President, Finance and Administration and
Chief Financial Officer and Secretary, has an employment agreement ending March
31, 2006. The agreement may be renewed for additional one-year terms unless either party notifies the other at least sixty days prior to the end of the then current term of its desire to terminate the agreement. The agreement provides that Mr. Fallon will be compensated at an annual base salary of $175,000 with annual increases and an annual bonus in an amount (in cash, stock or other property) to be determined by the discretion of the Board. As of March 1, 2005,
Mr. Fallon's annual base salary was increased to $240,000. The agreement may be terminated by us for "cause", by Mr. Fallon for "good reason" (as such terms are defined in the agreement), by Mr. Fallon for any reason, upon thirty days notice, and by us without cause, upon sixty days notice. If Mr. Fallon is terminated by us without cause or by Mr. Fallon for good reason, he will be entitled to his base salary and continuation of benefits under our benefit plans for senior executives for a twelve month period after the date of termination.

        OPTION/SAR GRANTS AND FISCAL YEAR END OPTION EXERCISES AND VALUES

Stock Plans

Prior to our adoption of the Company's Founders' Stock Plan and 2004 Incentive
Plan, we did not have a stock option, long-term incentive or other similar plan for officers, directors and employees.

                                       52

FOUNDERS' PLAN. Our Founders' Plan was adopted by the board of directors and stockholders on December 9, 2004. An aggregate of 3,031,943 shares of Common
Stock have been issued under the Founders' Plan. The Founders' Plan is administered by the Board or the Compensation Committee, which Compensation
Committee presently consists of Leonard Mudry. Upon the happening of certain events described in the Founders' Plan, such as the cessation of employment by a participant following an award, shares issued or issuable to Founders' Plan participants may revert to William Pursley, our Chief Executive Officer, and may
be cancelled, forfeited, re-designated or re-issued by us in Mr. Pursley's sole discretion subject to Board and Compensation Committee approvals. Unless vesting is accelerated by the Board or Compensation Committee, Founders' Stock Plan
shares will vest 10% upon the six month anniversary of the date of issuance, 10%
upon the one-year anniversary of the date of issuance and the remainder upon initiation of a Phase III clinical trial for "Myodur" in muscular dystrophy, provided such date is not less than six months following the date of award. In the discretion of the Board or the Compensation Committee, vesting may be accelerated upon the achievement of significant scientific, regulatory, or other development milestones subject to approval of the Placement Agent.

2004 INCENTIVE PLAN. Our 2004 Incentive Plan was adopted by the board of directors and stockholders on December 9, 2004. An aggregate of 2,773,820 shares of Common Stock have been reserved for issuance under the 2004 Incentive
Plan. The purpose of the 2004 Incentive Plan is to provide an incentive to retain in the employ of and as directors, officers, consultants, advisors and employees of our company, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons into our development and financial success. Under the 2004 Incentive Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock. The 2004 Incentive Plan is administered by the Board or the Compensation Committee, which Compensation
Committee presently consists of Leonard Mudry. As of December 27, 2005, 908,381 shares of Common Stock have been issued under the 2004 Incentive Plan, options to purchase 646,695 shares of Common Stock were outstanding and 1,131,435 shares remain available for issuance.

Compensation of Directors

On February 11, 2005, our Board adopted a Deferred Stock Plan for Non-Employee
Directors (the "Directors Plan") as an amendment to our 2004 Incentive Stock
Plan. An aggregate of 200,000 shares of Common Stock have been reserved under the Directors Plan. The purpose of the Directors Plan is to provide an incentive for non-employee directors to promote the financial success and progress of our company. The Directors Plan is administered by the Board or the Compensation
Committee. Under the Directors Plan we are authorized to issue non-qualified stock options to a director who is not, at the time of grant, an employee. The
Directors Plan provides for (i) the automatic initial grant of options to purchase 10,000 shares of Common Stock to each non-employee director who joins our Board at an exercise price equal to the fair market value at the date of such election or appointment to the Board, and (ii) the grant of options to purchase 2,000 shares of Common Stock on the date of each Board meeting thereafter attended by such non-employee director at an exercise price equal to the fair market value at the date of such Board meeting, subject to vesting as follows: one-fourth of the shares of issuable pursuant to the option shall be exercisable on the date which is six months from the date of grant, an additional one-fourth of the shares shall be exercisable on the one-year anniversary of the date of grant, an additional one-fourth of the shares shall be exercisable on the two-year anniversary of date of grant, and the remaining one-fourth of the shares shall be exercisable on the three-year anniversary of the date of grant, and further subject to such person serving as a director at the time of vesting. The Directors Plan provides for a maximum lifetime award of
30,000 shares to any director. The term of each option under the Directors Plan is ten years. On February 11, 2005, our Board approved the payment of $1,000 to each non-employee director for each Board meeting attended, in person or by

                                       53

telephone, plus reimbursement of ordinary and necessary reasonable expenses of participation by such director in such meeting.

                             PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

Based soley upon information available to the Company, the following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 27, 2005 by (i) each person known by us to own beneficially more than 5% of our outstanding Common Stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.
Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to such shares of Common Stock:

            Name and Address of                 Number of Shares                  Percentage
            Beneficial Owner(1)                Beneficially Owned            Beneficially Owned(2)
----------------------------------------  ----------------------------  -----------------------------

William H. Pursley                               1,245,897(3)                        8.8%

Norman W. Barton, M.D., Ph.D.                      452,992(4)                        3.2%

Donald W. Fallon                                   207,905(5)                        1.5%

Leonard A. Mudry                                    11,000(6)                        *

John W. Griffin, M.D.                                2,500(7)                        *

Sean Miller(8)                                           0                           0%

Fusion Capital Fund II, LLC(9)                     779,718(10)                       5.3%
222 Merchandise Mart Plaza
Suite 9-112
Chicago, Illinois 60654

Cornell Capital Partners LP(11)                  3,815,782(12)                      21.5%
101 Hudson Street
Suite 3700
Jersey City, New Jersey 07302

Harbor Trust, Marge Chassman
Trustee(13)
445 West 23rd Street
New York, New York 10011                         1,443,958(14)                       9.4%

All directors and executive officers             1,920,294                          13.5%
as a group (5 persons)

-------------------

*      Represents less than 1%.

                                       54

(1)    The address of each person or entity, except as otherwise indicated is
       c/o CepTor Corporation, 200 International Circle, Suite 5100, Hunt
       Valley, Maryland 21030.

(2)    Includes shares of Common Stock issuable upon the conversion of currently outstanding shares of Series A Preferred Stock.

(3)    Includes 500 shares held by Mr. Pursley's wife and children.

(4)    Includes 300 shares held by Dr. Barton's wife and children.

(5)    Includes 200 shares held by Mr. Fallon's wife and child.

(6)    Includes 6,000 shares subject to an option which are exercisable within
       60 days.

(7)    Represents shares subject to an option which are exercisable within 60 days.

(8)    Mr. Miller resigned effective as of December 8, 2004.

(9)    Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion
       Capital, are deemed to be beneficial owners of all of the shares of
       Common Stock owned by Fusion Capital. Messrs. Martin and Scheifeld share voting and dispositive power over the shares being sold under this prospectus.

(10)   Includes 377,359 shares issuable upon exercise of a warrant.

(11)   Mark Angelo, the managing member of Yorkville Advisors, LLC, the general partner of Cornell Capital, sole voting and dispositive power over the shares being sold under this prospectus.

(12)   Includes 1,000,000 shares issuable upon exercise of a Warrant and
       2,546,965 shares issuable upon conversion of the Debentures, based upon the Fixed Price at maturity; provided, however, the terms of the
       Debentures and the Warrants provide that Cornell Capital may not convert the Debentures into or exercise the Warrants for shares of Common Stock if, giving effect to such conversion and/or exercise, Cornell Capital, together with its affiliates, would beneficially own more than 4.9% of
       Common Stock outstanding following such conversion and/or exercise.

(13)   Marge Chassman, trustee of the Harbor Trust, has sole voting and dispositive power over the shares being sold under this prospectus.

(14)   Includes 37,500 shares held directly by Ms. Chassman and 1,158,613 shares issuable upon conversion of convertible promissory notes at maturity.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 23, 2003, Xechem entered into a financing plan with its then wholly-owned subsidiary ("Spinoff Agreement") providing for, among other things, establishing a capital structure suitable for attracting third-party financing, separation of the management and refocusing each of the companies on their respective core competencies and technologies. As part of the Spinoff Agreement,
Xechem agreed that management would receive from Xechem the right to acquire shares of Common Stock at par value.

Under the Spinoff Agreement, we also agreed to buy from Xechem and redeem up to
$2,000,000 of shares of Common Stock owned by Xechem (the "Redemption
Obligation") from proceeds of future offerings. The Redemption Obligation originally provided for payment at a rate of 25% of the gross proceeds (up to

                                       55

$2,000,000) raised, before fees and commissions, pursuant to the sale of our stock. In addition, we agreed to pay a royalty equal to 2% of the gross revenues from the sale of any products incorporating any of the technology then owned on the date of the Spinoff Agreement or the licensing of any technology or sale of the licensing rights. On December 9, 2004, the Spinoff Agreement was amended which reduced the Redemption Obligation to 10% of the gross proceeds (up to
$2,000,000), and conforming the lock-up applicable to our Common Stock to be held by Xechem following the Merger such that 50% may be sold six months following the effective date of the registration of the Common Stock underlying the securities purchased in the Private Placement, and 50% twelve months following the effective date of such registration. The amendment permits Xechem to transfer its shares in any privately negotiated transaction, provided the purchaser agrees to the terms and restrictions applicable to Xechem, and our consent is obtained.

During April and May 2004, as contemplated by the Spinoff Agreement, we entered into certain interim financing agreements ("Bridge Loans") in anticipation of the spinoff. The terms of the Bridge Loans provided the Company with $1,100,000 pursuant to 8% promissory notes maturing on October 22, 2004. In addition, we agreed to issue 515,430 shares of Common Stock to the Bridge Loan holders and others. Since we were unable to repay the Bridge Loans on their maturity date, the Bridge Loan holders had a right to convert their promissory notes into shares of common stock of Xechem. No Bridge Loan holder exercised their conversion rights and pursuant to an exempt exchange offer dated October 22,
2004, as amended November 15, 2004, ("Exchange Offer"), all of the Bridge Loans
have either been repaid with the proceeds of the initial closing of the Private
Placement or have been converted into new 10% convertible promissory notes
("Replacement Notes") with a December 8, 2005 maturity date, convertible into shares of our Common Stock at $1.25 per share in an amount equal to the outstanding principal and interest. An aggregate of 238,000 shares of Common
Stock originally issued in connection with the Bridge Loans was converted into a total of 487,597 shares of Common Stock upon the effectiveness of the Merger. In
April 2005, the Replacement Notes were amended to extend the maturity date to
July 3, 2006 from December 8, 2005, to increase the interest rate to 12%, effective December 9, 2005 and to change the conversion price to $0.75 from
$1.25 per share.

On June 17, 2005, we entered into a Securities Purchase Agreement with Xechem pursuant to which we repurchased 2,886,563 shares of Common Stock from Xechem for a purchase price of $2,309,250. As additional consideration, William
Pursley, our Chairman and Chief Executive Officer, surrendered options to purchase 43,000,000 shares of common stock of Xechem. Xechem retained 500,000 shares of Common Stock, but agreed that it would only sell such shares subject to the volume restrictions of Rule 144, regardless of whether or not such volume limitations are applicable at the time of such sale. Additionally, the
Securities Purchase Agreement terminated the Spinoff Agreement.

We are a party to an employment agreement with William Pursley, a director and our Chief Executive Officer and Chairman of the Board, which employment agreement expires on March 31, 2006 (with automatic one-year renewal terms) for an annual base salary of $330,000 and annual increases and bonuses at the discretion of our Board.

We are a party to an employment agreement with Norman Barton, M.D., Ph.D., our
Executive Vice President and Chief Medical Officer, which employment agreement expires on April 26, 2006 (with automatic one-year renewal terms) for an annual base salary of $265,000 and annual increases and bonuses at the discretion of the Board.

We are a party to an employment agreement with Donald Fallon, our Senior Vice
President, Finance and Administration, Chief Financial Officer and Secretary,
which employment agreement expires March 31, 2006 (with automatic one-year renewal terms) for an annual base salary of $175,000 and annual increases and

                                       56

bonuses at the discretion of the Board. As of March 1, 2005, Mr. Fallon's annual base salary was increased to $240,000.

In December 2004, Mr. Pursley, Mr. Fallon and Dr. Barton were issued 1,247,428,
207,905 and 454,792 shares, respectively, of Common Stock under our Founders'
Plan.

On February 11, 2005, we granted a non-qualified option to Leonard Mudry, a director, to purchase an aggregate of 12,000 shares of Common Stock at $6.25 per share, the closing price per share of our Common Stock on the OTC Bulletin Board on the date of grant. The options become exercisable as to 3,000 shares on each of August 11, 2005, February 11, 2006, February 11, 2007 and February 11, 2008.

On February 11, 2005, we awarded 5,000 restricted shares of Common Stock to
Leonard Mudry, which restrictions lapse as to all of the shares awarded on
August 11, 2005.

On July 20, 2005, we granted a non-qualified option to purchase 10,000 shares of
Common Stock at $2.70 per share, the closing price per share of the Common Stock on the OTC Bulletin Board on the date of grant, to Dr. Griffin, a non-employee director, in accordance with the terms of the Directors Plan.

On September 13, 2005, we granted an option to purchase 2,000 shares of Common
Stock at $1.02 per share, the closing price per share of the Common Stock on the
OTC Bulletin Board on the date of grant, to each of Dr. Griffin and Mr. Mudry, our non-employee directors, for participation in our Board meetings in accordance with the terms of the Directors Plan.

                         DESCRIPTION OF THE TRANSACTIONS

On December 9, 2005, we entered into the Securities Purchase Agreement with
Cornell Capital pursuant to which Cornell Capital has agreed to purchase from us, in a private placement, the Debentures, which Debentures bear interest at the rate of 8% per year. Pursuant to the Securities Purchase Agreement, we issued a Debenture in the principal amount of $1,000,000 on each of December 9,
2005 and December 28, 2005. Each Debenture has a three-year maturity from the date of issuance and is subject to earlier conversion or redemption pursuant to its terms.

Cornell Capital has the right to convert a portion or all of the outstanding principal and interest under the Debentures into shares of Common Stock at a conversion price per share equal to the lesser of (i) the Fixed Price or (ii)
the Floating Price, subject to adjustment as provided in the Debentures;
provided, that any such conversion based on the Floating Price will generally be limited to $150,000 of principal outstanding under the Debentures in any thirty day period; and further provided, that Cornell Capital may not convert the
Debentures into shares of Common Stock if such conversion would result in
Cornell Capital beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock. The Conversion Price and number of shares of
Common Stock issuable upon conversion of the Debentures is subject to certain exceptions and adjustment for stock splits and combinations and other dilutive events.

Subject to the terms and condition of the Debentures, we have the right at any time upon three business days notice to redeem the Debentures, in whole or in part. If the closing bid price of the Common Stock, is less than the Fixed Price at the time of the redemption, we are obligated to pay, in addition to the principal amount being redeemed, the Redemption Amount. If the closing bid price is greater than the Fixed Price, we may redeem up to 50% of the principal amount at the Redemption Amount and the remaining 50% at the greater of the (x)
Redemption Amount and (y) the market value of the Common Stock. In addition,
Cornell Capital will receive a Redemption Warrant.

                                       57

If an Event of Default (as such term is defined in the Debentures) occurs, any principal and accrued interest outstanding will become immediately due and payable, in cash or Common Stock, at Cornell Capital's election.

Pursuant to the Securities Purchase Agreement, on December 9, 2005, we issued to
Cornell Capital (i) a Warrant at an exercise price per share of $1.023 (110% of the closing bid price of the Common Stock on December 8, 2005) and (ii) 268,817
shares of Common Stock and, on each of December 9, 2005 and December 28, 2005, we made a cash payment to an affiliate of Cornell Capital of $80,000 for expenses incurred in connection with the transaction.

In connection with the Securities Purchase Agreement, we also entered into an investor registration rights agreement with Cornell Capital pursuant to which we are obligated to file the Registration Statement of which this prospectus is a part with the SEC within 30 days of December 9, 2005. If the Registration
Statement is not deemed effective by the SEC within 90 days after December 9,
2005, we are obligated to pay Cornell, as liquidated damages, an amount equal to
1% of the value of the Debentures outstanding, in cash or in shares of Common
Stock, at Cornell Capital's option, for each 30-day period thereafter.

We have granted a security interest in all of our assets to Cornell Capital to secure our obligations under the Debentures.

On December 9, 2005, we issued the Note in the principal amount of $250,000 to
Harbor Trust which bears interest at the rate of 6% percent per year. All unpaid principal and interest under the Note will be due and payable on December 9,
2006. The Note is convertible, in whole or in part, at any time, into Common
Stock at a conversion price of $1.00 per share, subject to certain limitations on conversion as set forth in the Note, including where the resulting number of shares converted on a cumulative basis, would exceed 19.99% of the total number of shares of Common Stock outstanding and, subject to a conversion price adjustment in the event we offer or sell an option to acquire Common Stock at a price per share less than the conversion price.

On December 9, 2005, we issued the Amended Note to Harbor Trust which amends a convertible promissory note dated December 9, 2004 with Harbor Trust in the principal amount of $452,991.10 reducing the conversion price to $0.375 from
$0.75 per share. The Amended Note bears interest at the rate of 10% per year through December 9, 2005 and 12% per year thereafter. All unpaid principal and interest under the Amended Note will be due and payable on July 3, 2006. The
Amended Note is convertible, in whole or in part, at any time, into Common Stock at the conversion price of $0.375 per share subject to certain limitations on conversion as set forth in the Note, including where the resulting number of shares converted, on a cumulative basis, would exceed 19.99% of the total number of shares of Common Stock outstanding.

                              SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the Selling Stockholders prior to the offering contemplated by this prospectus, the number of shares each Selling Stockholder is offering by this prospectus and the number of shares which each Selling Stockholder would own beneficially if all such offered shares are sold. The Selling Stockholders acquired their beneficial interests in the shares being offered hereby in transactions described under the heading "Description of the Transactions." None of the Selling Stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Stockholders has acquired its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

                                       58

                                                  Shares of                           Shares of        Percentage of
                                                   Common           Shares of           Common            Common
                                                    Stock            Common             Stock             Stock
                                                 Owned Prior          Stock          Owned after       Owned After
Name                                             to Offering        to be Sold       the Offering      the Offering
----                                             -----------        ----------       ------------      ------------
Cornell Capital Partners, LP(1)                  3,815,782(2)       3,815,782                0               0%
Harbor Trust (3)                                 1,443,958(4)         938,287          505,671             3.3%

-------------------

(1)    Mark Angelo, the managing member of Yorkville Advisors, LLC, the general partner of Cornell Capital, has sole voting and dispositive power over the shares being sold under this prospectus.

(2)    Includes 268,817 shares of Common Stock which have been issued to Cornell
       Capital under the Stock Purchase Agreement, 1,000,000 shares issuable upon exercise of the Warrant and 2,546,965 shares issuable upon conversion of the Debentures, based upon the Fixed Price, at maturity;
       provided, however, the terms of the Debentures and the Warrants provide that Cornell Capital may not convert the Debentures into or exercise the
       Warrants for shares of Common Stock if, giving effect to such conversion and/or exercise, Cornell Capital, together with its affiliates, would beneficially own more than 4.9% of Common Stock outstanding following such conversion and/or exercise.

(3)    Marge Chassman, trustee of the Harbor Trust, has sole voting and dispositive power over the shares being sold under this prospectus.

(4)    Includes 37,500 shares held directly by Ms. Chassman and 1,158,613 shares issuable upon conversion of convertible promissory notes at maturity.

No Selling Stockholder is an affiliate or is controlled by our affiliates. None of the Selling Stockholders has or had a material relationship with us or any of our predecessors or affiliates for the past three years except as described elsewhere in this prospectus and in our SEC filings and reports.

                            DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, par value $0.0001 per share, 1,000 shares of which have been designated Series A Preferred Stock. As of December 27, 2005, there were 11,744,120 shares of Common Stock, and 248.15 shares of Series A Preferred
Stock issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of Common
Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of legally available funds. However, the current policy of the
Board is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock such as the Series A Preferred Stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

                                       59

Preferred Stock

The following description of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Incorporation filed with the
Secretary of State of the State of Delaware on February 1, 2005 fixing the rights, powers and privileges of the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled at any time to convert their shares of Series A Preferred Stock into Common Stock, without any further payment therefor. Each share of Series A Preferred Stock is initially convertible into 10,000 shares of Common Stock. The number of shares of Common
Stock issuable upon conversion of the Series A Preferred Stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of our Common Stock, an issuance of Common Stock or other securities as a dividend or distribution on the Common
Stock, a reclassification, exchange or substitution of the Common Stock, or our capital reorganization. Upon our merger or consolidation with or into another company, or any transfer, sale or lease by us of substantially all of our Common
Stock or assets, the Series A Preferred Stock will be treated as Common Stock for all purposes, including the determination of any assets, property or stock to which holders of the Series A Preferred Stock are entitled to receive, or into which the Series A Preferred Stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Except as otherwise required by law, the holders of Series A Preferred Stock are entitled to vote their shares on an as-if-converted to Common Stock basis, and shall vote together with the holders of the Common Stock, and not as a separate class.

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of Series A Preferred Stock will be entitled to receive out of our assets available for distribution to our stockholders, before any distribution is made to holders of our Common Stock, liquidating distributions in an amount equal to $25,000 per share. After payment of the full amount of the liquidating distributions to which the holders of the Series A Preferred Stock are entitled, holders of the Series A Preferred Stock will receive liquidating distributions pro rata with holders of Common Stock, based on the number of shares of Common Stock into which the Series A Preferred Stock is convertible at the conversion rate then in effect.

The Series A Preferred Stock may not be redeemed.

Holders of Series A Preferred Stock will not be entitled to receive dividends.

Warrants

We have issued unit warrants to purchase up to an aggregate of 2,558,250 shares of Common Stock in connection with the Private Placement. Each unit warrant entitles the holder to purchase 5,000 shares of Common Stock at the exercise price of $2.50 per share and will expire three years after effectiveness of a registration statement covering shares of Common Stock underlying the warrants.

We have issued warrants to purchase up to an aggregate of 1,681,650 shares of
Common Stock to the Placement Agent and certain other parties in connection with the Private Placement. Each warrant entitles the holder to purchase the stated
number of shares of Common Stock at an exercise price of $1.25 per share and will expire five years (with respect to warrants to purchase 1,481,650 shares)
and three years (with respect to warrants to purchase 200,000 shares) after its issue date.

                                       60

We have issued three-year warrants to purchase an aggregate of 160,000 shares of
Common Stock at $1.70 per share to two firms for investor relation services. The warrants contain cashless exercise provisions.

We have issued a warrant to Fusion Capital to purchase 377,359 shares of Common
Stock at an exercise price of $0.01 per share which will expire on December 31,
2010.

We have issued a warrant to Cornell Capital to purchase 1,000,000 shares of
Common Stock at an exercise price of $1.023 per share which will expire on
December 9, 2006.

As of December 27, 2005, we have issued warrants to purchase 5,777,259 shares of
Common Stock.

The warrants may not be redeemed by us at any time.

The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

Convertible Notes

We have issued convertible promissory notes in an aggregate principal amount outstanding as of December 27, 2005 of $901,728. These notes mature on July 3,
2006 and earn interest at a rate of 10% per year through December 8, 2005 and
12% thereafter until maturity. The outstanding principal amount of these notes and accrued unpaid interest may, at the holder's option, be converted into shares of Common Stock at a conversion price of $0.375 per share.

We have issued a convertible promissory note in the aggregate principal amount outstanding as of December 27, 2005 of $250,000. This note matures on December
9, 2006 and earns interest at a rate of 6% per year. The outstanding principal amount of this note and accrued unpaid interest may, at the holder's option, be converted into shares of Common Stock at a conversion price of $1.00 per share, subject to a conversion price adjustment in the event we offer or sell an option to acquire Common Stock at a price per share less than the conversion price.

These Notes are convertible, in whole or in part, at any time, into Common Stock at their respective conversion prices subject to certain limitations on conversion as set forth in the notes, including where the resulting number of shares converted on a cumulative basis, would exceed 19.99% of the total number of shares of Common Stock outstanding.

Convertible Debenture

We have issued to Cornell Capital Debentures in the aggregate principal amount of $2,000,000, which Debentures bear interest at the rate of 8% per year. We issued a Debenture in the principal amount of $1,000,000 on each of December 9,
2005 and December 28, 2005. Each Debenture has a three-year maturity from the date of issuance and is subject to earlier conversion or redemption pursuant to its terms. Cornell Capital has the right to convert a portion or all of the outstanding principal and interest under the Debentures into shares of Common
Stock at a conversion price per share equal to the lesser of the Fixed Price or
(ii) the Floating Price, subject to adjustment as provided in the Debentures;
provided, that any such conversion based on the Floating Price will generally be limited to $150,000 of principal outstanding under the Debentures in any thirty day period; and further provided, that Cornell Capital may not convert the
Debentures into shares of Common Stock if such conversion would result in
Cornell Capital beneficially owning in excess of 4.9% of the then issued and

                                       61

outstanding shares of Common Stock. The Conversion Price and number of shares of
Common Stock issuable upon conversion of the Debentures is subject to certain exceptions and adjustment for stock splits and combinations and other dilutive events.

Subject to the terms and condition of the Debentures, we have the right at any time upon three business days notice to redeem the Debentures, in whole or in part. If the closing bid price of the Common Stock, is less than the Fixed Price at the time of the redemption, we are obligated to pay, in addition to the principal and accrued interest being redeemed, the Redemption Amount. If the closing bid price is greater than the Fixed Price, we may redeem up to 50% at the Redemption Amount and 50% at the greater of the (x) Redemption Amount and
(y) the market value of the Common Stock. If an Event of Default (as such term is defined in the Debentures) occurs, any principal and accrued interest outstanding will become immediately due and payable, in cash or Common Stock, at
Cornell Capital's election.

Lock-up Agreements

Our shares of Common Stock are subject to various lock-up agreements that provide restrictions on the future sale of Common Stock by certain holders.
Xechem, the parent of our company prior to the Merger and present owner of
500,000 shares of Common Stock, has agreed that it would only sell any such shares subject to the volume of restrictions of Rule 144, regardless of whether or not such volume limitations under Rule 144 are applicable at the time of such sale. Additionally, participants in the Founders' Plan may sell 10% of their shares on the six month anniversary following issuance, an additional 10% on the twelve month anniversary of the issuance, and the balance upon initiation of a
Phase III clinical trial for our "Myodur" technology for muscular dystrophy, unless accelerated by our Compensation Committee. All lock-up agreements expire
24 months after the closing of the Private Placement.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our by-laws are intended to strengthen our Board's position in the event of a hostile takeover attempt. These by-law provisions have the following effects:

o      they provide that only business brought before an annual meeting by our
       Board or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders; and

o      they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination"
includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

                              PLAN OF DISTRIBUTION

We are registering an aggregate of 15,441,929 shares of Common Stock covered by this prospectus on behalf of the Selling Stockholders. The Common Stock may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act

                                       62

solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this prospectus may be effected in one or more of the following methods:

o        ordinary brokers' transactions;

o        transactions involving cross or block trades;

o        through brokers, dealers, or underwriters who may act solely as agents

o        "at the market" into an existing market for the Common Stock;

o        in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

o        in privately negotiated transactions; or

o        any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the
Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

Neither we nor the Selling Stockholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the Selling Stockholders, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the
Selling Stockholders, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify Cornell Capital and related persons against specified liabilities, including liabilities under the
Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised the Selling Stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the Selling
Stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.
Regulation M also prohibits any bids or purchases made in order to stabilize the

                                       63

price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the
SEC. Our filings are available to the public at the SEC's web site at
http://www.sec.gov. You may also read and copy any document we file at the SEC's
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Further
information on the Public Reference Room may be obtained by calling the SEC at
1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the
Securities Act for the Common Stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

                                  LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New
York.

                                     EXPERTS

The financial statements as of December 31, 2004 and for the year then ended, included in this prospectus have been so included in reliance on the report of
Marcum & Kliegman LLP, independent registered public accounting firm, given upon the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2003 and for the year ended December
31, 2003 and for the period from August 11, 1986 (inception) through December
31, 2003 included in this prospectus and the registration statement have been audited by WithumSmith+Brown, P.C., independent registered public accountants as stated in their report dated July 26, 2004, except for Note 14 (g) to the
December 31, 2003 financial statements which is dated December 8, 2004 which includes an explanatory paragraph relating to our ability to continue as a going concern. Such financial statements have been so included in reliance upon the authority of such firm as experts in auditing and accounting.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                       64

                              CHANGES IN ACCOUNTANT

On October 22, 2004, we replaced WithumSmith+Brown, P.C. as our independent registered public accounting firm and approved the appointment of Marcum &
Kliegman LLP as its independent registered public accounting firm for the fiscal year ended December 31, 2004.

As of December 8, 2004, upon effectiveness of the Merger, we replaced Daszkal
Bolton LLP as our independent auditors and approved the appointment of Marcum &
Kliegman LLP as our independent registered public accounting firm to audit our financial statements. The reason for the replacement of Daszkal Bolton LLP was primarily that, following the Merger, we continued the business of the Company as our sole line of business. We believe that it was in our best interests to retain Marcum & Kliegman LLP, the independent registered public accounting firm at the time of the Merger, to continue to audit such business after the Merger.
Marcum & Kliegman LLP is located at 655 Third Avenue, 16th Floor, New York, New
York 10017.

The reports of Daszkal Bolton LLP on our financial statements for the fiscal years ended April 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for both years were qualified as to uncertainty regarding our ability to continue as a going concern.

During our two most recent fiscal years, and the subsequent interim periods, prior to December 8, 2004, there were no disagreements with Daszkal Bolton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Daszkal Bolton LLP, would have caused it to make reference to the matter in connection with its reports. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-B.

Appointment of Marcum & Kliegman LLP was recommended and approved by our Audit
Committee. During our two most recent fiscal years, and the subsequent interim periods, prior to December 8, 2004, we did not consult Marcum & Kliegman LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

                                       65

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                            PAGE

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS....................F-2

AUDITED FINANCIAL STATEMENTS:

BALANCE SHEETS AS OF DECEMBER 31, 2004 AND 2003..............................F-4

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO DECEMBER 31, 2004.....F-5

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR THE PERIOD FROM
INCEPTION (AUGUST 11, 1986) TO DECEMBER 31, 2004.............................F-6

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO
DECEMBER 31, 2004............................................................F-7

NOTES TO FINANCIAL STATEMENTS........................................F-9 to F-26

UNAUDITED FINANCIAL STATEMENTS:

BALANCE SHEET AS OF SEPTEMBER 30, 2005......................................F-27

STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
AND 2004 AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO
SEPTEMBER 30, 2005..........................................................F-28

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2005....................................................F-29

STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
AND 2004 AND FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1986) TO
SEPTEMBER 30, 2005..........................................................F-31

NOTES TO FINANCIAL STATEMENTS.......................................F-33 to F-47

                                      F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
CepTor Corporation (A Development Stage Company):

We have  audited  the  accompanying  balance  sheet  of  CepTor  Corporation  (A
Development Stage Company) as of December 31, 2004 and the related statements of operations,  changes in  stockholders'  deficiency,  and cash flows for the year then  ended and for the period  from  August 11,  1986  (date of  inception)  to
December 31, 2004.  These  financial  statements are the  responsibility  of the
Company's  management.  Our  responsibility  is to  express  an opinion on these financial statements based on our audit.

The financial  statements  of the Company as of and for the year ended  December
31, 2003 and for the period from August 11, 1986 (date of inception) to December
31, 2003 were audited by another  independent  registered public accounting firm whose  report  dated July 26, 2004  expressed  an  unqualified  opinion on those statements and included an explanatory paragraph regarding the Company's ability to continue as a going  concern.  The financial  statements  for the period from
August 11, 1986 (date of  inception)  to December 31, 2003 reflect a net loss of
$911,586  of the  total  inception  to date net loss of  $16,395,591.  The other auditors'  report  has been  furnished  to us,  and our  opinion,  insofar as it related to the amounts  included for such prior  periods are based solely on the report of such other auditors.

We conducted  our audit in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements  are free of material  misstatement.  The Company is not  required to have,  nor were we engaged to perform,  an audit of its  internal  control  over financial reporting.  Our audit included  consideration of internal control over financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in the  circumstances,  but not for the  purpose of  expressing  an opinion on the  effectiveness  of the Company's  internal control over financial reporting.  Accordingly  we express  no such  opinion.  An audit  also  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in
the  financial   statements,   assessing  the  accounting  principles  used  and
significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  financial  position  of  CepTor  Corporation  (A
Development  Stage  Company) as of  December  31,  2004,  and the results of its operations  and its cash flows for the year then  ended and for the period  from
August 11, 1986 (date of  inception)  to December  31, 2004 in  conformity  with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP
Marcum & Kliegman LLP
New York, New York
March 4, 2005,  except for the 6th  paragraph of Note 18 as to which the date is
April 13, 2005

                                       F-2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,
CepTor Corporation (A Development Stage Company):

We have  audited  the  accompanying  balance  sheet  of  CepTor  Corporation  (A
Development  Stage Company) as of December 31, 2003, and the related  statements of operations,  stockholders'  deficiency and cash flows for the year then ended and for the period  from  August 11, 1986 (date of  inception)  to December  31,
2003.  These  financial  statements  are  the  responsibility  of the  Company's management.  Our  responsibility  is to express  an  opinion on these  financial statements based on our audit.

We conducted  our audit in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  financial  position  of  CepTor  Corporation  (A
Development  Stage  Company) as of  December  31,  2003,  and the results of its operations and cash flows for the year then ended and for the period from August
11, 1986 (date of inception) to December 31, 2003 in conformity  with accounting principles generally accepted in the United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company will continue as a going concern.  As more fully  described in Note 2 to
the  December  31,  2003  financial   statements,   the  Company  has  sustained
reoccurring  operating  losses and has an accumulated  deficit of $915,846 as of
December 31, 2003. These conditions raise  substantial doubt about the Company's ability to continue  as a going  concern.  Management's  plans  regarding  those matters are also  described in Note 2. The  financial  statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown, P.C.
WithumSmith+Brown, P.C.
New Brunswick, New Jersey
July  26,  2004,  except  for Note  14(g) to the  December  31,  2003  financial statements, which is dated December 8, 2004

                                       F-3

                                      CEPTOR CORPORATION
                                 (A Development Stage Company)
                                        BALANCE SHEETS

                                                                         DECEMBER 31,
                                                                    2004            2003
                                                               -------------    -------------

                             ASSETS
Current Assets:
  Cash and cash equivalents                                    $   1,331,513    $      68,374
  Prepaid expenses                                                   107,729           17,697
                                                               -------------    -------------
    Total current assets                                           1,439,242           86,071

Property and equipment, net                                           60,615              137
Security deposit                                                      18,511                -
                                                               -------------    -------------
TOTAL ASSETS                                                   $   1,518,368    $      86,208
                                                               =============    =============

            LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
  Accounts payable                                             $      58,266    $      35,517
  Accrued expenses                                                   315,237                -
  Common stock subject to repurchase under put right               1,637,325                -
                                                               -------------    -------------
    Total current liabilities                                      2,010,828           35,517

Convertible notes                                                     56,821                -
Long-term debt                                                             -          275,000
Due to Xechem International, Inc.                                          -           50,000
                                                               -------------    -------------

    TOTAL LIABILITIES                                              2,067,649          360,517
                                                               -------------    -------------
Commitments and contingencies

Stockholders' Deficiency:
  Preferred stock, $0.0001 par value;  authorized
    20,000,000 shares, issued and outstanding - 145.07
    shares  of  Series  A  Convertible  Preferred  Stock;
    liquidation preference - $3,626,750                            3,626,750                -
  Common stock, $0.0001; authorized 100,000,000 shares,
    issued and outstanding 10,539,161, net of 401,305
    shares subject to put right and 3,898,213
    shares at December 31, 2004 and 2003, respectively                 1,054              390
  Subscriptions receivable on common stock                              (303)               -
  Deferred compensation                                             (624,750)               -
  Additional paid-in capital                                      12,294,648          641,147
  Treasury stock, 145,070 shares, at cost                           (362,675)               -
  Deficit accumulated during the development stage               (15,484,005)        (915,846)
                                                               -------------    -------------
    Total stockholders' deficiency                                  (549,281)        (274,309)
                                                               -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                 $   1,518,368    $      86,208
                                                               =============    =============

                                       F-4

                                              CEPTOR CORPORATION
                                         (A Development Stage Company)
                                            STATEMENTS OF OPERATIONS

                                                                                                 CUMULATIVE
                                                                                              AUGUST 11, 1986
                                                                  FOR THE YEARS ENDED            (DATE OF
                                                                      DECEMBER 31,             INCEPTION) TO
                                                              -----------------------------     DECEMBER 31,
                                                                  2004             2003             2004
                                                              ------------     ------------   ---------------

REVENUES:
   Other income                                               $          -     $         -      $     75,349

OPERATING EXPENSES:
   Research and development                                      1,988,269         (58,785)        2,576,006
   In-process research and development                           5,034,309               -         5,034,309
   General and administrative                                    1,209,486         (67,507)        1,376,408
   Stock-based compensation pursuant to spinoff agreement        2,082,500               -         2,082,500
   Stock-based compensation to nonemployees                      2,689,575          41,637         2,907,235
   Stock-based litigation settlement expenses                      422,000               -           422,000
   Non-cash interest expense                                     1,100,915               -         1,100,915
   Interest expense, net of interest income                         20,835          12,157            35,451
                                                              ------------      ----------      ------------
        Total operating expenses                                14,547,889         (72,498)       15,534,824
                                                              ------------      ----------      ------------

NET (LOSS) INCOME                                              (14,547,889)         72,498       (15,459,475)

   Preferred dividends                                            (936,116)              -          (936,116)
                                                              ------------      ----------      ------------
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS            $(15,484,005)     $   72,498      $(16,395,591)
                                                              ============      ==========      ============

Basic and diluted (loss) income per common share              $      (3.25)     $     0.02

Weighted-average common shares outstanding                       4,757,477       3,898,213

                                       F-5

                                      CEPTOR CORPORATION
                                 (A Development Stage Company)
                       STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

                                  PREFERRED STOCK             COMMON STOCK
                              -----------------------   ------------------------ SUBSCRIPTION
                                SHARES       AMOUNT       SHARES        AMOUNT    RECEIVABLE
                              ---------------------------------------------------------------

BALANCE, AUGUST 11, 1986
  AND DECEMBER 31, 1986             -       $     -            -       $     -    $       -

  Issuance of common stock
    for cash, $0.0012                                    840,818            84
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1987          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1988          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1989          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1990          -             -      840,818            84            -

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1991          -             -      840,818            84            -

  Net loss

                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1992          -             -      840,818            84            -

  Net loss
  Convertible notes                                      176,572            18
  Issuance of common stock in
    exchange for services
    rendered. $ 0.0142                                   176,572            18
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1993          -             -    1,193,962           120            -

  Net income

  Distribution to stockholders
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1994          -             -    1,193,962           120            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1995          -             -    1,193,962           120            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1996          -             -    1,193,962           120            -

  Net loss
  Issued pursuant to
    acquisition, $3.3501                                  59,700             6
  Issuance of common stock
    for cash, $3.3501                                     29,850             3
  Capital contribution
    by stockholder
  Expense pursuant to grant
    of stock option
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1997          -             -    1,283,512           129            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1998          -             -    1,283,512           129            -

  Net loss
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 1999          -             -    1,283,512           129            -

  Net loss
  Issuance of common stock
    for cash, $3.1409                                     15,919             2
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 2000          -             -    1,299,431           131            -

  Net loss
  Issued pursuant to funding
    agreement, $0.0838                                 1,083,729           108
                              --------      --------   ---------       -------    ----------
BALANCE, DECEMBER 31, 2001          -       $     -    2,383,160       $   239    $       -

                                             F-6

                                                                          DEFICIT
                                                                        ACCUMULATED
                               DEFERRED   ADDITIONAL   TREASURY STOCK    DURING THE      TOTAL
                                COMPEN-    PAID-IN    ----------------- DEVELOPMENT   STOCKHOLDERS
                                SATION     CAPITAL    SHARES     AMOUNT    STAGE       DEFICIENCY
                              ----------------------------------------------------------------------

BALANCE, AUGUST 11, 1986
  AND DECEMBER 31, 1986        $      -    $      -        -   $      -  $       -      $       -

  Issuance of common stock
    for cash, $0.0012                           916                                         1,000
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1987            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1988            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1989            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1990            -         916        -          -          -          1,000

                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1991            -         916        -          -          -          1,000

  Net loss                                                                  (8,006)        (8,006)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1992            -         916        -          -     (8,006)        (7,006)

  Net loss                                                                  (1,169)        (1,169)
  Convertible notes                               3                                            21
  Issuance of common stock in
    exchange for services
    rendered. $ 0.0142                        2,482                                         2,500
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1993            -       3,401        -          -     (9,175)        (5,654)

  Net income                                                                10,222         10,222

  Distribution to stockholders                                              (4,260)        (4,260)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1994            -       3,401        -          -     (3,213)           308

  Net loss                                                                  (1,342)        (1,342)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1995            -       3,401        -          -     (4,555)        (1,034)

  Net loss                                                                  (8,727)        (8,727)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1996            -       3,401        -          -    (13,282)        (9,761)

  Net loss                                                                  (3,975)        (3,975)
  Issued pursuant to
    acquisition, $3.3501                    199,994                                       200,000
  Issuance of common stock
    for cash, $3.3501                        99,997                                       100,000
  Capital contribution
    by stockholder                           50,000                                        50,000
  Expense pursuant to grant
    of stock option                          20,356                                        20,356
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1997            -     373,748        -          -    (17,257)       356,620

  Net loss                                                                 (21,102)       (21,102)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1998            -     373,748        -          -    (38,359)       335,518

  Net loss                                                                 (25,172)       (25,172)
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 1999            -     373,748        -          -    (63,531)       310,346

  Net loss                                                                 (36,256)       (36,256)
  Issuance of common stock
    for cash, $3.1409                        49,998                                        50,000
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 2000            -     423,746        -          -    (99,787)       324,090

  Net loss                                                                (233,958)      (233,958)
  Issued pursuant to funding
    agreement, $0.0838                       90,659                                        90,767
                               --------    --------   ------   --------  ---------      ---------
BALANCE, DECEMBER 31, 2001     $      -    $514,405        -   $      -  $(333,745)     $ 180,899

                                       F-6

                               CEPTOR CORPORATION
                          (A Development Stage Company)
          STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY (CONTINUED)

                                                         PREFERRED STOCK            COMMON STOCK                     DEFERRED
                                                     -----------------------   -----------------------  SUBSCRIPTION  COMPEN-
                                                       SHARES       AMOUNT       SHARES        AMOUNT    RECEIVABLE   SATION
                                                     --------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2001                                 -       $     -     2,383,160      $   239     $      -    $     -

  Net loss
  Issued pursuant to funding agreement, $0.0838                                1,515,053          151
                                                     -------     ---------    ----------        -----         ----  ---------
BALANCE, DECEMBER 31, 2002                                 -             -     3,898,213          390            -          -

  Net income
                                                     -------     ---------    ----------        -----         ----  ---------
BALANCE, DECEMBER 31, 2003                                 -             -     3,898,213          390            -          -

  Acquisition by Xechem International, Inc. and
    application of push-down accounting                                                -            -
  Option granted pursuant to spinoff agreement                                         -            -
  Common stock subject to repurchase under put right                            (401,305)         (40)
  Common stock issued May 2004, in connection
    with bridge loans ($1.31)                                                    451,597           45
  Common stock issued May 2004, to placement
    agent for bridge loans ($2.50)                                                36,000            4
  Common stock issued September 2004, net of
    offering expenses of $70,760 ($1.68)                                         554,413           55
  Common stock issued December 2004 to advisors
    for past services ($2.50)                                                    675,690           68
  Reclassification in December 2004 of advances
    from Xechem as contribution to capital
  Minority shareholders pursuant to recapitalization                           1,850,000          185
  Common stock issued December 2004 pursuant to
    exercise of options granted pursuant to
    spinoff agreement ($0.00001)                                               3,031,943          303         (303)
  Intrinsic value of beneficial conversion
    feature of replacement notes
  Common stock issued December 2004 in conversion
    of convertible note ($1.25)                                                  167,610           17
  Common stock issued December 2004 in connection
    with litigation settlement ($2.50)                                           125,000           12
  Warrants issued in connection with
    litigation settlement
  Common stock issued December 2004 pursuant to
    placement agent agreement ($2.50)                                            150,000           15
  Warrants issued to nonemployees for services
  Preferred stock and warrants issued pursuant to
    units sold December 2004 in a private placement
    ($25,000/Unit)                                    145.07    $3,626,750
  Acquisition December 2004 of treasury stock
    under put right ($2.50)
  Deemed dividend of beneficial conversion
    feature of units sold in private placement
  Stock option-based compensation for investor
    relation services rendered                                                                                     (1,198,500)
  Stock option-based compensation for research
    consulting services rendered                                                                                      (30,600)
  Amortization of deferred compensation                                                                               604,350
  Net loss
                                                      ------    ----------    ----------       ------        -----  ---------
BALANCE, DECEMBER 31, 2004                            145.07    $3,626,750    10,539,161       $1,054        $(303) $(624,750)
                                                      ======    ==========    ==========       ======        =====  =========

                                      F-6

                                                                                        DEFICIT
                                                                                      ACCUMULATED
                                                        ADDITIONAL  TREASURY STOCK     DURING THE      TOTAL
                                                         PAID-IN   -----------------  DEVELOPMENT   STOCKHOLDERS
                                                         CAPITAL    SHARES   AMOUNT      STAGE       DEFICIENCY
                                                     -------------------------------------------------------------

BALANCE, DECEMBER 31, 2001                              $  514,405       -   $     -    $(333,745)   $   180,899

  Net loss                                                                               (654,599)      (654,599)
  Issued pursuant to funding agreement, $0.0838            126,742                                       126,893
                                                       ----------- ------- ---------  ------------   -----------
BALANCE, DECEMBER 31, 2002                                 641,147       -         -     (988,344)      (346,807)

  Net income                                                                               72,498         72,498
                                                       ----------- ------- ---------  ------------   -----------
BALANCE, DECEMBER 31, 2003                                 641,147       -         -     (915,846)      (274,309)

  Acquisition by Xechem International, Inc. and
    application of push-down accounting                  4,118,463                        915,846      5,034,309
  Option granted pursuant to spinoff agreement           2,082,500                                     2,082,500
  Common stock subject to repurchase under put right    (1,637,285)                                   (1,637,325)
  Common stock issued May 2004, in connection
    with bridge loans ($1.22)                              549,955                                       550,000
  Common stock issued May 2004, to placement
    agent for bridge loans ($2.50)                          89,996                                        90,000
  Common stock issued September 2004, net of
    offering expenses of $70,760 ($1.68)                   929,176                                       929,231
  Common stock issued December 2004 to advisors
    for past services ($2.50)                            1,689,157                                     1,689,225
  Reclassification in December 2004 of advances
    from Xechem as contribution to capital                 350,310                                       350,310
  Minority shareholders pursuant to recapitalization          (185)                                            -
  Common stock issued December 2004 pursuant to
    exercise of options granted pursuant to
    spinoff agreement ($0.00001)                                                                               -
  Intrinsic value of beneficial conversion
    feature of replacement notes                         1,111,240                                     1,111,240
  Common stock issued December 2004 in conversion
    of convertible note ($1.25)                            209,495                                       209,512
  Common stock issued December 2004 in connection
    with litigation settlement ($2.50)                     312,488                                       312,500
  Warrants issued in connection with
    litigation settlement                                  109,500                                       109,500
  Common stock issued December 2004 pursuant to
    placement agent agreement ($2.50)                          (15)                                            -
  Warrants issued to nonemployees for services             396,000                                       396,000
  Preferred stock and warrants issued pursuant to
    units sold December 2004 in a private placement
    ($25,000/Unit)                                        (822,510)                                    2,804,240
  Acquisition December 2004 of treasury stock
    under put right ($2.50)                                        145,070  (362,675)                   (362,675)
  Deemed dividend of beneficial conversion
    feature of units sold in private placement             936,116                        (936,116)            -
  Stock option-based compensation for investor
    relation services rendered                           1,198,500                                             -
  Stock option-based compensation for research
    consulting services rendered                            30,600                                             -
  Amortization of deferred compensation                                                                  604,350
  Net loss                                                                             (14,547,889)  (14,547,889)
                                                       ----------- ------- ---------  ------------   -----------
BALANCE, DECEMBER 31, 2004                             $12,294,648 145,070 $(362,675) $(15,484,005)  $  (549,281)
                                                       =========== ======= =========  ============   ===========

                                       F-6

                                                         CEPTOR CORPORATION
                                                    (A Development Stage Company)
                                                      STATEMENTS OF CASH FLOWS

                                                                                                                   CUMULATIVE
                                                                                                                AUGUST 11, 1986
                                                                                 FOR THE YEARS ENDED                (DATE OF
                                                                                     DECEMBER 31,                INCEPTION) TO
                                                                         -------------------------------------    DECEMBER 31,
                                                                                2004               2003               2004
                                                                         -----------------  ------------------  ------------------

CASH FLOWS USED IN OPERATING ACTIVITIES:
Net (loss) income                                                         $  (14,547,889)      $    72,498        $  (15,459,475)
Adjustments to reconcile net income (loss) to net cash
  used in operating activities:
    Depreciation and amortization                                                 11,046               273                13,283
    Write-off of in-process research and development                           5,034,309                 -             5,034,309
    Charge for stock option issued pursuant to
      spinoff agreement                                                        2,082,500                 -             2,082,500
    Stock-based compensation to nonemployees                                   2,689,575                 -             2,912,431
    Stock-based component of litigation settlement                               422,000                 -               422,000
    Non-cash interest expense                                                  1,100,915            41,637             1,318,575
    Changes in assets and liabilities:
      Prepaid expenses                                                           (90,032)           (6,476)             (107,729)
      Other assets                                                               (18,511)                -               (18,511)
      Accounts payable and accrued expenses                                      361,644          (220,998)              397,161
                                                                         -----------------  ------------------  ------------------
      Net cash used in operating activities                                   (2,954,443)         (113,066)           (3,405,456)
                                                                         -----------------  ------------------  ------------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment                                              (71,524)                -               (73,898)
                                                                         -----------------  ------------------  ------------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Net proceeds from issuances of common stock                                      929,231                 -             1,130,252
Net proceeds from issuances of preferred stock                                 2,804,240                 -             2,804,240
Acquisition of treasury stock under put right                                   (362,675)                -              (362,675)
Distribution to shareholders                                                           -                 -                (4,260)
Capital contributed by Xechem International, Inc.                                300,310            50,000               350,310
Proceeds from issuance of bridge loans                                         1,100,000                 -             1,375,000
Debt issue costs                                                                (132,000)                -              (132,000)
Principal payments on bridge loans                                              (350,000)                -              (350,000)
                                                                         -----------------  ------------------  ------------------
      Net cash provided by financing activities                                4,289,106            50,000             4,810,867
                                                                         -----------------  ------------------  ------------------
      Net increase (decrease) in cash and cash equivalents                     1,263,139           (63,066)            1,331,513

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD                              68,374           131,440                     -
                                                                         -----------------  ------------------  ------------------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD                            $    1,331,513       $    68,374        $    1,331,513
                                                                         =================  ==================  ==================

                                                                 F-7

                                               CEPTOR CORPORATION
                                          (A Development Stage Company)
                                            STATEMENTS OF CASH FLOWS

                                                                                                 CUMULATIVE
                                                                                               AUGUST 11, 1986
                                                                 FOR THE YEARS ENDED               (DATE OF
                                                                     DECEMBER 31,               INCEPTION) TO
                                                           ---------------------------------     DECEMBER 31,
                                                                  2004            2003              2004
                                                           ----------------  ---------------  ----------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Issued 36,000 shares of common stock as
  debt issuance costs                                        $    90,000            -          $    90,000
Issued 451,597 shares of common stock to bridge
  loan investors and placement agent                             550,000            -              550,000
Issued 167,610 shares upon conversion of
  convertible notes                                              209,512            -              209,512
Deemed dividend of the beneficial conversion feature
  of units sold in private placement                             936,116            -              936,116
Issuance of convertible notes in exchange for bridge
  loans and long-term debt plus accrued interest               1,111,240            -            1,111,240
Obligation to repurchase 401,305 shares of common
  pursuant to put right                                        1,637,325            -            1,637,325
Cash paid during the year for:
  Interest                                                        16,773            -                    -

                                                       F-8

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 1 - THE COMPANY

ORGANIZATION
The  financial  statements  presented  are  those  of  CepTor  Corporation  (the
"Company"), incorporated in August 1986 in the state of Delaware.

MERGER OF MEDALLION CREST MANAGEMENT,  INC. AND CEPTOR  CORPORATION As described
in  Note  13,   Medallion  Crest   Management,   Inc.,  a  Florida   corporation
("Medallion")  acquired  all of the common  stock of the  Company on December 8,
2004.  Medallion was an inactive  public shell at the time of  acquisition.  The
Company's  shareholders prior to the merger became the majority  shareholders of
Medallion  after the merger;  accordingly the transaction was accounted for as a recapitalization.  The accompanying financial statements have been retroactively restated to give effect to this transaction.

NATURE OF BUSINESS AND DEVELOPMENT STAGE OPERATIONS
CepTor  Corporation is a  biopharmaceutical  company engaged in the research and development of therapeutic  products for  neuromuscular,  neurodegenerative  and other  diseases with a focus on orphan  diseases  (defined as those which affect less than  200,000  people).  Since its  inception,  the Company has devoted its efforts and resources to the development of its receptor mediated drug-targeting platform for neuromuscular and  neurodegenerative  diseases,  and to raising the funds necessary to continue this research.

The Company is a development  stage  enterprise,  which has a limited history of operations and has not generated any material revenues since its inception.  The
Company  has  received  a  limited   amount  of  funding   through   grants  and
collaborative  research efforts in connection with developing its products.  The
Company does not have any products that are approved for commercial distribution at the present time. As a development stage  enterprise,  the Company is subject to all of the risks and uncertainties  that are associated with developing a new business.

NOTE 2 - LIQUIDITY AND FINANCIAL CONDITION (REVISED)

The  Company's  net  loss for the year  ended  December  31,  2004  amounted  to
$14,547,889,  which includes  $11,329,299 of non-cash special charges associated with the Company's acquisition by and subsequent spin-off from its former parent
Xechem  International,  Inc. ("Xechem"),  the issuance of stock and common stock purchase  warrants to  non-employees  for services and in  settlement of certain litigation and non-cash interest expense. The Company used net cash flows in its operating  activities of $2,954,443,  its development stage accumulated  deficit amounts to $15,484,005 and its working capital  deficiency  amounts to $571,586, which includes the obligation under the put right,  which during the year ending
December  31,  2005,  is  payable  only  out of  proceeds  from  any  subsequent financings,  as further  described  in Note 10. In  addition,  the  Company  was released  from  its  obligation  to use  3% of the  proceeds  from  its  private placement  for  investor  and  financial  relations  activities  unless  it  has liquidity  in excess  of that  required  to fund its  research  and  development activities. The Company expects to continue incurring losses for the foreseeable future due to the  inherent  uncertainty  that is related  to  establishing  the commercial  feasibility  of  pharmaceutical  products.  The Company will require substantial  additional  funding  to support  the  development  of its  proposed products and fund its  operations  while it continues its efforts to execute its business  plan  but  estimates  that  it has  sufficient  liquidity  to  sustain operations through December 31, 2005.

During the year ended  December 31, 2004,  the Company  received net proceeds of
$4,289,106 from financing  activities,  including (i) $2,804,240 (gross proceeds of $3,626,750 net of transactions  expenses amounting to $822,510) from the sale of preferred  stock and common stock  purchase  warrants  ("Units") in a private placement  transaction (see Note 16), (ii) $300,310 contributed by Xechem, (iii)
$968,000 (gross  proceeds of $1,100,000 from the issuances of Bridge Loans,  net of debt  issuance  costs of  $132,000,  (see Note 11) and (iv)  $929,231  (gross proceeds of $1,000,000 net of transactions  expenses  amounting to $70,769) in a sale of common stock to JCR  Pharmaceuticals  Co., Ltd. (see Note 12) concurrent with entering into an exclusive license agreement.  From the net proceeds of the sale of the Units,  the Company  repaid  $350,000 of principal on certain bridge loans pursuant to their terms and  repurchased  $362,675 of shares of its common stock held by Xechem pursuant to the terms of a redemption  obligation (see Note
5).  Subsequent to December 31, 2004 and through  February 11, 2005, the Company

                                       F-9

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 2 - LIQUIDITY AND FINANCIAL CONDITION (CONTINUED)
received net proceeds of approximately  $7,897,422 (gross proceeds of $9,164,500 net of transactions  expenses  amounting to $1,267,078),  through the additional sales  of  Units  described  in Note  18.  The  Company  is  continuing  to seek
additional  capital,   collaborative  partners,  joint  ventures  and  strategic
alliance  agreements  both  within the United  States and abroad in an effort to accelerate  the  development  of  its  proposed  products;  however,  there  are currently  no firm  commitments  in place for new  capital  nor has the  Company identified any prospective  joint venture partners or participants with which it would enter into a strategic alliance arrangement.

The Company's planned activities will require the use of additional  consultants and  contract  research  organizations  in support of its  clinical  development programs,  and additional  personnel,  including  management,  with expertise in areas  such as  preclinical  testing,  clinical  trial  design  and  management, regulatory  affairs,  manufacturing  and  marketing.  The  Company  has  been in discussions  with  several  contract  manufacturers  to provide the Company with sufficient clinical materials for both its pre-clinical  studies and to initiate its human clinical trials for its proposed product to treat muscular  dystrophy.
Based on these discussions,  the Company anticipates that it will likely need to raise additional capital to continue funding the development of its products.

Further,  if the Company receives regulatory approval for any of its products in the United  States or  elsewhere,  it will  incur  substantial  expenditures  to develop  manufacturing,  sales and marketing  capabilities and/or subcontract or joint venture these  activities with others.  There can be no assurance that the
Company  will ever  recognize  revenue  or  profit  from any such  products.  In
addition,   the  Company  may  encounter   unanticipated   problems,   including
developmental,  regulatory,  manufacturing  or marketing  difficulties,  some of which may be beyond its ability to resolve. The Company may lack the capacity to produce its  products  in-house and there can be no  assurances  that it will be able to locate or retain suitable contract manufacturers or be able to have them produce products at satisfactory prices.

There can be no assurance that management's plans to obtain additional financing to fund operations will be successful or that the successful  implementation  of the business plan will actually improve the Company's operating results.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The Company is a  development  stage  enterprise.  Accordingly,  the Company has included its  cumulative  statements  of  operations,  cash flows and  statement changes in  stockholders'  deficiency for the period of August 11, 1986 (date of inception)  to December  31, 2004 in  accordance  with  Statement  of  Financial
Accounting  Standards  ("SFAS") No. 7 "Accounting  and Reporting by  Development
Stage Enterprises".

The Company's net loss as reported in its statement of operations for the period of August 11,  1986 (date of  inception)  to December  31,  2004 is  $15,459,475 whereas the deficit  accumulated during its development stage as reported on its balance sheet at December 31, 2004 is $15,484,005. The difference is a result of the  acquisition of the Company by Xechem and the  restatement of its assets and liabilities to fair value, which resulted in the Company's  accumulated deficit, net of  distributions,  from  inception  through  December 31, 2003 (the date of merger for  financial  reporting  purposes)  being  reclassified  to  additional paid-in capital, net of a deemed dividend to the preferred shareholders.

CASH AND CASH EQUIVALENTS
The Company  considers  all highly liquid  investments  with a maturity of three months or less to be cash equivalents.

PROPERTY  AND  EQUIPMENT

Property  and  equipment  is  recorded  at cost less  accumulated  depreciation.
Depreciation is provided on the  straight-line  method over the estimated useful lives of the assets, which is primarily five years.  Leasehold  improvements are

                                      F-10

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
amortized  over the terms of their  respective  leases or  service  lives of the improvements,  whichever  is  shorter  Gains and  losses on  depreciable  assets retired or sold are  recognized  in the  statement of  operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

DEBT ISSUE COSTS
Pursuant to the Bridge loans  entered  into during April 2004 and May 2004,  the
Company paid the placement agent $132,000 in commissions  and a  non-accountable expense  allowance  and  issued  36,000  shares of common  stock with a value of
$90,000,  which were  amortized  over the term of the Bridge Loans from May 2004 through October 2004 (see Note 11).

ACCOUNTING  FOR  STOCK  BASED  COMPENSATION  As  permitted  under  SFAS No.  148
"Accounting for  Stock-Based  Compensation - Transition and  Disclosure,"  which amended SFAS No. 123 "Accounting for Stock-Based  Compensation," the Company has
elected to continue to follow the intrinsic  value method in accounting  for its stock-based compensation  arrangements as defined by Accounting Principles Board
("APB")  Opinion No. 25 "Accounting  for Stock Issued to Employees," and related
interpretations   including  Financial   Accounting   Standards  Board  ("FASB")
Interpretation  No. 44  "Accounting  for Certain  Transactions  Involving  Stock
Compensation," an interpretation of APB No. 25.

The cost of stock based compensation awards issued to non-employees for services are  recorded  at  either  the  fair  value  of  the  services  rendered  or the instruments  issued in exchange  for such  services,  whichever  is more readily determinable,  using the  measurement  date  guidelines  enumerated  in Emerging
Issues Task Force Issue ("EITF") 96-18,  "Accounting for Equity Instruments That
Are  Issued to Other  Than  Employees  for  Acquiring,  or in  Conjunction  with
Selling, Goods or Services."

The following table  summarizes the pro forma  operating  results of the Company had compensation  expense for stock options granted to employees been determined in  accordance  with the fair market value based method  prescribed  by SFAS No.
123. The Company has presented the following disclosures in accordance with SFAS
No. 148.

                                                                      For the Year Ended December 31,
                                                                      -------------------------------
                                                                     2004                       2003
                                                                     ----                       ----

Net (loss) income available to common stockholders               $(15,484,005)              $      72,498
Adjust: Stock-based employee compensation
  determined under the fair value method                               (2,930)                          -
                                                                 ------------               -------------
    Pro forma net (loss) income                                  $(15,486,935)              $      72,498
                                                                 =============              =============
Net (loss) income per share available to common stockholders:
    Basic and diluted, as reported                                     $(3.25)                      $0.02
    Basic and diluted, pro forma                                        (3.26)                       0.02

The pro forma amounts that are disclosed in accordance with SFAS No. 123 reflect the portion of the estimated  fair value of awards that were earned for the year ended December 31, 2004.

                                      F-11

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTING  FOR  WARRANTS  ISSUED IN  CONNECTION  WITH SALE OF UNIT The  Company
accounts for the issuance of common stock purchase warrants issued in connection with  sales  of its  Units  in  accordance  with the  provisions  of EITF  00-19
"Accounting  for Derivative  Financial  Instruments  Indexed to, and Potentially
Settled in, a Company's Own Stock".  Based on the provisions of EITF 00-19,  the
Company classifies as equity any contracts that (i) require physical  settlement or  net-share  settlement  or (ii)  gives  the  company  a  choice  of  net-cash settlement  or settlement  in its own shares  (physical  settlement or net-share settlement).  The Company classifies as assets or liabilities any contracts that
(i) require net-cash settlement  (including a requirement to net cash settle the contract  if an event  occurs and if that event is  outside  the  control of the
Company)  or (ii) give the  counterparty  a choice  of  net-cash  settlement  or settlement in shares (physical settlement or net-share settlement).

RESEARCH AND DEVELOPMENT
Research and development costs are expensed as incurred.

NET INCOME (LOSS) PER SHARE
Net income  (loss) per share is  presented  under  SFAS No.  128  "Earnings  Per
Share."  Under SFAS No.  128,  basic net income  (loss) per share is computed by dividing net income  (loss) per share  available to common  stockholders  by the weighted average shares of common stock  outstanding for the period and excludes any  potential  dilution.  Diluted  earnings  per share  reflect  the  potential dilution  that would  occur upon the  exercise  or  conversion  of all  dilutive securities  into common stock.  The  computation  of loss per share for the year ended December 31, 2004 excludes  potentially  dilutive securities because their inclusion would be anti-dilutive.

Shares of common  stock  issuable  upon  conversion  or exercise of  potentially dilutive securities at December 31, 2004 are as follows:

           Series A Preferred Stock                      1,450,700
           Warrants                                      1,120,420
           Options                                         662,340
           Convertible Notes                               725,730
                                                         ---------
           TOTAL                                         3,959,190
                                                         =========

There were no potentially dilutive securities  outstanding during the year ended
December 31, 2003. As described  further in Note 18,  subsequent to December 31,
2004, the Company sold,  pursuant to the private placement described in Note 16,
an  additional  366.58  Units,   including  366.58  shares  of  preferred  stock
convertible  into an aggregate of 3,665,800 shares of common stock plus warrants issued to the investors in the private placement to purchase 1,832,900 shares of common  stock and warrants  issued to the  placement  agent to purchase  366,580 shares of common  stock.  In  addition,  as  described  further  in Note 18, the
Company revised  certain terms of its  Convertible  Notes which may result in an additional  678,297 shares of common stock to be issuable upon conversion of the
Convertible Notes, upon maturity.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally  accepted in the United States of America requires  management to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities  and disclosure of contingent  assets and liabilities at the date of the  financial  statements  and the  reported  amounts of revenues  and expenses during the reporting period. Actual results could differ from those estimates.

                                      F-12

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying  amounts  reported in the balance sheet for cash,  accounts payable and accrued expenses  approximate fair value based upon the short term nature of those  instruments.  The carrying amount of the convertible  notes  approximates their fair value as the  effective  rate of such  instruments,  which takes into consideration  the  allocation of proceeds  based on the relative fair values of the notes and equity instruments issued concurrently, are consistent with market rates for investments with similar levels of risk.

CONCENTRATION OF CREDIT RISK
The Company maintains cash balances, at times, with financial institutions in an amount  which is more than  amounts  insured by the  Federal  Deposit  Insurance
Corporation.  Management  monitors  the  soundness  of  these  institutions  and considers the Company's risk negligible.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In January 2003,  the  Financial  Accounting  Standards  Board  ("FASB")  issued
Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46").
This   interpretation   of  Accounting   Research   Bulletin   ("ARB")  No.  51,
"Consolidated   Financial  Statements,"  provides  guidance  for  identifying  a controlling  interest in a variable interest entity ("VIE") established by means other than voting  interest.  FIN 46 also required  consolidation of a VIE by an enterprise  that holds such  controlling  interest.  In December  2003, the FASB completed its deliberations  regarding the proposed  modifications to FIN 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities -
an  Interpretation of ARB 51" ("FIN No. 46 R"). The decisions reached included a deferral of the effective date and provisions  for additional  scope  exceptions for certain types of variable interests.  Application of FIN No. 46R is required in  financial  statements  of public  entities  that have  interests  in VIEs or potential  VIEs  commonly  referred to as  special-purpose  entities for periods ending after December 15, 2003.  Application  by public small business  issuers'
entities is required in all interim and annual financial  statements for periods ending after December 15, 2004.

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In December 2004,  the FASB issued SFAS No. 123R,  "Share Based  Payment".  This statement is a revision of SFAS Statement No. 123,  "Accounting  for Stock-Based
Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to
Employees",  and its related  implementation  guidance.  SFAS 123R addresses all forms of share based  payment  ("SBP")  awards  including  shares  issued  under employee  stock  purchase  plans,  stock  options,  restricted  stock  and stock appreciation  rights.  Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date,  based on the estimated number of awards that are  expected  to vest and will result in a charge to  operations for stock-based compensation expense. SFAS 123R is effective for public entities that file as small business  issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

The  Company is  currently  in the  process of  evaluating  the effect  that the adoption of this pronouncement will have on its financial statements.

In  December  2004,  the FASB issued SFAS No.  153,  "Exchanges  of  Nonmonetary
Assets."  SFAS 153 amends APB  Opinion No. 29 to  eliminate  the  exception  for nonmonetary  exchanges  of  similar  productive  assets and  replaces  it with a general  exception  for  exchanges  of  nonmonetary  assets  that  do  not  have commercial  substance.  A nonmonetary  exchange has commercial  substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS 153 are effective for nonmonetary asset exchanges  occurring in fiscal periods  beginning  after June 15, 2005.  Earlier application is permitted for  nonmonetary  asset  exchanges  occurring in fiscal periods  beginning  after  December 16, 2004.  The  provisions of this Statement should be applied prospectively.

                                      F-13

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In EITF Issue No. 04-8, "The Effect of Contingently  Convertible  Instruments on
Diluted  Earnings  Per Share",  the EITF reached a consensus  that  contingently convertible  instruments,  such as contingently  convertible debt,  contingently convertible  preferred  stock,  and other such securities  should be included in diluted earnings per share (if dilutive)  regardless of whether the market price trigger has been met. The consensus is effective for  reporting  periods  ending after December 15, 2004.

The  Company's  adoption  of this  pronouncement  did not have an  effect on the
Company's financial statements.

NOTE 4 - ACQUISITION OF CEPTOR CORPORATION BY XECHEM INTERNATIONAL, INC.

On January 27, 2004, the former  shareholders of the Company  received shares of preferred stock of Xechem (convertible into 30,000,000 shares of common stock of
Xechem)  in  connection  with the  merger  of the  Company  into a  wholly-owned subsidiary of Xechem. For financial  reporting  purposes,  the effective date of the  merger was  designated  January 1, 2004.  The  results of  operations  from
January 1 to January 27, 2004 were not significant.  The merger was accomplished through  a  reverse  triangular  merger  whereby  Ceptor  Acquisition,  Inc.,  a wholly-owned  subsidiary of Xechem,  was merged into the Company and the Company was the surviving entity.

Effective upon the acquisition of the Company by Xechem,  the Company's  balance sheet was adjusted to record existing assets and liabilities to fair value. Fair value was  generally  assigned to these assets based on the net present value of the projected cash flows  expected to be generated by those assets.  Significant assumptions underlying these cash flows include our assessment of the timing and our ability to  successfully  complete the in-process  research and  development
("IPR&D")  projects,  and  interest  rates used to discount  these cash flows to their present value. In accordance with EITF Issue No. 99-12,  "Determination of the Measurement Date for the Market Price of an Acquirer's  Securities Issued in
a  Business   Combination,"  the  Company  determined  the  fair  value  of  the consideration  paid in the transaction was the average closing price of Xechem's common stock for a  reasonable  period of time before and after the terms of the acquisition  were agreed to and announced.  The fair value of the  consideration
determined  under  this  method  amounted  to  $4,760,000.   In  allocating  the
consideration  paid, the fair value of the recorded assets and liabilities  were determined  to equal the carrying  value with the excess  value  assigned to the
IPR&D which  represents  the value  assigned to the acquired  intangible  assets which  had not  reached  technological  feasibility  and for  which  there is no alternative use.

The Company recorded  approximately  $5,034,300 of IPR&D,  consisting of granted patents and pending patent  applications,  which has been expensed as in-process research and development costs. The following table summarizes the fair value of the assets acquired and liabilities assumed in the acquisition:

Consideration paid by Xechem to former
  stockholders of Ceptor Corporation                       $    4,760,000

Net Liabilities Assumed:
  Current liabilities                                             (35,000)
  Notes and advances payable                                     (325,000)
  Current and other assets                                         85,691
                                                           ---------------
                                                                 (274,309)
                                                           ---------------
Purchase price in excess of net liabilities
  assumed by Xechem - allocated to in-process
  research and development                                 $    5,034,309
                                                           ===============

                                      F-14

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 5 - SPINOFF OF CEPTOR CORPORATION BY XECHEM INTERNATIONAL, INC.

DESCRIPTION OF XECHEM SPINOFF AGREEMENT
Following the  acquisition  of the Company by Xechem,  the board of directors of
Xechem determined that Xechem lacked the resources to fully fund the development and regulatory approval of the Company's  technology.  As a result, the board of directors  of Xechem  determined  that it was in the best  interest  of Xechem's stockholders  to effect a spin-off of the Company  from  Xechem,  providing  the
Company  with an  independent  platform  to obtain  financing  and  develop  its technology.  As a result the Company, Xechem, and William Pursley,  Chairman and
CEO of the Company ("Mr.  Pursley"),  entered into an agreement  dated March 31,
2004, amended July 23, 2004 and November 17, 2004, (the "Spinoff Agreement"), to
provide for the  separation  of the Company from Xechem.  The Spinoff  Agreement provided for the Company's separation from Xechem under a transaction structured to include  (i) the  Company's  redemption  of a portion  of its shares  held by
Xechem out of the proceeds of future  financing under the Redemption  Obligation described below, (ii) the issuance and allocation of additional shares of common stock to Mr.  Pursley under the  Founders'  Plan  described  below and (iii) the
Company's  reverse merger into a public shell  described in Note 13. The Company also agreed to pay royalties on future  revenues and assume  certain  obligation for contingent  consideration  payable to the former stockholders of the Company
(who sold their shares to Xechem).

The Spinoff of the Company from Xechem concurrent with Mr. Pursley's exercise of his stock option and the Company's  reverse  merger into Medallion was completed on December 8, 2004.

REDEMPTION OBLIGATION
Under the terms of the  original  Spinoff  Agreement,  Xechem  was  entitled  to receive 25% of the proceeds of any offering of securities of the Company,  up to
$2,000,000.  Following discussion with prospective selling agents for a proposed private  placement of the Company's  securities,  Xechem agreed to accept 10% of the proceeds, up to $2,000,000, of any future financing in partial redemption of shares of the Company held by Xechem (see Note 10).

ALLOCATION OF STOCK UNDER FOUNDERS' PLAN
Pursuant to the Spinoff Agreement, Mr. Pursley was allocated,  initially through a 10-year  option  exercisable  at par value  ($0.0001 per share),  the right to designate  for  issuance  3,031,943  shares of the common  stock of the Company, equal to 43.75% of the fully diluted common stock  outstanding  (the  "Founders'
Shares")   assuming  the  issuance  of  all  of  the   Founders'   Shares.   The
aforementioned  right  of Mr.  Pursley  provided  him the  irrevocable  right to allocate  such award to certain other  employees  and persons  designated by Mr.
Pursley  having  importance  to  the  future  success  of  the  Company,   on  a
discretionary basis.

Pursuant  to the grant of the option to  purchase  the  3,031,943  shares of the
Company's  common stock at the nominal  exercise price of par value, the Company recorded compensation expense of $2,082,500  representing the intrinsic value of the  option  determined  by  applying  the  percent  that the  Founders'  Shares represent of the fully diluted shares outstanding, to the net assets acquired by
Xechem in its acquisition of the Company.

Mr.  Pursley  allocated  1,468,670  shares of the  option to ten other  persons, retaining  1,247,428 with the remaining 315,845 shares to be allocated to others in the future.  All shares were issued  concurrent  with the Company's  spin-off from Xechem and reverse  merger with  Medallion on December 9, 2004.  All of the
Founders' Shares  immediately upon issuance became fully voting, and are subject to the terms of the  Founders'  Plan,  as amended.  Pursuant to the terms of the
Founders' Plan,  restrictions  on holders of Founders'  Shares will lapse 10% on
the  six  month  anniversary  following  issuance,   10%  on  the  twelve  month
anniversary  following issuance,  and the balance upon initiation of a Phase III clinical  trial for the  Myodor  technology  for  muscular  dystrophy.  Upon the happening  of  certain  events  described  in the  Founders'  Plan,  such as the cessation of employment by a  participant  following an award,  shares issued or issuable to Founders'  Plan  participants  may revert to Mr.  Pursley and may be cancelled, forfeited,  re-designated or re-issued in his sole discretion subject to Board of Directors or Compensation Committee approvals.

FUTURE ROYALTY COMMITMENT
The Company  agreed to pay  royalties  to Xechem in an amount  equal to two (2%)
percent  of the  gross  revenues  received  by the  Company,  its  subsidiaries, affiliates and assigns,  with respect to the sale of any products  Incorporating

                                      F-15

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 5 - SPINOFF OF CEPTOR BY CORPORATION XECHEM INTERNATIONAL, INC. (CONTINUED)
any of the technology owned by the Company as of March 31, 2004 or the licensing of any of the  Company's  intellectual  property,  or the sale of the  licensing rights to any of the Company's intellectual property.

CONTINGENT CONSIDERATION
Pursuant to the terms of the  acquisition of CepTor by Xechem,  Xechem agreed to the future payment of additional  consideration  in shares of stock of Xechem to the original shareholders of the Company upon the earlier to occur of filing (i)
of a Phase II application for any drug in development  which relies, in whole or in part, on the technology or the efforts of its management, provided such Phase
II  application  is filed (or  substantial  steps  taken to be filed)  within 36 months of the date of the final  acquisition  or  merger;  (ii) of any Phase III application for such  technology or efforts  provided such Phase III application is filed (or  substantial  steps taken to filed) within 60 months of the date of acquisition or merger; and (iii) of any NDA filings made within 72 months of the date of the final  acquisition  or merger with Xechem.  In  connection  with the
Spinoff  Agreement,  substantially  all of the  obligations  for the issuance of shares as additional  consideration to the original  shareholders of the Company have been assumed by the Company,  and Xechem has been released  therefrom.  The
Company will be required to record compensation  expense based on the fair value of the shares on the date of  attainment  of any of the  aforementioned  events.
This compensation charge could be substantial.

NOTE 6 - PREPAID EXPENSES

Prepaid expenses  principally  consist of unamortized  premiums paid to carriers for insurance  policies including  approximately  $100,800 at December 31, 2004, specifically relating to directors and officers' liability insurance.

NOTE 7 - DEBT ISSUE COSTS

Debt issue costs of $222,000  include  $132,000 of fees paid in cash and $90,000 representing  the fair  value  of  36,000  shares  of  common  stock  issued  as compensation to the placement agent in the Bridge Loan transaction  described in
Note 11.  The debt  issues  costs  were  fully  amortized  during the year ended
December 31, 2004.

NOTE 8 - PROPERTY AND EQUIPMENT

Property and equipment, is as follows:

                                           At December 31,
                                           ---------------
                                        2004            2003
                                     ---------        --------
Office equipment                      $60,134         $     -
Lab equipment                             500           2,374
Leasehold improvements                 11,390               -
                                     ---------        --------
                                       72,024           2,374
Less-accumulated depreciation
  and amortization                     11,409           2,237
                                     ---------        --------
Total                                 $60,615         $   137
                                     =========        ========

For the years ended December 31, 2004 and 2003, depreciation expense was $11,046 and $273, respectively.

                                      F-16

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 9 - ACCRUED EXPENSES

Accrued expenses at December 31, 2004, are as follows:

    Legal fees incurred in connection with the              $     152,485
      private placement and related matters
    Financial investor relations fees                             108,803
    Clinical development expenses                                  26,811
    Research expenses                                              21,703
    Interest on convertible notes                                   5,435
                                                            --------------
    Total                                                   $     315,237
                                                            ==============

NOTE 10 - COMMON STOCK SUBJECT TO REPURCHASE UNDER REDEMPTION OBLIGATION

The Spinoff  Agreement,  as amended,  provides for the Company to redeem, out of the proceeds of future  financing  transactions,  an aggregate of  $2,000,000 of shares  of  common  stock  of  the  Company  held  by  Xechem  (the  "Redemption
Obligation"). Pursuant to the terms of the Redemption Obligation, the Company is obligated  to use the  first  25%  (adjusted  to 10% of the  proceeds  from  the
Company's private placement initiated in December 2004 and concluded in February
2005) of the gross proceeds received in such financing transactions to redeem an equivalent  number of shares of common stock held by Xechem,  that is derived by dividing  such proceeds by the price per share of common stock of the Company at which such financing transaction is consummated. At the end of two years, Xechem will have the right to put the  remaining  portion of the  shares  held for sale back to the Company to cover any deficiency.

During  December  2004,  the Company  redeemed  145,070 of its common shares for
$362,675,  which  represents 10% of the gross proceeds that the Company received from  the  sale  of  Units  in the  private  placement  transactions  that  were consummated  in December  2004. At December 31, 2004,  the remaining  Redemption
Obligation of $1,637,325 is estimated to redeem approximately  401,305 shares of the  Company's  common  stock  held by  Xechem,  based on the fair  value of the
Company's  common stock on December 31, 2004 of $4.08 per share.  In  accordance with EITF Issue No. 00-19,  "Accounting  for  Derivative  Financial  Instruments
Indexed  To,  Potentially  Settled  In, The  Company's  Own  Stock," the Company
classified  the remaining  Redemption  Obligation as a current  liability in the accompanying  balance  sheet,  since the Company  anticipates  repurchasing  the remaining  amount of  common  stock  from  Xechem  out of  proceeds  of  various financings anticipated over the next twelve months.

The  Company  accounted  for its  redemptions  of the  aforementioned  shares as treasury stock transactions, at cost.

Subsequent to December 31, 2004, pursuant to additional  financing  transactions under the private placement  completed in February 2005, the Company redeemed an additional  366,580  shares of common  stock of the  Company  held by Xechem for
$916,450,  which  represents 10% of the gross proceeds that the Company received from the sale of 366.58 Units (see Note 18).

NOTE 11 - BRIDGE LOANS AND LONG TERM DEBT

BRIDGE NOTES
Pursuant to the terms of the Spinoff Agreement and actions taken thereafter, the
Company entered into a selling  agreement dated April 23, 2004 providing for the private  placement of $1,100,000 of 8%  convertible  notes due on the earlier of
October 22, 2004 or the date of closing on the next  financing of  $1,000,000 or more by the  Company  (the  "Bridge  Loans"),  secured by certain  rights to put
Bridge Loans to Xechem for Xechem shares in certain circumstances. Purchasers of the Bridge  Loans  received  451,597  shares of common  stock of the  Company as additional  consideration.  The selling agent  received  36,000 shares of common stock  of  the  Company,  plus  commissions  in the  amount  of  $110,000  and a non-accountable  expense allowance in the amount of $22,000,  in connection with its services (see Note 7). The Bridge Loan offering was completed in May 2004.

                                      F-17

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 11 - BRIDGE LOANS AND LONG TERM DEBT (CONTINUED)

The Company  recorded a $550,000  discount,  representing  an  allocation of the proceeds of the Bridge  Loans based on the  relative  fair value of common stock and the Bridge  Loans  issued to the Bridge Loan  participants,  which was fully amortized over the six month period from May 2004 through October 2004 (the term of the Bridge Loans).  The  amortization of the discount is included in non-cash interest expense in the accompanying  statement of operations for the year ended
December 31, 2004.

The  Company  was not able to  repay  the  Bridge  Loans on  October  22,  2004, therefore pursuant to the terms of the Bridge Loans, the Bridge Loan holders had the right to convert  their notes into  shares of common  stock of Xechem at the lower of $0.07 per share or 75% of the market  price of the  previous  20 market days prior to  conversion,  a portion of which  would have been  required  to be issued by Xechem and the remainder from Mr. Pursley's  personal Xechem holdings.
As of December 8, 2004 the closing  price of Xechem  common stock  (XKEM.OB) was approximately $0.02 per share.

Pursuant to the  exchange  offer  described  in Note 13, the Company  offered to exchange  with the  holders  of the  outstanding  Bridge  Loans and other  debt, certain newly issued notes due December 8, 2005  convertible  into shares of the
Company's common stock, at $1.25 per share, to be issued in amounts equal to the outstanding  principal under the notes cancelled,  plus accrued interest through
December 9, 2004 (the "Convertible Notes").

On December 9, 2004, the remaining  balance of principal and accrued interest of the Bridge Loans were either repaid or exchanged for the  Convertible  Notes (as further described in Note 13), as follows:

                                                      Accrued
                                     Principal       Interest         Total
                                   ------------    ------------   --------------
Repaid in cash                     $    350,000     $    16,773   $     366,773
Exchanged for Convertible Notes         750,000          36,696         786,696
                                   ------------    ------------   --------------
                                   $  1,100,000     $    53,469   $   1,153,469
                                   ============    ============   ==============

The contractual  interest expense on the notes repaid, which amounted to $16,773 is included in interest  expense in the  accompanying  statements of operations.
The  contractual  interest  expense on the notes  exchanged for the  Convertible
Notes, prior to exchange, of $36,696 is included in non-cash interest expense in the accompanying statements of operations.

LONG TERM DEBT
During the year ended  December  31,  2004,  the Company  exchanged  $275,000 of principal on long term debt plus $49,544 of accrued interest through the date of exchange  (aggregate of $324,544) for Convertible Notes under the exchange offer described  in Note  13.  Contractual  interest  expense  on these  notes,  which amounted to $25,886 for the year ended December 31, 2004 is included in non-cash interest  expense and $12,870 for the year ended  December 31, 2003, is included in interest expense in the accompanying statements of operations.

NOTE 12 - LICENSE AGREEMENT WITH JCR PHARMACEUTICALS CO., LTD.

On September 15, 2004 the Company  entered into an exclusive  license  agreement with JCR  Pharmaceuticals  Co., Ltd. ("JCR") to manufacture and sell Myodur, the
Company's  proposed  product  for  muscular  dystrophy,  in certain  Pacific Rim countries consisting of Japan, South Korea, China, Taiwan, and Singapore.  Under
the terms of the JCR license,  the Company will receive  royalties in the amount of 25% of net sales (as  defined),  provided  that the sum of cost of goods sold plus royalty  payments  does not exceed 35% of net sales in total.  In addition,
JCR is obligated to make a $500,000 payment upon approval of an  Investigational
New Drug application  ("IND") in the United States for the Company's therapy for muscular dystrophy.

                                      F-18

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 12 - LICENSE AGREEMENT WITH JCR PHARMACEUTICALS CO., LTD. (CONTINUED)

Pursuant to the agreement,  JCR purchased  554,413 shares of common stock of the
Company for a payment of $1,000,000.  In addition, JCR has agreed to purchase an additional  $1,000,000  of common  stock of the Company at the then market price existing at the time of IND approval from the Food and Drug  Administration  for the Company's therapy for muscular dystrophy.

NOTE 13 - MERGER WITH MEDALLION CREST MANAGEMENT, INC. AND RELATED TRANSACTIONS

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION
On December 8, 2004, Medallion, CepTor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Medallion ("Acquisition Corp."), and the Company,
entered  into an  Agreement  of Merger and Plan of  Reorganization  (the "Merger
Agreement").  Pursuant to the Merger Agreement,  on December 8, 2004 the Company
merged with  Acquisition  Corp.,  with the Company  surviving as a  wholly-owned subsidiary  of  Medallion  (the  "Merger").  Upon  effectiveness  of the Merger,
Medallion filed with the Florida  Department of State,  Articles of Amendment to
the Articles of  Incorporation  to change its name to CepTor  Corporation  ("New
CepTor"  and now the  Company),  and to  authorize  the  issuance of up to 1,000 shares of its Series A Convertible Preferred Stock (the "Preferred Stock").

Pursuant to the Merger,  Medallion acquired all of the outstanding capital stock of the Company in exchange for  5,278,068  shares of New CepTor's  common stock, par value  $0.0001  per share,  and  assumption  of certain  obligations  of the
Company.  As a result,  the Company's  former  stockholders  became the majority stockholders of New CepTor. The Merger was accounted for as a  recapitalization, since the former  stockholders  of the Company own a majority of the outstanding shares of New CepTor's common stock immediately following the Merger. New CepTor intends to carry on the Company's business as its sole line of business and will
remain  in  Hunt  Valley,   Maryland   and   continue  as  a   development-stage
bio-pharmaceutical  company focusing on therapeutic  products for neuromuscular, neurodegenerative diseases and other orphan diseases.

REINCORPORATION OF COMPANY
On December 9, 2004,  the Board of Directors of the Company  authorized a change of the state of  incorporation  to Delaware from Florida through a merger of the
New CepTor and the Company (its wholly-owned subsidiary). Approval of the change was  authorized by  shareholder  consent  during  January  2005.  Pursuant to an
Agreement dated November 15, 2004, Xechem, the single largest shareholder of New
CepTor,  agreed to vote for the change of the state of incorporation to Delaware in  connection  with the  spin-off  of its  majority  ownership  of the  Company pursuant to the Spinoff Agreement.  On January 31, 2005, the Company merged with
New Ceptor to change its  domicile to Delaware  from Florida and to collapse the parent-subsidiary relationship resulting from the Merger, with the Company being the surviving entity.

NOTE EXCHANGE  OFFER  Pursuant to an offer dated October 22, 2004 (the "Exchange
Offer") as amended  November 15,  2004,  made to the Bridge Loans and other debt holders of the Company,  New CepTor issued  $1,111,240 of its Convertible  Notes due December 8, 2005 which are  convertible  into shares of New CepTor's  common stock at $1.25 per share in amounts equal to the outstanding principal under the
notes  cancelled,   plus  accrued  interest  through  the  date  of  conversion.
(Subsequent to December 31, 2004, the maturity date was extended to July 3, 2006 and the conversion rate was amended to $0.75 per share, as further  described in
Note  18).  Since the fair  value of New  CepTor's  common  stock on the date of exchange was $2.50 per share, the Company recorded an original issuance discount equal to the  principal  balance of the notes,  which  represents  the intrinsic value  of  this  beneficial  conversion  feature.  The  intrinsic  value  of the beneficial  conversion  feature is being amortized to interest  expense over the term of the Convertible  Notes through  December 8, 2005.  During the year ended
December 31, 2004, the Company  amortized  $56,821 of the intrinsic value of the beneficial  conversion feature which is included in non-cash interest expense in the accompanying statement of operations.

                                      F-19

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 13 - MERGER WITH MEDALLION CREST MANAGEMENT, INC. AND RELATED TRANSACTIONS
          (CONTINUED)

Immediately following the completion of the note exchange, one of the holders of the Company's  convertible notes elected to convert their outstanding  principal of $209,512,  into 167,610 shares of common stock with a fair value of $419,024.
The excess of the fair value of shares  issued in exchange for such  Convertible
Notes,  which amounts to $209,512,  is included in non-cash  interest expense in the accompanying statement of operations for the year ended December 31, 2004.

Accordingly, the remaining principal balance of the Convertible Notes amounts to
$901,728,  before giving effect to the net unamortized  discount associated with the beneficial conversion feature.

ADOPTION OF STOCK PLANS
In connection with the Merger, New CepTor adopted the Company's  Founders' Stock
Plan and 2004  Incentive  Stock Plan. On December 9, 2004 the Company  issued to
Mr. Pursley and certain other  employees,  designated by Mr. Pursley,  3,031,943 shares of restricted common stock under the Founders' Stock Plan.

Under  the  2004  Incentive  Stock  Plan,  officers,  consultants,   third-party
collaborators,  and employees of the Company or its  subsidiaries may be granted rights in the form of options or shares of restricted  stock for up to a maximum of  2,773,820  shares of common  stock.  As of  December  31,  2004,  options to purchase  59,840  shares of common  stock of the Company have been granted to an employee  and  options  to  purchase  602,500  shares of common  stock have been granted to non-employees.  In addition, the Company has issued 800,690 shares of restricted stock to non-employees (see Note 17).

NOTE 14 - INCOME TAXES

As of December 31, 2004 the Company  estimates  that it has net  operating  loss carryforwards  of  approximately  $3,200,000  that will be  available  to offset future taxable income,  if any,  through 2024. The Company's  utilization of its net operating loss carryforwards could be subject to substantial  limitation due to the  "change of  ownership"  provisions  under  Section  382 of the  Internal
Revenue Code and similar state  provisions.  Such  limitation  may result in the expiration of the net operating loss  carryforwards  prior to their utilization.
The Company has  established  a 100%  valuation  allowance  for the deferred tax assets  arising from the net operating loss and other  temporary  differences as management  believes that it is more likely than not that their benefit will not be realized in the future.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENTS
The Company  entered into  employment  agreements with certain of its executives commencing March 31, 2004 and April 26, 2004 (the  "Executives"),  which provide each  Executive  with a base salary for an initial term of two years,  renewable annually  thereafter.  The  Company  is  obligated  to  pay,  in the  aggregate, approximately  $555,000,  $770,000 and $215,000 for the years ended December 31,
2004, 2005 and 2006, respectively. If Executive's employment with the Company is terminated  without  cause or good  reason,  as those  terms are  defined in the employment agreement, the Company is obligated to pay Executive his current base salary  and  his  benefits  for an  additional  twelve  months.  If  Executive's employment is terminated  due to total  disability,  the Company is obligated to continue  to pay his  current  base salary and his  benefits  for an  additional thirty-six months. If Executive's employment is terminated due to his death, the
Company  is  obligated  to  continue  to pay  his  current  base  salary  for an additional three months and continue to pay for his benefits for the next twelve months.  In addition,  the employment  agreement  contains  confidentiality  and covenant not to compete  provisions  for the period of his  employment  plus and additional twelve months.

LEASE ARRANGEMENT
Effective  March 17, 2004, the Company  entered into a sublease for 5,200 square feet of office space in Hunt Valley, Maryland that expires on December 31, 2006.
Minimum  lease  payments  under this  arrangement  will amount to  approximately
$76,000 during each of the years ending December 31, 2005 and 2006. In addition,

                                      F-20

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 15 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

the lease  provides for the Company to  reimburse  the landlord for its pro rata share of the building  common area operating  expenses.  Rent expense under this arrangement amounted to $62,400 for the year ended December 31, 2004.

DEFINED CONTRIBUTION PLAN
During the year ended  December  31,  2004,  the  Company  instituted  a defined contribution  plan under Section  401(k) of the Internal  Revenue Code. The plan provides for the Company to match its employee's  contributions  in an amount up to 4% of each eligible participant's  compensation.  The Company's contributions to the plan amounted to  approximately  $30,700 for the year ended  December 31,
2004, which are included the accompanying statement of operations.

CONSULTING AGREEMENTS
Pursuant to Xechem's acquisition of the Company,  Xechem entered into consulting agreements with its two founding  scientists (the  "Scientists") for a period of sixty  months.  In  consideration  for the services to be  rendered,  Xechem was obligated to pay a total of $276,000 to each Scientist, plus expenses as allowed for in the consulting agreements. Pursuant to the Spinoff Agreement, the Company entered into new consulting agreements to replace and supersede their agreements with Xechem. The consulting  agreements are non-cancelable for a period of sixty months, effective February 1, 2004 and provide for a monthly fee of $5,000 each, plus allowable expenses.

ROYALTY OBLIGATION
As  described  in Note 5, the Company is  obligated  to pay  royalties to Xechem equal to two (2%) percent of the gross revenues on certain future product sales, if any.

CONTINGENT CONSIDERATION
As  described  in  Note 5,  the  Company  assumed  Xechem's  obligation  to make additional payments of an indeterminable amount of shares of common stock to the
Company's former stockholders upon the attainment of certain product development milestones.

MANUFACTURING AND SUPPLY AGREEMENT
Pursuant  to a  manufacturing  arrangement  entered  into  during the year ended
December  31, 2004,  with Bachem AG (a contract  manufacturer  - "Bachem"),  the
Company has agreed to purchase its clinical  materials  through the end of 2005, from Bachem.  The  estimated  cost of producing  all of the  materials  that the
Company  will  require  under  this  contract   manufacturing   arrangement   is
approximately  $6,000,000.  During the year ended December 31, 2004, the Company made two  non-refundable  payments to Bachem in the  aggregate of  approximately
$811,300,  to fund the production of certain compounds for certain  pre-clinical studies that are required steps in the Company's drug  validation  process.  The
Company charged the aforementioned payments to research and development expenses in the  accompanying  statement of  operations  for the year ended  December 31,
2004.  The payment of additional  amounts to Bachem is contingent  upon Bachem's ability to supply the Company with certain levels of the required compounds.

SETTLEMENT OF LITIGATION
During  June 2004,  the  Company's  management  was  introduced  to a  financial intermediary,  as a means to locate a candidate for a public  transaction and to seek  funding.  The Company  executed a  "Non-Binding  Letter of Intent" for the purposes of structuring a potential  transaction.  In late  September  2004, the
Company advised the financial  intermediary  that it was not prepared to proceed with the proposed transaction.  The financial intermediary thereafter on October
8, 2004  commenced an action in the Northern  District of  California,  entitled
Bluewater Partners S.A. v. CepTor Corporation (Case No. C 04 4277 JCS) alleging, among  other  things,  that the Company  abandoned  its  obligations  to close a

                                      F-21

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 15 - COMMITMENTS AND CONTINGENCIES (CONTINUED)
transaction on the eve of a closing,  that it had breached its  agreements  with
Bluewater,  promissory  estoppel,  breach of implied  covenant of good faith and fair dealing, Quantum Meruit, unjust enrichment; and seeking declaratory relief, and damages in the amount of $3.6 million. On November 12, 2004, the Company and
Bluewater entered into a written proposal outlining material terms for permanent dismissal of the action providing, among other things, for immediate withdrawal, without prejudice, of the complaint by Bluewater,  exchanges of mutual releases, receipt  by  Bluewater  of 50,000  shares of  unrestricted  common  stock of the
Company,  from certain existing  shareholders of the Company as an accommodation who were further  compensated  with warrants to purchase 50,000 shares of common stock of the Company for $1.25 per share,  125,000  shares of restricted  common stock of the Company,  and payment of $25,000 in full  settlement of the action.
On  November  12,  2004  Bluewater  filed an  application  withdrawing,  without prejudice, their complaint against the Company.

NOTE 16 - EQUITY TRANSACTIONS

STOCK SPLIT
In April 2004, the Company's board of directors declared an 18,000-for-one stock split  (based upon the then  outstanding  shares of common stock of the Company, prior to the share exchange and merger with Medallion),  affected in the form of a stock dividend,  on the shares of the Company's common stock. Each shareholder of record  received  additional  shares of common stock for each share of common stock held  without the capital of the Company  being  increased or decreased by the  transfer  of  surplus  to capital  account  or the  transfer  of capital to surplus,  or  otherwise.  Stockholders'  equity  reflects  the  stock  split  by reclassifying  from  "Additional  paid-in  capital" to "Common  stock" an amount equal to the par value of the additional shares arising from the stock split. As the result of the stock split,  the pre-merger  shares held by Xechem  increased from 100 shares to 1,800,000 shares (3,898,213 shares on a post-Medallion merger basis) and the shares  held in reserve  for options to be granted to pursuant to the Founders' Plan, which upon exercise would be 1,400,000 shares  (3,031,943 on a post-Medallion merger basis).

In  conjunction   with  the  reverse  merger,   the  Company's   Certificate  of
Incorporation   was  amended  to  increase  the  authorized   capital  stock  to
120,000,000  shares,  and  100,000,000 was designated as shares of common stock,
$0.0001 par value per share and 20,000,000 shares of preferred stock.

COMMON STOCK ISSUED FOR CASH
As described in Note 12, the Company issued 554,413 shares of common stock to
JCR Pharmaceuticals Co., Ltd. for net proceeds of $929,231 (gross proceeds of
$1,000,000 less transaction expenses of $70,769).

COMMON STOCK ISSUED IN CONNECTION WITH BRIDGE LOANS
As described in Note 11, the Company  issued 451,597 shares of common stock with an  allocated  fair value of  $550,000  to the  holders of the Bridge  Loans and
36,000 shares of common stock with a fair of $90,000 to the  placement  agent in the Bridge Loan transaction.

COMMON STOCK AND WARRANTS  ISSUED IN SETTLEMENT OF LITIGATION The Company issued
125,000  shares of common  stock with a fair value of $312,500  and warrants for the  purchase of 50,000  shares of common stock with a fair value of $109,500 in connection with the settlement of litigation described in Note 15.

CONVERSION OF NOTES INTO COMMON STOCK
As described in Note 13 one of the holders of the  Company's  Convertible  Notes elected to convert their balance into 167,610 shares of common stock with a fair value of $419,024.

COMMON STOCK ISSUED UNDER FOUNDERS' PLAN
On December 9, 2004 the Company  issued to  employees  of the Company and others
3,031,943 shares of restricted  common stock under the Founders' Stock Plan (see
Note 5).

                                      F-22

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 16 - EQUITY TRANSACTIONS (CONTINUED)

COMMON STOCK ISSUED TO AGENT IN PRIVATE PLACEMENT TRANSACTION The Company issued
150,000  shares of common  stock to the  placement  agent in  private  placement transactions described below as partial payment for services rendered.

COMMON STOCK ISSUED TO AN ADVISOR FOR PAST SERVICES During November and December
2004, the Company  issued 675,690 shares of restricted  common stock with a fair value of  $1,689,225  to an advisor for  services  performed  during  2004.  The restrictions as to these shares lapse twelve months after the dates of issuance.

ISSUANCES OF WARRANTS
The Company  issued  three-year  warrants to purchase  200,000  shares of common stock to two advisors for past services  performed earlier in 2004 and, based on an option pricing model,  recorded the fair value of the warrants as stock-based compensation to nonemployees in the accompanying statement of operations, in the amount of $396,000 during the fourth quarter of 2004.

Pursuant  to  agreements  entered  into for the  purpose of  providing  investor relations  services to the Company,  the Company agreed to issue to its investor relations  firms,  five-year  options to purchase up to an  aggregate of 587,500 shares of common stock at an exercise price of $2.50 per share,  with piggy-back registration  rights.  Based on an option pricing model, the fair value of these options of $1,198,500 was recorded as deferred stock compensation expense at the date of award.  As these awards were for past and future  services,  the Company recognized  stock-related  compensation  expense of  $586,500  during the fourth quarter of 2004 and is included in stock-based  compensation to nonemployees for the year ended  December 31, 2004 in the  accompanying  statement of operations.
The  Company  will  amortize  the  remaining   balance  of  the  deferred  stock
compensation  expense of $612,000 through June 2006, the remaining period of the agreement.

In addition,  the Company  granted an option to purchase 15,000 shares of common stock to a research  consultant of the Company and,  based on an option  pricing model, recorded the fair value of the options as deferred stock compensation, in the amount of  $30,600.  The  Company  recognized  research  expense of $17,850, during the third and fourth  quarters  of 2004 and is  included  in  stock-based compensation  to  nonemployees  for the  year  ended  December  31,  2004 in the accompanying  statement of  operations.  The Company will amortize the remaining balance of the deferred stock compensation  expense of $12,750 through May 2005, the remaining period of the agreement.

PRIVATE PLACEMENT
Pursuant to a placement  agent  agreement  dated  October 22, 2004,  the Company agreed  to sell in a private  placement  up to 240  Units at  $25,000  per Unit, subject  to  increase  to  permit  sale of up to an  additional  36  Units  upon agreement of the Company and the placement  agent.  On January 13, 2005,  CepTor and the placement  agent amended the placement  agent  agreement to increase the private  placement to up to 480 Units,  subject to increase to permit sale of up to an  additional 72 Units,  provided that such increase  could be terminated at any time prior to closing by the Company. Under the terms of the placement agent agreement,  as amended,  the placement agent is entitled to a selling commission of 8%, plus a 2% non-accountable expense reimbursement payable from the proceeds of the private placement,  five-year warrants exercisable at $1.25 per share for an amount  equivalent  to 10% of the  shares of common  stock to which the Units would be convertible into, and up to 300,000 shares of common stock.

During  December  2004,  CepTor sold  145.07  Units to  investors  pursuant to a
Confidential   Private   Placement   Memorandum   dated   October  22,  2004  as
supplemented,  each  Unit  consisting  of one  share  of  Series  A  Convertible
Preferred  Stock,  and a  three-year  warrant to purchase up to 5,000  shares of common stock for $2.50 per share.  Each share of Series A Convertible  Preferred
Stock is convertible  into 10,000 shares of common stock.  During December 2004, the Company  received gross proceeds of $3,626,750  (net proceeds of $2,804,240, after the payment of commissions  and other expenses of the  transactions  which amounted to $822,510), from the sale of the Units.

                                      F-23

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 16 - EQUITY TRANSACTIONS (CONTINUED)

Holders  of Series A  Preferred  Stock will be  entitled  at any time to convert their shares of Series A Preferred Stock into common stock,  without any further payment  therefore.  Each  share  of  Series  A  Preferred  Stock  is  initially convertible  into 10,000 shares of common stock.  The number of shares of common stock  issuable upon  conversion  of the Series A Preferred  Stock is subject to adjustment upon the occurrence of certain  events,  including,  among others,  a stock split, reverse stock split or combination of our common stock, an issuance of common stock or other  securities as a dividend or distribution on the common stock, a reclassification,  exchange or substitution of the common stock, or our capital reorganization. Upon merger or consolidation of the Company with or into another company,  or any transfer,  sale or lease by us of substantially  all of the common stock or assets of the Company,  the Series A Preferred Stock will be treated as common stock for all  purposes,  including the  determination  of any assets,  property or stock to which holders of the Series A Preferred  Stock are entitled to receive, or into which the Series A Preferred Stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Except as otherwise required by law, the holders of Series A Preferred Stock are entitled to vote their shares on an  as-if-converted  to common stock basis, and shall vote together with the holders of the common stock,  and not as a separate class.

In the  event  of our  voluntary  or  involuntary  liquidation,  dissolution  or winding-up,  holders of Series A Preferred Stock will be entitled to receive out of our  assets  available  for  distribution  to our  stockholders,  before  any distribution is made to holders of our common stock,  liquidating  distributions in an amount equal to $25,000 per share. After payment of the full amount of the liquidating  distributions  to which the holders of the Series A Preferred Stock are entitled,  holders of the Series A Preferred Stock will receive  liquidating distributions  pro rata with  holders  of common  stock,  based on the number of shares of common stock into which the Series A Preferred Stock is convertible at the conversion rate then in effect.

The Series A Preferred Stock may not be redeemed.

Holders of Series A Preferred  Stock will not be entitled to receive  dividends, if any.

The Company  issued  warrants to purchase  725,350  shares of common  stock as a component  of the Unit.  The Company  determined  that the  preferred  stock was issued with an effective  beneficial  conversion feature for which it recorded a deemed  dividend of $936,116  based upon an  allocation  of the  proceeds to the relative  fair  values of the  preferred  stock and the  warrants.  The  Company calculated the fair value of the warrants using an option pricing model.

Pursuant  to the  placement  agent  agreement,  the Company  issued  warrants to purchase up to an aggregate of 145,070  shares of Common Stock to the  placement agent in  connection  with the private  placement.  Each  warrant  entitles  the placement  agent to purchase  the stated  number of shares of common stock at an exercise  price of $1.25 per share and will  expire  five years  after its issue date.

The  warrants  may not be  redeemed  by us at any  time.  The  warrants  contain provisions  that  protect the holders  against  dilution  by  adjustment  of the purchase price in certain events,  such as stock  dividends,  stock splits,  and other similar events. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

The Company  accounts for the issuance of common stock purchase  warrants issued in connection  with sales of its Units in accordance with the provisions of EITF
00-19  "Accounting  for  Derivative   Financial   Instruments  Indexed  to,  and
Potentially Settled in, a Company's Own Stock".  Based on the provisions of EITF
00-19, the Company  classifies as equity any contracts that (i) require physical settlement  or  net-share  settlement  or (ii)  gives  the  company  a choice of net-cash  settlement  or settlement  in its own shares  (physical  settlement or net-share  settlement).  The Company  classifies  as assets or  liabilities  any contracts that (i) require net-cash  settlement  (including a requirement to net cash  settle the  contract  if an event  occurs and if that event is outside the control  of the  Company)  or (ii) give the  counterparty  a choice of  net-cash
settlement   or  settlement   in  shares   (physical   settlement  or  net-share
settlement).

                                      F-24

                               CEPTOR CORPORATION
                          (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 16 - EQUITY TRANSACTIONS (CONTINUED)

The  Company  issued  the  aforementioned   warrants  with  registration  rights
agreements  which stipulate that the Company will file a registration  statement under the Securities Act on or before February 6, 2005. Substantially all of the
Company's  warrants are  exercisable by the holders at any time  irrespective of whether the registration statement has been declared effective. In addition, the
Company is not (and never is) precluded from  delivering  unregistered  stock to any warrant  holder who elects to exercise  their warrants in the event that the
Company's  registration statement with respect to the stock issuable pursuant to such warrants has not been declared effective.

The  Company's  registration  rights  agreements  generally  contain a provision requiring the Company to pay defined damages in the form of additional shares of common  stock of the  Company  if it has not  filed the  registration  statement before June 7, 2005.

Since the Company (i) is not precluded from issuing  unregistered  shares in the event of its failure to cause a registration statement to be declared effective,
(ii) is  permitted  to net share  settle its  warrants  by issuing  unregistered shares,  and (iii) has met all of the other  criteria for equity  classification under EITF 00-19, it has classified its warrants as equity instruments.

OPTIONS GRANTED PURSUANT TO 2004 INCENTIVE STOCK PLAN
The Company granted an option to purchase  approximately 60,000 shares of common stock to an employee.  Pursuant to the terms of the 2004  Incentive  Stock Plan, the options have an exercise price of $2.50 per share,  the fair market value on the date of grant and such options will vest over four years.

NOTE 17 - ADOPTION OF 2004 INCENTIVE STOCK PLAN

The 2004  Incentive  Stock Plan was first approved by the Board of Directors and the  stockholders  of the Company on May 31, 2004 and re-approved on December 8,
2004. The purpose of the 2004 Incentive Stock Plan is to provide an incentive to retain in the employ of and as directors,  officers,  consultants,  advisors and employees  of the  Company,  persons of training,  experience  and  ability,  to attract new  directors,  officers,  consultants,  advisors and  employees  whose services are considered  valuable,  to encourage the sense of proprietorship and to  stimulate  the active  interest of such  persons  into the  development  and financial  success of the  Company.  Under the 2004  Incentive  Stock Plan,  the
Company will be authorized to issue Incentive Stock options  intended to qualify under  Section 422 of the Code,  non-qualified  stock  options,  and  restricted stock.  The 2004 Incentive  Stock Plan is administered by the board of directors or the  Compensation  Committee.  As of December 31, 2004,  2,773,820  shares of common  stock of the Company  have been  reserved  for  issuance  under the 2004
Incentive  Stock Plan and options for the  purchase of 662,340  shares of common stock of the Company, of which all but approximately  60,000 are to nonemployees for services  rendered,  have been  recommended  to the Board of  Directors  for approval.  In addition  during the year ended  December  31,  2004,  the Company issued 800,690 shares of restricted  common stock of the Company pursuant to the
2004  Incentive  Stock Plan as payment for  services  rendered by  nonemployees.
Subsequent  to December 31, 2004,  the option awards and issuances of restricted common stock which had been  recommended  under the 2004 Incentive Stock Plan to various  consultants  and an employee were  approved by the  Company's  board of directors.

The  following  table  summarizes  the stock option  activity for the year ended
December 31, 2004 (there was no activity prior to January 1, 2004):

                                                            Weighted-Average
                                                Options      Exercise Price
                                               ----------    --------------
Outstanding - January 1, 2004                          -         $   -
Granted                                          662,340
Canceled                                               -
                                               ----------        -----
Outstanding - December 31, 2004                  662,340          2.50
                                               ==========
Options exercisable at December 31, 2004         295,000         $2.50

                                      F-25

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2004

NOTE 17 - ADOPTION OF 2004 INCENTIVE STOCK PLAN (CONTINUED)

The following table  summarizes  additional  information  about  outstanding and exercisable stock options at December 31, 2004:

                                                 Weighted-Average
                                                 ----------------
                                         Remaining
                      Number             Contractual         Exercise           Number            Weighted-Average
Exercise Prices       Outstanding        Life                Price              Exercisable        Exercise Price
---------------       -----------        -----------         --------           -----------       ----------------

$0.00-$2.50           662,340            5.29 years          $2.50              295,000                 $2.50

All options  granted have exercise  prices equal to the fair market value on the date of grant.

The fair  value of stock  option  grants is  estimated  using the  Black-Scholes option-pricing model with the following assumptions:

                 Term (years)                     10
                 Volatility                       115%
                 Risk-free interest rate          3.32%
                 Dividend yield                   0

NOTE 18 - SUBSEQUENT EVENTS

PRIVATE PLACEMENT
Pursuant to the  private  placement  initiated  in  December  2004,  the Company received  additional  gross  proceeds of $9,164,500  (net proceeds of $7,897,422 after  deducting the expenses of the sale of the Units of  $1,267,078)  from the sale of 366.58 Units during  January and February  2005.  Each Unit consisted of one share of Series A Convertible  Preferred  Stock and a three-year  warrant to purchase up to 5,000  shares of common  stock at $2.50 per share.  If the 366.58
Units are converted into common stock of the Company by the holders, the Company will issue an  additional  3,665,800  shares of common  stock.  If the  warrants issued as a component  of the 366.58 Units are  exercised  by the  holders,  the
Company will  receive an  additional  $4,582,250  and will issue an aggregate of
1,832,900 shares of common stock.

Additionally,  the Company  issued  warrants to purchase up to an  aggregate  of
366,580  shares of common stock to the placement  agent in  connection  with the placement  agent  agreement.  Each  warrant  entitles the holder to purchase the stated number of shares of common stock at an exercise  price of $1.25 per share and will expire five years after its issue date.

Pursuant to the January 13, 2005 amendment to the placement agent agreement, the
Company  issued  warrants to purchase  up to 925,000  shares of common  stock to certain original shareholders of the Company prior to the merger with Medallion.
Each  warrant  entitles  the holder to purchase  the stated  number of shares of common stock at an exercise price of $1.25 per share and will expire three years after its issue date.

Subsequent to December 31, 2004, pursuant to additional  financing  transactions under the private placement  completed in February 2005, the Company redeemed an additional  366,580  shares of common  stock of the  Company  held by Xechem for
$916,450,  which  represents 10% of the gross proceeds that the Company received from the sale of 366.58 Units.

SETTLEMENT OF LEGAL FEES IN SHARES OF COMMON STOCK
Subsequent  to December 31, 2004,  the Company and its legal  counsel  agreed to settle a portion of its legal  fees  incurred  in  connection  with the  private placement  during  November and December  2004, in shares of common stock of the
Company.  The Company issued 23,000 shares of  unregistered  common stock with a fair value of $138,000 in settlement of $70,000 in legal fees.

AMENDED AND RESTATED CONVERTIBLE NOTES
Subsequent  to December  31,  2004,  the Company  revised  certain  terms of its
Convertible  Notes. The maturity date was extended to July 3, 2006 from December
8, 2005 in  exchange  for an  increase in the  interest  rate to 12%,  effective
December  9, 2005 and a change in the  conversion  price from $1.25 per share to
$0.75 per share.

                                      F-26

                                                 CEPTOR CORPORATION
                                            (A DEVELOPMENT STAGE COMPANY)
                                              CONDENSED BALANCE SHEET

                                                                               SEPTEMBER 30, 2005
                                                                                  (UNAUDITED)
                                                                               ------------------
ASSETS

Current Assets:
    Cash and cash equivalents                                                      $    149,174
    Prepaid expenses and other current assets                                           115,001
                                                                                   -------------
     Total current assets                                                               264,175

Property and equipment, net                                                              60,206
Security deposit                                                                         18,511
                                                                                   -------------

TOTAL ASSETS                                                                       $    342,892
                                                                                   =============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
    Accounts payable                                                               $  1,012,007
    Accrued expenses                                                                  1,545,764
    Convertible notes                                                                   343,708
    Common stock subject to repurchase under variable shares put right                     --
                                                                                   -------------
      Total current liabilities                                                       2,901,479

Convertible notes                                                                          --

                                                                                   -------------
TOTAL LIABILITIES                                                                     2,901,479
                                                                                   -------------

Commitments and contingencies

Stockholders' Deficiency:
    Preferred stock, $0.0001 par value; authorized 20,000,000 shares, issued and outstanding - 254.15 and 145.07  shares of Series A Convertible  Preferred
      Stock  at  September 30, 2005 and December 31, 2004, respectively;
      liquidation preference - $6,353,750 and $3,626,750, respectively                6,353,750
    Common stock, $0.0001; authorized 100,000,000 shares, issued and outstanding - 10,552,944 at September 30, 2005 and 10,539,161, net
      of 401,305 shares subject to put right at December 31, 2004                         1,055
    Subscriptions receivable on common stock                                               --
    Deferred compensation                                                              (404,532)
    Additional paid-in capital                                                       25,533,697
    Treasury stock, 145,070 shares, at December 31, 2004, at cost                          --
    Deficit accumulated during the development stage                                (34,042,557)
                                                                                   -------------
      Total stockholders' deficiency                                                 (2,558,587)
                                                                                   -------------

TOTAL LIABILITIES AND STOCKHOLDERS'
    DEFICIENCY                                                                     $    342,892
                                                                                   =============
(See Notes to Condensed Financial Statements)

                                                        F-27

                                      CEPTOR CORPORATION
                                 (A DEVELOPMENT STAGE COMPANY)
                              CONDENSED STATEMENTS OF OPERATIONS
                                          (UNAUDITED)

                                                                              CUMULATIVE
                                                                               AUGUST 11,
                                                                                  1986
                                                     NINE MONTHS ENDED          (DATE OF
                                                       SEPTEMBER 30,          INCEPTION) TO
                                                --------------------------    SEPTEMBER 30,
                                                     2005           2004          2005
                                                ------------    ----------   ----------------
REVENUES:

   Other income                                 $          -   $         -      $     75,349

OPERATING EXPENSES:
   Research and development                        6,123,918       785,810         8,717,774
   In-process research and development                     -     5,034,309         5,034,309
   General and administrative                      2,957,701     3,030,980         9,510,334
   Gain on extinguishment of debt                   (311,281)            -          (311,281)
   Non-cash interest expense                         598,168       643,333         1,916,743
   Interest expense, net of interest income           25,546        57,023            60,997
                                                 -----------   -----------      -----------
   Total operating expenses                        9,394,052     9,551,455        24,928,876
                                                 -----------   -----------      -----------

NET LOSS                                          (9,394,052)   (9,551,455)      (24,853,527)

   Deemed preferred stock dividends               (9,164,500)            -       (10,100,616)
                                                ------------   -----------      ------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS       $(18,558,552)  $(9,551,455)     $(34,954,143)
                                                ============   ===========      ============

   Basic and diluted loss per common share      $      (1.76)   $    (2.28)

   Weighted-average common shares outstanding     10,515,243     4,180,829

(See Notes to Condensed Financial Statements)

                                             F-28

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                     CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                                             (UNAUDITED)

                                                              PREFERRED STOCK            COMMON STOCK        SUBSCRIP-    DEFERRED
                                                             -----------------        -------------------      TION        COMPEN-
                                                             SHARES     AMOUNT        SHARES       AMOUNT    RECEIVABLE    SATION
                                                             ------     ------        ------       ------    ----------    ------

BALANCE, JANUARY 1, 2005                                  145.07       $3,626,750   10,539,161     $1,054     $(303)     $(624,750)

Preferred stock and warrants issued pursuant to
   units sold on January 5, 2005 in a private
   placement ($25,000)                                     48.35        1,208,750
Deemed dividend of beneficial conversion feature
   of units sold January 5, 2005 in private
   placement
Acquisition January 5, 2005 of treasury stock
   under put right ($2.50)
Preferred stock and warrants issued pursuant to
   units sold on January 18, 2005 in a private
   placement ($25,000)                                     76.25        1,906,250
Deemed dividend of beneficial conversion feature
   of units sold January 18, 2005 in private
   placement
Acquisition January 18, 2005 of treasury stock
   under put right ($2.50)
Common stock issued January 2005 in connection
   with payment of legal fees ($3.04)                                                  23,000          2
Common stock issued January 2005 pursuant to
   amendment of placement agent agreement ($2.50)                                     150,000         15
Common stock issued February 2005 to advisors for
   past services ($6.25)                                                                7,500          1
Preferred stock and warrants issued pursuant to
   units sold on February 3, 2005 in a private
   placement ($25,000)                                    224.48        5,612,000
Deemed dividend of beneficial conversion feature
   of units sold February 3, 2005 in private
   placement
Acquisition February 3, 2005 of treasury stock
   under put right ($2.50)
Preferred stock and warrants issued pursuant to
   units sold on February 11, 2005 in a private
   placement ($25,000)                                     17.50          437,500
Deemed dividend of beneficial conversion feature
   of units sold February 11, 2005 in private
   placement
Acquisition February 11, 2005 of treasury stock
   under put right ($2.50)
Common stock issued February 2005 pursuant to
   cashless exercise of option ($3.05)                                                100,191        10
Common stock issued March 2005 upon conversion of
   preferred shares ($2.50)                               (44.00)      (1,100,000)    440,000        44

(See Notes to Consolidated Financial Statements)

                                                                F-29

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                     CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                                             (UNAUDITED)

                                                                                                   DEFICIT
                                                                                                 ACCUMULATED
                                                          ADDITIONAL      TREASURY STOCK         DURING THE        TOTAL
                                                           PAID-IN      -------------------      DEVELOPMENT    STOCKHOLDERS'
                                                           CAPITAL      SHARES      AMOUNT         STAGE         DEFICIENCY
                                                           -------      ------      ------         -----           ------

BALANCE, JANUARY 1, 2005                                  $12,294,648  145,070    $(362,675)   $(15,484,005)  $   (549,281)

Preferred stock and warrants issued pursuant to
   units sold on January 5, 2005 in a private
   placement ($25,000)                                       (159,359)                                           1,049,391
Deemed dividend of beneficial conversion feature
   of units sold January 5, 2005 in private
   placement                                                1,208,750                            (1,208,750)             -
Acquisition January 5, 2005 of treasury stock
   under put right ($2.50)                                              48,350     (120,875)                      (120,875)
Preferred stock and warrants issued pursuant to
   units sold on January 18, 2005 in a private
   placement ($25,000)                                       (252,624)                                           1,653,626
Deemed dividend of beneficial conversion feature
   of units sold January 18, 2005 in private
   placement                                                1,906,250                            (1,906,250)             -
Acquisition January 18, 2005 of treasury stock
   under put right ($2.50)                                              76,250     (190,625)                      (190,625)
Common stock issued January 2005 in connection
   with payment of legal fees ($3.04)                          69,998                                               70,000
Common stock issued January 2005 pursuant to
   amendment of placement agent agreement ($2.50)                 (15)                                                   -
Common stock issued February 2005 to advisors for
   past services ($6.25)                                       46,874                                               46,875
Preferred stock and warrants issued pursuant to
   units sold on February 3, 2005 in a private
   placement ($25,000)                                       (851,447)                                           4,760,553
Deemed dividend of beneficial conversion feature
   of units sold February 3, 2005 in private
   placement                                                5,612,000                             (5,612,000)            -
Acquisition February 3, 2005 of treasury stock
   under put right ($2.50)                                             224,480     (561,200)                      (561,200)
Preferred stock and warrants issued pursuant to
   units sold on February 11, 2005 in a private
   placement ($25,000)                                       (234,626)                                             202,874
Deemed dividend of beneficial conversion feature
   of units sold February 11, 2005 in private
   placement                                                  437,500                               (437,500)            -
Acquisition February 11, 2005 of treasury stock
   under put right ($2.50)                                              17,500      (43,750)                       (43,750)
Common stock issued February 2005 pursuant to
   cashless exercise of option ($3.05)                            (10)                                                   -
Common stock issued March 2005 upon conversion of
   preferred shares ($2.50)                                 1,099,956                                                    -

(See Notes to Consolidated Financial Statements)                                                                       (continued)

                                                               F-29a

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                     CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                                             (UNAUDITED)

                                                              PREFERRED STOCK            COMMON STOCK        SUBSCRIP-    DEFERRED
                                                             -----------------        -------------------      TION        COMPEN-
                                                             SHARES     AMOUNT        SHARES       AMOUNT    RECEIVABLE    SATION
                                                             ------     ------        ------       ------    ----------    ------

Payments received for common stock issued December
   2004 pursuant to exercise of options granted
   under spinoff agreement                                                                                      303
Common stock issued March 2005 pursuant to
   exercise of warrants ($1.25)                                                          5,000          1
Common stock issued April 2005 upon conversion of
   preferred shares ($2.50)                               (15.00)        (375,000)     150,000         15
Common stock issued May 2005 pursuant to financing
   letter agreement ($3.00)                                                             25,000          2
Common stock issued May 2005 upon conversion of
   preferred shares ($2.50)                               (41.00)      (1,025,000)     410,000         41
Common stock issued June 2005 upon conversion of
   preferred shares ($2.50)                               (29.00)        (725,000)     290,000         29
Capital contribution for repurchase of common
   stock pursuant to Stock Purchase Agreement
Common stock repurchased June 2005 pursuant to
   Stock Repurchase Agreement ($0.80)
Common stock issued July 2005 pursuant to
   Regulatory Milestone Plan ($2.70)                                                   100,000         10
Common stock issued July 2005 upon conversion of
   preferred shares ($2.50)                              (20.00)         (500,000)     200,000         20
Common stock issued August 2005 upon conversion of
   preferred shares ($2.50)                              (83.50)       (2,087,500)     835,000         84
Common stock issued September 2005 upon conversion
   of preferred shares ($2.50)                           (25.00)         (625,000)     250,000         25
Common stock issued September 2005 pursuant to
   Stock Purchase Agreement ($0.90)                                                     25,000          2
Retirement of treasury shares                                                       (3,398,213)      (340)
Reverse common stock subject to repurchase under
   variable shares put right at December 31, 2004                                      401,305         40
Stock option-based compensation for investor
   relation services rendered                                                                                              (620,700)
Stock option-based compensation for employees and
   directors                                                                                                               (293,231)
Fair value adjustment of stock options previously
   granted to non-employees                                                                                                 318,400
Amortization of deferred compensation                                                                                       815,749
Net loss
                                                       -------        ----------  ----------    --------     --------    -----------
BALANCE, SEPTEMBER 30, 2005                             254.15        $6,353,750  10,552,944    $  1,055     $      -    $ (404,532)
                                                       =======        ==========  ==========    ========     ========    ===========
(See Notes to Condensed Financial Statements)

                                                                F-30

                                                         CEPTOR CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                     CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                                             (UNAUDITED)

                                                                                                   DEFICIT
                                                                                                 ACCUMULATED
                                                          ADDITIONAL      TREASURY STOCK         DURING THE        TOTAL
                                                           PAID-IN      -------------------      DEVELOPMENT    STOCKHOLDERS'
                                                           CAPITAL      SHARES      AMOUNT         STAGE         DEFICIENCY
                                                           -------      ------      ------         -----         ----------

Payments received for common stock issued December
   2004 pursuant to exercise of options granted
   under spinoff agreement                                                                                                303
Common stock issued March 2005 pursuant to
   exercise of warrants ($1.25)                                 6,249                                                   6,250
Common stock issued April 2005 upon conversion of
   preferred shares ($2.50)                                   374,985                                                       -
Common stock issued May 2005 pursuant to financing
   letter agreement ($3.00)                                    74,998                                                  75,000
Common stock issued May 2005 upon conversion of
   preferred shares ($2.50)                                 1,024,959                                                       -
Common stock issued June 2005 upon conversion of
   preferred shares ($2.50)                                   724,971                                                       -
Capital contribution for repurchase of common
   stock pursuant to Stock Purchase Agreement                 424,818                                                 424,818
Common stock repurchased June 2005 pursuant to
   Stock Repurchase Agreement ($0.80)                                      2,886,563  (2,734,068)                  (2,734,068)
Common stock issued July 2005 pursuant to
   Regulatory Milestone Plan ($2.70)                          269,990                                                 270,000
Common stock issued July 2005 upon conversion of
   preferred shares ($2.50)                                   499,980                                                       -
Common stock issued August 2005 upon conversion of
   preferred shares ($2.50)                                 2,087,416                                                       -
Common stock issued September 2005 upon conversion
   of preferred shares ($2.50)                                624,975                                                       -
Common stock issued September 2005 pursuant to
   Stock Purchase Agreement ($0.90)                            22,498                                                  22,500
Retirement of treasury shares                              (4,012,853)    (3,398,213)  4,013,193                            -
Reverse common stock subject to repurchase under
   variable shares put right at December 31, 2004           1,637,285                                               1,637,325
Stock option-based compensation for investor
   relation services rendered                                 620,700                                                       -
Stock option-based compensation for employees and
   directors                                                  293,231                                                       -
Fair value adjustment of stock options previously
   granted to non-employees                                  (318,400)                                                      -
Amortization of deferred compensation                                                                                 815,749
Net loss                                                                                            (9,394,052)    (9,394,052)
                                                        -------------      ---------   --------   ------------    -----------
BALANCE, SEPTEMBER 30, 2005                               $25,533,697              -   $      -   $(34,042,557)   $(2,558,587)
                                                        =============      =========   ========   ============    ===========
(See Notes to Condensed Financial Statements)

                                                                F-30a

                                                CEPTOR CORPORATION
                                          (A DEVELOPMENT STAGE COMPANY)
                                        CONDENSED STATEMENTS OF CASH FLOWS
                                                   (UNAUDITED)

                                                                                                          CUMULATIVE
                                                                                                       AUGUST 11, 1986
                                                                       FOR THE NINE MONTHS ENDED     (DATE OF INCEPTION)
                                                                              SEPTEMBER 30,                  TO
                                                                      ----------------------------      SEPTEMBER 30,
                                                                          2005            2004             2005
                                                                      ------------    ------------     --------------

CASH FLOWS USED IN OPERATING ACTIVITIES:
Net loss                                                              $ (9,394,052)   $ (9,551,455)   $(24,853,527)
Adjustments to reconcile net (loss) to net cash
used in operating activities:
   Depreciation and amortization                                            13,432           7,586          26,715
   Write-off of in-process research and development                              -       5,034,309       5,034,309
   Charge for stock option issued pursuant to spinoff agreement                  -       2,082,500       2,082,500
   Stock-based compensation to employees and directors                      98,449               -          98,449
   Stock-based compensation to nonemployees                              1,109,175               -       4,021,606
   Stock-based component of payment of legal fees                           70,000               -          70,000
   Stock-based component of litigation settlement                                -               -         422,000
   Gain on extinguishment of debt                                         (311,281)              -        (311,281)
   Non-cash interest expense                                               598,168         643,334       1,916,743
   Changes in assets and liabilities:
     Prepaid expenses & other current assets                            15,228        (201,596)        (92,501)
     Other assets                                                                -         (18,511)        (18,511)
     Accounts payable and accrued expenses                               2,184,268         264,209       2,581,429
                                                                     --------------    ------------    ------------
     Net cash used in operating activities                              (5,616,613)     (1,739,624)     (9,022,069)
                                                                     --------------    ------------    ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment                                        (13,023)        (68,769)        (86,921)
                                                                     --------------    ------------    ------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from issuances of common stock                                      6,250         929,231       1,136,502
Collections of subscriptions receivable                                        303               -             303
Net proceeds from issuances of preferred stock                           7,666,444               -      10,470,684
Acquisition of treasury stock under put right                             (916,450)              -      (1,279,125)
Acquisition of treasury stock under purchase agreement                  (2,309,250)              -      (2,309,250)
Distribution to shareholders                                                     -               -          (4,260)
Capital contributed by Xechem International, Inc.                                -         300,310         350,310
Proceeds from issuance of bridge loans                                           -       1,100,000       1,375,000
Expense of issuance of long term debt                                            -        (132,000)       (132,000)
Principal payments on bridge loans                                               -            --          (350,000)
                                                                     --------------    ------------    ------------
     Net cash provided by financing activities                           4,447,297       2,197,541       9,258,164
                                                                     --------------    ------------    ------------

Net increase in cash and cash equivalents                               (1,182,339)        389,148         149,174

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD                     1,331,513          68,374               -
                                                                     --------------    ------------    ------------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD                        $    149,174     $   457,522     $   149,174
                                                                     ==============    ============    ============

(See Notes to Condensed Financial Statements)

                                                                 F-31

                                               CEPTOR CORPORATION
                                          (A DEVELOPMENT STAGE COMPANY)
                                       CONDENSED STATEMENTS OF CASH FLOWS
                                                   (UNAUDITED)

                                                                                                   CUMULATIVE
                                                                                                  AUGUST 11, 1986
                                                                   FOR THE NINE MONTHS ENDED     (DATE OF INCEPTION)
                                                                          SEPTEMBER 30,                 TO
                                                                   -------------------------        SEPTEMBER 30,
                                                                      2005            2004             2005
                                                                   -----------   -----------     ------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Deemed dividend of the beneficial conversion feature
     of units sold in private placement                            $ 9,164,500   $         -        $10,100,616
   Issuance of 2,575,000 shares of common stock upon
     conversion of preferred shares                                  6,437,500             -          6,437,500
   Issuance of 100,000 shares of common stock pursuant
     to stock plan                                                     270,000             -            270,000
   Issuance of 25,000 shares of common stock as
     compensation for future financial planning                         22,500             -             22,500
   Issuance of 7,500 shares of common stock as
     compensation for past services                                     46,875             -             46,875
   Issuance of 25,000 shares of common stock as
     compensation for financial planning                                75,000             -             75,000
   Issuance of 23,000 shares of common stock in
     payment of accrued legal fees                                      70,000             -             70,000
   Capital contribution for repurchase of common stock
      pursuant to Stock Purchase Agreement                             424,818             -            424,818
   Issuance of 36,000 shares of common stock as debt
      issuance costs                                                         -             -             90,000
   Issuance of 451,597 shares of common stock to
     bridge loan investors and placement agent                               -             -            550,000
   Issuance of 167,610 shares up on conversion of
     convertible notes                                                       -             -            209,512
   Issuance of convertible notes in exchange for bridge
     loans and long-term debt plus accrued interest                          -             -          1,111,240

(See Notes to Condensed Financial Statements)

                                                       F-32

NOTE 1 - BASIS OF INTERIM FINANCIAL STATEMENT PRESENTATION

The accompanying  unaudited Condensed Financial Statements of CepTor Corporation
have been prepared in accordance with accounting  principles  generally accepted in the United States for interim  financial  information and the instructions to
Form 10-QSB. Accordingly,  they do not include all the information and footnotes required by accounting  principles  generally  accepted in the United States for complete  financial  statements.  In the opinion of management  all  adjustments
(which include only normal  recurring  adjustments)  necessary to present fairly the financial  position,  results of  operations  and cash flows for all periods presented have been made.  The results of operations  for the nine-month  period ended September 30, 2005 are not necessarily indicative of the operating results that may be expected for the entire year ending December 31, 2005.

NOTE 2 - THE COMPANY

ORGANIZATION
The  financial  statements  presented  are  those  of  CepTor  Corporation  (the
"Company"),  incorporated  in  August  1986 in the  state  of  Delaware.  CepTor
Corporation  is  a  biopharmaceutical   company  engaged  in  the  research  and
development of therapeutic  products for  neuromuscular,  neurodegenerative  and other  diseases with a focus on orphan  diseases  (defined as those which affect less than  200,000  people).  Since its  inception,  the Company has devoted its efforts and resources to the development of its receptor mediated drug-targeting platform for neuromuscular and  neurodegenerative  diseases,  and to raising the funds necessary to continue this research.

The Company is a development  stage  enterprise  which has a limited  history of operations and has not generated any material revenues since its inception.  The
Company  has  received  a  limited   amount  of  funding   through   grants  and
collaborative  research efforts in connection with developing its products.  The
Company does not have any products that are approved for commercial distribution at the present time. As a development stage  enterprise,  the Company is subject to all of the risks and uncertainties  that are associated with developing a new business.

MERGER OF XECHEM INTERNATIONAL, INC. AND CEPTOR CORPORATION
On January 27, 2004, the former  shareholders of the Company  received shares of preferred stock of Xechem International,  Inc. ("Xechem") in connection with the merger of the Company into a  wholly-owned  subsidiary of Xechem.  For financial reporting  purposes,  the effective date of the merger was designated January 1,
2004.  The  results of  operations  from  January 1 to January 27, 2004 were not significant.  The merger was accomplished  through a reverse  triangular  merger whereby  CepTor  Acquisition,  Inc., a  wholly-owned  subsidiary of Xechem,  was merged into the Company and the Company was the surviving entity.

Following the  acquisition  of the Company by Xechem,  the board of directors of
Xechem determined that Xechem lacked the resources to fully fund the development and regulatory approval of the Company's  technology.  As a result, the board of directors  of Xechem  determined  that is was in the best  interest  of Xechem's stockholders  to effect a spin-off of the Company  from  Xechem,  providing  the
Company  with an  independent  platform  to obtain  financing  and  develop  its technology.  As a result the Company, Xechem, and William Pursley,  Chairman and
CEO of the Company, entered into an agreement dated March 31, 2004, amended July
23, 2004 and November 17, 2004,  (the "Spinoff  Agreement"),  to provide for the separation of the Company from Xechem.  The Spinoff  Agreement  provided for the
Company's  separation from Xechem under a transaction  structured to include (i)
the  Company's  redemption  of a portion of it shares  held by Xechem out of the proceeds of future  financing under the Redemption  Variable Shares Put Right as described below in Note 7, (ii) the issuance and allocation of additional shares of common stock to Mr.  Pursley under the Founders' Plan and (iii) the Company's reverse  merger into a public  shell.  The  spin-off of the Company  from Xechem concurrent  with Mr.  Pursley's  exercise of his stock option and the  Company's reverse merger into Medallion was completed on December 8, 2004.

MERGER OF MEDALLION CREST MANAGEMENT, INC. AND CEPTOR CORPORATION
Medallion Crest Management,  Inc., a Florida corporation  ("Medallion") acquired all of the common  stock of the Company on December  8, 2004.  Medallion  was an
inactive  public shell at the time of  acquisition.  The Company's  shareholders prior to the merger  became the majority  shareholders  of  Medallion  after the merger; accordingly the transaction was accounted for as a recapitalization. The accompanying  financial  statements  preceding the date of the acquisition  have been retroactively restated to give effect to this transaction.

                                      F-33

NOTE 3 - LIQUIDITY AND FINANCIAL CONDITION

The  Company's  net loss for the  nine-month  period  ended  September  30, 2005 amounted to $9,394,052,  which includes  $1,564,511 of non-cash  special charges primarily  associated  with the  Company's  issuance  of stock and common  stock purchase  warrants  and options for  services  rendered  and  non-cash  interest expense, offset by gain on the extinguishment of debt. The Company used net cash flows in its operating  activities of $5,616,613  during the  nine-month  period ending September 30, 2005. The Company's  development stage accumulated  deficit amounted to $34,042,557  at September 30, 2005. The Company  expects to continue incurring losses for the foreseeable future due to the inherent uncertainty that
is  related  to  establishing  the  commercial   feasibility  of  pharmaceutical
products. The Company will require substantial additional funding to support the development of its proposed  products and fund its operations while it continues its  efforts to  execute  its  business  plan.  The  Company  estimates  that it currently  does not have  sufficient  liquidity  to  sustain  operations  beyond
December 31, 2005.

The Company's  working  deficit at September  30, 2005  amounted to  $2,637,304.
During the nine-month  period ended September 30, 2005, the Company received net proceeds of $4,447,297  from  financing  activities,  including  (i)  $7,666,444
(gross  proceeds of $9,164,500 net of transaction  expenses of $1,498,056)  from the sale of preferred  stock and common stock purchase  warrants  ("Units") in a private  placement  transaction  (see Note 10), (ii) $6,250 from the exercise of
warrants,  and  (iii)  $303  from  subscriptions   receivable  pursuant  to  the
restricted  shares issued under the  Company's  Founders'  Plan during  December
2004.  From the net proceeds of the sale of the Units,  the Company  repurchased
3,253,143  shares of its common  stock,  par value $0.0001 per share from Xechem for $3,225,700  comprised of (i) $916,450 for 366,580 shares of its common stock pursuant  to the  terms  of a  redemption  obligation  (see  Note  7)  and  (ii)
$2,734,068  which  includes  $2,309,250 in cash and the  forfeiture of an option held by the  Company's  CEO to  purchase  43 million  shares of common  stock of
Xechem with a fair value of $424,818,  for an additional 2,886,563 shares of its common stock.

For the foreseeable  future, the Company's primary efforts will be on moving its lead product,  Myodur,  into phase I/II clinical trials for Duchenne's  muscular dystrophy. The Company plans to use its available cash resources to continue the pre-clinical  development  of its  technologies,  which  primarily  includes the manufacture of Myodur,  conducting  pre-clinical  tests and toxicology  studies, compiling,  drafting and  submitting  an  investigational  new drug  application
("IND") for Myodur,  and initiating phase I/II human clinical trials, if allowed by the Food and Drug Administration ("FDA"). As resources allow, the Company may also fund other working capital needs. The Company  presently  expects to submit its IND for Myodur in January  2006,  and  initiate  human  clinical  trials for
Myodur early in the second quarter of 2006.

The  Company  does  not  have,  and  does  not  intend  to  establish,  its  own manufacturing  facilities to produce its product  candidates in the  foreseeable future. The Company has outsourced the manufacturing of its proposed products to contract  manufacturers.  In April 2005,  the Company  entered into an exclusive manufacture  and supply  agreement  with Bachem AG ("Bachem")  whereby Bachem is entitled to receive  royalty  payments in the amount of the lesser of 5% of "net sales" (as defined in the agreement) or $10 million,  $15 million or $25 million in the  first,  second  and  third  (and  thereafter)  years  of the  agreement, respectively. During the nine-month period ended September 30, 2005, the Company incurred  approximately  $3.0 million for the costs of the proposed  product and related  materials of which  approximately  $1.3 million remains  unpaid.  As of
September  30,  2005,  the Company has  sufficient  materials  required  for the
Company's pre-clinical studies and initial toxicology programs and initial human clinical trials.

The Company may incur significant expenditures during the next twelve months for the cost to manufacture  the Company's  product Myodur for use in additional and follow-on  clinical,  toxicology  and other  testing.  Further,  if the  Company receives  regulatory  approval for any of its  products in the United  States or elsewhere,  it will incur  substantial  expenditures  to develop  manufacturing, sales, and marketing  capabilities  and/or to subcontract or joint venture these activities  with others.  There can be no  assurance  that the Company will ever recognize revenue or profit from any such products. In addition, the Company may
encounter   unanticipated   problems,   including   developmental,   regulatory,
manufacturing,  or  marketing  difficulties,  some of which  may be  beyond  its ability to resolve.  The Company may lack the  capacity to produce its  products in-house and there can be no assurances that it will be able to locate or retain suitable  contract  manufacturers  or be able to have them  produce  products at satisfactory prices.

                                      F-34

As  described  in Note  10,  the  Company  entered  into a  Securities  Purchase
Agreement  with  Xechem  on June  17,  2005  pursuant  to which  it  elected  to repurchase  2,886,563  shares of its common  stock from  Xechem,  for a purchase price of $2,309,250  effectively reducing the total outstanding shares of common stock of the Company.  As  additional  consideration  for the  transaction,  the
Company's  CEO  agreed to  forfeit an option to  purchase  43 million  shares of
Xechem,  which the Company has recorded as a contribution  of capital and a cost of the treasury  shares.  Xechem retained  500,000 shares of common stock of the
Company  but agreed  that it would only sell such  shares  subject to the volume restrictions of Rule 144,  regardless of whether or not such volume  limitations are applicable at the time of such sale.  Additionally,  the Securities Purchase
Agreement terminated the Spinoff Agreement.

Due to the substantial amounts that the Company has expended for the manufacture of its proposed product and the repurchase of shares of its common stock on June
17,  2005  from  Xechem,  the  Company  determined  that its  available  capital resources as of September  30, 2005 were not  sufficient  to sustain its planned operations  beyond  December  31,  2005.  In order  to  address  this  liquidity situation,  on October 7, 2005 the Company  entered into a common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion Capital"), pursuant to which
Fusion Capital has agreed, under certain conditions, to purchase on each trading day $25,000 of the  Company's  common stock up to an  aggregate,  under  certain
conditions,   of  $20  million  over  a  40-month  period,  subject  to  earlier termination  at the  discretion of the Company.  The Company is required to file and  have  declared  effective  a  registration  statement  with  the  SEC  as a precondition to receipt of any funds with respect to this transaction. There can be no assurance that the SEC will declare the registration  statement effective.
The  inability  of the  Company to obtain  financing  through  this or any other transaction  would have a material  adverse  effect on the  Company's  financial condition and its ability to sustain operations.

Additionally,  on October 27, 2005,  the Company  entered into a stock  purchase agreement for the sale of approximately 265,600 shares of its common stock under its Founders' Plan and received  $167,250  during  October 2005.  (See Note 11 -
Subsequent Events.)

The Company is continuing to seek  additional  capital  through  equity and debt offerings,  collaborative partnerships,  joint ventures and strategic alliances, both  within  the  United  States  and  abroad in an effort  to  accelerate  the development of its proposed products.

There can be no assurance that management's plans to obtain additional financing to fund operations will be successful which raises  substantial  doubt about the
Company's  ability to continue as a going concern.  The financial  statements do
not  include  any  adjustments   that  may  result  from  the  outcome  of  this
uncertainty.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The Company is a  development  stage  enterprise.  Accordingly,  the Company has included its  cumulative  statements of operations and cash flows for the period of August 11, 1986 (date of inception) to September 30, 2005 in accordance  with
Statement of Financial  Accounting  Standards  ("SFAS")  No. 7  "Accounting  and
Reporting by Development Stage Enterprises."

The  Company's  net loss  available  to common  shareholders  as reported in its statement of operations for the period of August 11, 1986 (date of inception) to
September 30, 2005 is  $34,954,143  whereas the deficit  accumulated  during its development  stage as  reported on its balance  sheet at  September  30, 2005 is
$34,042,557.  The  difference is a result of the  acquisition  of the Company by
Xechem and the  restatement of its assets and  liabilities to fair value,  which resulted  in the  Company's  accumulated  deficit,  net of  distributions,  from inception through December 31, 2003 (the date of merger for financial  reporting purposes) being  reclassified  to additional  paid-in  capital,  net of a deemed dividend to the preferred shareholders.

ACCOUNTING FOR STOCK BASED COMPENSATION
As permitted  under SFAS No. 148  "Accounting  for  Stock-Based  Compensation  -
Transition  and  Disclosure,"   which  amended  SFAS  No.  123  "Accounting  for
Stock-Based  Compensation,"  the Company has elected to use the intrinsic  value method of accounting for its stock-based compensation arrangements as defined by
Accounting  Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued
to  Employees,"  and  related  interpretations  including  Financial  Accounting
Standards  Board  ("FASB")   Interpretation   No.  44  "Accounting  for  Certain
Transactions Involving Stock Compensation," an interpretation of APB No. 25.

The cost of stock-based compensation awards issued to non-employees for services are  recorded  at  either  the fair  value of the  services  rendered  or of the instruments  issued in exchange  for such  services,  whichever  is more readily determinable,  using the  measurement  date  guidelines  enumerated  in Emerging

                                      F-35

Issues Task Force ("EITF") Issue No. 96-18,  "Accounting for Equity  Instruments  That
Are Issued to Other Than  Employees for  Acquiring,  or in  Conjunction  with Selling,
Goods or Services."

The following  table  summarizes  the pro forma  operating  results of the Company had compensation  expense  for stock  options  granted to  employees  been  determined  in accordance  with the fair market  value based method  prescribed  by SFAS No. 123. The
Company has presented the following disclosures in accordance with SFAS No. 148.

                                                      For the Three-Month Period Ended
                                                               September 30,
                                                      --------------------------------
                                                           2005             2004
                                                      -------------   ----------------

Net loss available to common stockholders              $(4,502,459)     $  (1,354,686)
Adjust: Stock-based employee compensation
        determined under the fair value method             (15,485)                 -
                                                       ------------   ---------------
        Pro forma net loss                             $(4,517,944)     $  (1,354,686)
                                                       ============   ===============

Net loss per share available to common stockholders:
         Basic and diluted, as reported                $     (0.46)     $       (0.31)
         Basic and diluted, pro forma                  $     (0.46)     $       (0.31)
                                                       ============   ================

                                                      For the Nine-Month Period Ended
                                                               September 30,
                                                      -------------------------------
                                                           2005             2004
                                                      ---------------  --------------

Net loss available to common stockholders              $(18,558,552)    $  (9,551,455)
Adjust:  Stock-based employee compensation
         determined under the fair value method
                                                            (44,285)       (5,497,358)
                                                       -------------- ---------------
         Pro forma net loss                            $(18,602,837)    $ (15,048,813)
                                                       ============== ===============

Net loss per share available to common stockholders:
         Basic and diluted, as reported                $      (1.76)    $       (2.28)
         Basic and diluted, pro forma                  $      (1.77)    $       (3.60)

The pro forma amounts that are  disclosed in accordance  with SFAS No. 123 reflect the portion of the estimated fair value of awards that were earned for the three-month and nine-month periods ended September 30, 2005.

ACCOUNTING FOR WARRANTS ISSUED IN CONNECTION WITH SALE OF UNITS

The Company  accounts  for the issuance of common stock  purchase  warrants  issued in connection with sales of its Units in accordance with the provisions of EITF Issue No.
00-19  "Accounting for Derivative  Financial  Instruments  Indexed to, and Potentially
Settled in, a Company's Own Stock."  Based on the  provisions of EITF Issue No. 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share  settlement  or (ii) gives the  company a choice of net-cash  settlement  or settlement  in its own shares  (physical  settlement  or  net-share  settlement).  The
Company  classifies as assets or liabilities  any contracts that (i) require  net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) give the counterparty a choice of net-cash  settlement  or  settlement  in shares  (physical  settlement  or net-share settlement).

NET (LOSS) PER SHARE
Net loss per share is presented  under SFAS No. 128  "Earnings  Per Share." Under SFAS
No. 128, basic net loss per share is computed by dividing net loss per share available to common  stockholders by the weighted average shares of common stock outstanding for

                                       F-36

the period and  excludes  any  potential  dilution.  Diluted  earnings per share reflect the potential  dilution that would occur upon the exercise or conversion of all dilutive  securities into common stock. The computation of loss per share for the  three-month  and nine-month  periods ended  September 30, 2005 excludes potentially dilutive securities because their inclusion would be anti-dilutive.

Shares of common stock  issuable upon the  conversion or exercise of potentially dilutive securities are as follows:

                                                   September 30,
                                               2005             2004
                                             ---------       ----------

           Series A Preferred Stock          2,541,500                -
           Warrants                          4,399,900                -
           Options                             646,695        3,031,943
           Convertible Notes                 1,299,476                -
                                             ---------       ----------
           Total                             8,887,571        3,031,943
                                             =========       ==========

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In January  2003,  the FASB  issued  Interpretation  No. 46,  "Consolidation  of
Variable  Interest  Entities"  ("FIN 46").  This  interpretation  of  Accounting
Research Bulletin ("ARB") No. 51, "Consolidated  Financial Statements," provides guidance for  identifying a controlling  interest in a variable  interest entity
("VIE")  established by means other than voting  interest.  FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In
December  2003,  the FASB  completed  its  deliberations  regarding the proposed modifications to FIN 46 and issued Interpretation Number 46R,  "Consolidation of
Variable  Interest  Entities - an  Interpretation  of ARB 51" ("FIN  46R").  The
decisions  reached  included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN 46R is required in  financial  statements  of public  entities  that have interests  in VIEs or potential  VIEs  commonly  referred to as  special-purpose entities for periods ending after December 15, 2003. Application by public small business  issuers'  entities is  required  in all  interim and annual  financial statements for periods ending after December 15, 2004.

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

In December  2004,  the FASB issued SFAS No. 123R,  "Share Based  Payment." This statement is a revision of SFAS Statement No. 123,  "Accounting  for Stock-Based
Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to
Employees," and its related implementation guidance. SFAS No. 123R addresses all forms of share based  payment  ("SBP")  awards  including  shares  issued  under employee  stock  purchase  plans,  stock  options,  restricted  stock  and stock appreciation  rights. Under SFAS No. 123R, SBP awards result in a cost that will be  measured at fair value on the awards'  grant  date,  based on the  estimated number  of  awards  that are  expected  to vest and will  result  in a charge to operations for stock-based  compensation expense. SFAS No. 123R is effective for public  entities that file as small business  issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

The  Company is  currently  in the  process of  evaluating  the effect  that the adoption of this pronouncement will have on its financial statements.

In  December  2004,  the FASB issued SFAS No.  153,  "Exchanges  of  Nonmonetary
Assets."  SFAS No. 153 amends APB Opinion No. 29 to eliminate  the exception for nonmonetary  exchanges  of  similar  productive  assets and  replaces  it with a general  exception  for  exchanges  of  nonmonetary  assets  that  do  not  have commercial  substance.  A nonmonetary  exchange has commercial  substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The  provisions of SFAS No. 153 are effective for  nonmonetary asset  exchanges  occurring  in fiscal  periods  beginning  after June 15, 2005.
Earlier  application is permitted for nonmonetary  asset exchanges  occurring in fiscal periods beginning after December 16, 2004. The provisions of SFAS No. 153 should be applied prospectively.

The  adoption  of this  pronouncement  did not have an effect  on the  Company's financial statements.

                                      F-37

In EITF Issue No. 04-8, "The Effect of Contingently  Convertible  Instruments on
Diluted  Earnings  Per Share," the EITF  reached a consensus  that  contingently convertible  instruments,  such as contingently  convertible debt,  contingently convertible  preferred  stock,  and other such securities  should be included in diluted earnings per share (if dilutive)  regardless of whether the market price trigger has been met. The consensus is effective for  reporting  periods  ending after December 15, 2004.

The  Company's  adoption  of this  pronouncement  did not have an  effect on the
Company's financial statements.

In September 2005, the FASB ratified the Emerging  Issues Task Force's  ("EITF")
Issue No. 05-7,  "Accounting for Modifications to Conversion Options Embedded in
Debt Instruments and Related Issues",  which addresses whether a modification to a  conversion  option that  changes its fair value  affects the  recognition  of interest  expense for the associated debt instrument  after the modification and whether a borrower should recognize a beneficial  conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt
(for example,  the  modification  reduces the conversion  price of the debt). In
September  2005,  the FASB also ratified the EITF's Issue No. 05-8,  "Income Tax
Consequences of Issuing Convertible Debt with a Beneficial  Conversion Feature", which  discusses  whether the  issuance of  convertible  debt with a  beneficial conversion  feature  results in a basis  difference  arising from the  intrinsic value of the  beneficial  conversion  feature on the  commitment  date (which is recorded in  shareholder's  equity for book  purposes,  but as a  liability  for income tax purposes)  and, if so,  whether that basis  difference is a temporary difference under FASB Statement No. 109,  "Accounting for Income Taxes". Both of
these issues are effective for fiscal periods beginning after December 15, 2005.

The  Company is  currently  in the  process of  evaluating  the effect  that the adoption of these pronouncements will have on its financial statements.

NOTE 5 - PREPAID EXPENSES AND GRANT RECEIVABLE

Prepaid expenses and grant receivable primarily consists of unamortized premiums paid  to  carriers  for  insurance  policies,  amounts  due  from  the  National
Institutes of Health for amounts  expended by the Company for work on its grant, and  the  fair  value  of  common  stock  and  nonrefundable  retainer  paid  as compensation for ongoing financial consulting.

NOTE 6 - ACCRUED EXPENSES

Accrued expenses at September 30, 2005 are as follows:

           Clinical development expenses                           $ 1,253,873
           Financial investor relations fees                           188,277
           Interest on convertible notes                                72,879
           Research expenses, miscellaneous                             28,386
           Other                                                         2,349
                                                                   -----------
           Total                                                   $ 1,545,764
                                                                   ===========

In  connection  with the sale of Units in a private  placement,  pursuant to the placement agent agreement, the Company had agreed to spend up to 3% of the gross proceeds from its private placement on financial investor relations  activities, all of which was accrued and charged to  additional  paid-in  capital  upon each closing of the private placement.

NOTE 7 - COMMON  STOCK  REPURCHASED  UNDER  VARIABLE  SHARES PUT RIGHT AND SHARE
PURCHASE AGREEMENT

On January 27, 2004, the former  shareholders of the Company  received shares of preferred  stock of Xechem in  connection  with the merger of the Company into a wholly-owned  subsidiary of Xechem.  Following the acquisition of the Company by
Xechem,  the board of  directors  of Xechem  determined  that Xechem  lacked the resources to fully fund the development and regulatory  approval  process of the
Company's  technology.  As a result, the board of directors of Xechem determined that it was in the best interest of Xechem's  stockholders  to effect a spin-off of the Company from Xechem,  providing the Company with an independent  platform to obtain financing and develop its technology. As a result the Company, Xechem, and William Pursley,  Chairman and CEO of the Company, entered into an agreement dated March 31, 2004,  as amended  July 23, 2004 and  November  17,  2004,  (the
"Spinoff Agreement"), to provide for the separation of the Company from Xechem.

The Spinoff  Agreement,  as amended,  provides for the Company to redeem, out of the proceeds of future  financing  transactions,  an aggregate of  $2,000,000 in shares of common stock of the Company held by Xechem (the  "Variable  Shares Put
Right").  Pursuant to the terms of the Variable Shares Put Right, the Company is obligated  to use the  first  25%  (adjusted  to 10% of the  proceeds  from  the
Company's private placement initiated in December 2004 and concluded in February
2005) of the gross proceeds received in such financing transactions to redeem an equivalent number of shares of common stock held by Xechem,  derived by dividing such proceeds by the then price per share of the Company's common stock. Through
February 11, 2005, the Company  redeemed  511,650 shares of its common stock for
$1,279,125, which represents 10% of the gross proceeds that the Company received from the sale of Units in the private placement transactions that were initiated in December 2004 and completed February 11, 2005.

                                      F-38

On June 17, 2005, the Company entered into a Securities  Purchase Agreement with
Xechem  pursuant to which the  Company  repurchased  2,886,563  shares of common
stock  from  Xechem,   for  a  purchase  price  of  $2,309,250.   As  additional
consideration,  William  Pursley,  the  Company's  Chairman and Chief  Executive
Officer,  agreed to surrender  options to purchase  43,000,000  shares of common stock of Xechem for which the Company  recorded as a contribution to capital and which was included in the cost of the treasury stock.  Xechem  retained  500,000 shares of common  stock of the  Company  but agreed that it would only sell such shares subject to the volume  restrictions of Rule 144, regardless of whether or
not  such  volume   limitations  are  applicable  at  the  time  of  such  sale.
Additionally,   the  Securities   Purchase  Agreement   terminated  the  Spinoff
Agreement.

The  Company  accounted  for its  redemptions  of the  aforementioned  shares as treasury  stock  transactions,  at cost.  Effective  June 17, 2005,  the Company retired  the  shares  of common  stock it held in  treasury  acquired  under the
Variable  Shares Put Right and  purchased  pursuant to the  Securities  Purchase
Agreement.

NOTE 8 - CONVERTIBLE NOTES

Pursuant to an offer dated October 22, 2004 as amended  November 15, 2004,  made to the holders of the Company's convertible notes, the Company issued $1,111,240 of its convertible  notes due December 8, 2005 which are convertible into shares of the  Company's  common  stock at $1.25  per  share  in  amounts  equal to the outstanding  principal under the notes  cancelled,  plus accrued interest at 10%
through the date of conversion (the "Convertible  Notes").  Since the fair value of the Company's  common stock on the date of exchange was $2.50 per share,  the
Company recorded an original issuance discount equal to the principal balance of the notes,  which  represents the intrinsic value of this beneficial  conversion feature.  The intrinsic  value of the  beneficial  conversion  feature was being amortized as non-cash  interest  expense over the term of the Convertible  Notes through  December 8, 2005.  During the three-month and nine-month  periods ended
September 30, 2005, the Company amortized $32,116 and $254,460, respectively, of the intrinsic  value of the beneficial  conversion  feature which is included in non-cash interest expense in the accompanying statement of operations.

In April 2005, the Company  renegotiated  certain terms of the Convertible Notes
(the  "Amended  Notes") to extend  the  maturity  date  until  July 3, 2006.  In exchange the Company (1) increased the contractual  interest rate on the Amended
Notes  effective  December 8, 2005 to 12% and (2) reduced the conversion rate to
$0.75 from $1.25 per share. In addition, the Company's right to call the Amended
Notes was  eliminated.  The Company  accounted  for the  issuance of the Amended
Notes in  accordance  with the  guidelines  enumerated  in EITF Issue No.  96-19
"Debtor's  Accounting for a Modification or Exchange of Debt  Instruments." EITF
96-19  provides  that a  substantial  modification  of terms in an existing debt instrument  should be accounted for like, and reported in the same manner as, an extinguishment of debt. Further, EITF 96-19 indicates that the modification of a debt  instrument by a debtor and a creditor in a non-troubled  debt situation is deemed to have been  accomplished  with debt instruments that are  substantially different if the present value of the cash flows under the terms of the new debt instrument  is at least 10  percent  different  from  the  present  value of the remaining  cash flows under the terms of the original  instrument at the date of the modification.

The Company evaluated its issuance of the Amended Notes to determine whether the increase in interest rate,  extension of the maturity date, and reduction in the conversion  price  resulted in the issuance of a  substantially  different  debt instrument.  The Company  determined  that after giving effect to the changes in these features, including the substantial increase in the intrinsic value of the beneficial  conversion  feature that resulted from reducing the conversion price that it had issued a substantially  different debt instrument that resulted in a constructive  extinguishment of the original debt instrument.  Accordingly,  the
Company recorded a gain on the  extinguishment of debt in the amount of $311,281 that is included in the accompanying statements of operations for the nine-month period ended September 30, 2005.

Since the fair value of the Company's  common stock on the date of amendment was
$4.00 per share, the Company recorded an original issuance discount equal to the intrinsic value of this beneficial conversion feature,  limited to the principal balance of the Amended Notes.  The intrinsic value of the beneficial  conversion feature is being  amortized  as non-cash  interest  expense over the term of the
Amended  Notes  through  July 3, 2006.  During the  three-month  and  nine-month periods ended September 30, 2005, the Company  amortized  $186,007 and $343,708, respectively,  of the intrinsic value of the beneficial conversion feature which is  included in  non-cash  interest  expense in the  accompanying  statement  of operations.

                                      F-39

NOTE 9 - COMMITMENTS AND CONTINGENCIES

MANUFACTURING AND SUPPLY AGREEMENT Effective April 11, 2005, the Company entered into an  exclusive  manufacture  and supply  agreement  to purchase  its product requirements from Bachem. The Company intends to use these clinical materials to conduct  pre-clinical  studies,  toxicology tests and human clinical trials. The agreement also provides for Bachem to receive royalty  payments in the amount of the lesser of 5% of "net sales" (as defined in the  agreement)  or $10  million,
$15  million or $25  million,  in the first,  second and third (and  thereafter)
years of the agreement,  respectively.  Through  September 30, 2005, the Company has incurred  approximately  $3.9 million of costs to produce materials required to complete  the  pre-clinical  and  toxicology  studies  necessary  to file its investigational  new drug  application  and complete its initial human  clinical trials.

Through  September  30,  2005,  the Company  has made  payments to Bachem in the aggregate of approximately $2.5 million and as of September 30, 2005 the Company has unpaid  amounts of  approximately  $1.3  million.  The  Company  charged the aforementioned  amounts to research  and  development  expenses  during the year ended December 31, 2004  (approximately  $0.8 million) and the nine-month period ended September 30, 2005 (approximately $3.0 million).

The  Company  will need to spend  substantially  more in order to  complete  the pre-clinical and toxicology studies and additional human trials in order to file for approval to market its proposed product.

NOTE 10 - EQUITY TRANSACTIONS

During the  nine-month  period ended  September 30, 2005, the Company issued the following securities.

PRIVATE PLACEMENT
On January 5, 2005 and January 18, 2005 the Company  held  closings  pursuant to the terms of a Confidential Private Placement Memorandum dated October 22, 2004, as supplemented  November 16, 2004 and received gross proceeds of $1,208,750 and
$1,906,250,  respectively,  from the sale of 48.35 and 76.25  Units to 75 and 34 investors,  respectively.  On January 31, 2005 and  February 3, 2005 the Company
held  additional  closings under the Private  Placement and sold an aggregate of
224.48 Units to 86 investors and received gross  proceeds of $5,612,000,  and on
February 11, 2005 sold 17.50 Units to 4 investors and received gross proceeds of
$437,500.  Each Unit  consists  of one share of Series A  Preferred  Stock and a three-year  warrant to purchase common stock, par value $0.0001 per share of the
Company  at  $2.50  per  share.  Each  share  of  Series  A  Preferred  Stock is convertible  into 10,000  shares of common stock and each  warrant  entitles the holder to purchase 5,000 shares of common stock.

The Company issued  warrants to purchase  1,832,900  shares of common stock as a component of the Unit. The Company determined that the 366.58 shares of Series A
Preferred  Stock issued during the quarter ended March 31, 2005, was issued with an  effective  beneficial  conversion  feature  for  which  it  recorded  deemed dividends of $9,164,500 based upon an allocation of the proceeds to the relative fair  values of the  Series A  Preferred  Stock and the  warrants.  The  Company calculated the fair value of the warrants using an option pricing model.

Pursuant to the placement agent agreement,  the Company issued 150,000 shares of common stock and  warrants to purchase up to an  aggregate of 366,580  shares of common stock to the  placement  agent in connection  with the private  placement transactions  closed  during the quarter  ended  March 31,  2005.  Each  warrant entitles the  placement  agent to purchase the stated number of shares of common stock at an  exercise  price of $1.25 per share and will expire five years after its issue date.

The Company  accounts for the issuance of common stock purchase  warrants issued in connection  with sales of its Units in accordance with the provisions of EITF
Issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and
Potentially Settled in, a Company's Own Stock".

The Company issued the  aforementioned  warrants with registration  rights which provide, among other things, that the Company will file a registration statement under the  Securities  Act on or  before a date  which is sixty  days  after the closing  time.  The Company  filed a "resale"  registration  statement  with the
Securities  and Exchange  Commission  on February 11, 2005,  within the required

                                      F-40

timeframe.  Substantially  all of the Company's  warrants are exercisable by the holders at any time irrespective of whether the registration  statement has been declared  effective.  In addition,  the Company is not (and never is)  precluded from delivering  unregistered stock to any warrant holder who elects to exercise their  warrants  in the event that the  Company's  registration  statement  with respect to the stock  issuable  pursuant to such  warrants has not been declared effective.

Since the Company (i) is not precluded from issuing  unregistered  shares in the event of its failure to cause a registration statement to be declared effective,
(ii) is  permitted  to net share  settle its  warrants  by issuing  unregistered shares,  and (iii) has met all of the other  criteria for equity  classification
under  EITF  Issue  No.  00-19,   it  has  classified  its  warrants  as  equity
instruments.

COMMON STOCK ISSUED UPON CONVERSION OF SERIES A PREFERRED STOCK
During the nine month  period ended  September  30,  2005,  2,575,000  shares of common stock were issued upon  conversion  of 257.5 shares of Series A Preferred
Stock.

ISSUANCES OF WARRANTS
On March 16,  2005,  as a result of an  amendment  to the private  placement  to increase the maximum  offering  amount to $12.0 million from $6.0  million,  the
Company granted the original  shareholders of Medallion Crest  Management,  Inc.
five-year  warrants  to  purchase  925,000  shares of common  stock at $1.25 per share.

On August 16, 2005, the Company issued  three-year  warrants to purchase 160,000
shares  of  common  stock  to  two  consulting  firms  for  previous   financial
assistance.  The Company  recorded a $180,800  charge to operations for the fair value of these warrants.

OPTIONS AND WARRANTS GRANTED PURSUANT TO 2004 INCENTIVE STOCK PLAN
During  November 2004, the Company  granted an option to an employee to purchase shares  of  common  stock  in an  amount  equal  to  1/2%  of its  common  stock outstanding upon the closing of the Company's private placement. Pursuant to the terms of the 2004  Incentive  Stock Plan under which these options were granted, the options have an exercise price of $2.50 per share,  the fair market value on the date of grant and such options vest over four years.  Upon completion of the
Company's  private  placement on February 11, 2005, the Company  determined that
78,195 shares of common stock were subject to this option. The Company accounted for this option using  variable plan  accounting  in accordance  with APB No. 25 since the number of shares of common stock  subject to this option was not known at the date of grant. Accordingly, the Company recorded deferred compensation of
$293,231  for the excess of the fair value of the common stock over the exercise price of which $67,199 was amortized through September 30, 2005.

On  February  10,  2005,  the  Company  issued a  fully-vested,  non-forfeitable five-year  warrant to purchase  37,500  shares of its common  stock at $6.50 per share for 12,500  shares,  $8.00 per share for 12,500 shares and $9.50 per share for 12,500 shares,  to an investor  relations firm for services  provided during the  three-month  period ended March 31, 2005.  The Company's  common stock must trade at or above  $8.00  per share  for ten  consecutive  days in order for the holder to exercise their right to purchase the shares underlying the warrant. In addition, if the Company's common stock trades at less than $0.67 per share, the holder  of the  warrants  may  request  a buyout  of the  warrant  for a $10,000 payment. The Company recorded a $172,750 charge to operations for the fair value of these warrants.

On February 11, 2005, the Company issued an option to purchase  12,000 shares of its  common  stock for $6.25  per  share to one of its  directors.  The right to exercise this option vests as to 25% on the six-month  anniversary of award,  as to 25%  on the  one-year  anniversary  of  award  and as to 25% on  each  of the two-year and three-year anniversaries of award.

On March 7, 2005,  the Company  issued a three-year  warrant to purchase  50,000 shares of its common stock at $4.75 per share to a financial  relations firm for services  provided during March 2005. The Company  recorded a $205,500 charge to operations for the fair value of this warrant.

                                      F-41

On March 7, 2005,  the Company  issued a three-year  warrant to purchase  15,000 shares of its common stock at $5.00 per share to a financial  relations firm for services  provided  during March 2005. The Company  recorded a $61,650 charge to operations for the fair value of this warrant.

On July 20, 2005, the Company issued an option to purchase  10,000 shares of its common stock for $2.70 per share to one of its directors.  The right to exercise this option vests as to 25% on the six-month  anniversary of award, as to 25% on the  one-year  anniversary  of award and as to 25% on each of the  two-year  and three-year anniversaries of award.

On August 15, 2005,  the Company  issued to an employee  upon hire, an option to purchase 25,000 shares of its common stock for $1.71 per share, and such options vest over four years.

On September 13, 2005,  the Company issued an option to purchase 2,000 shares of its common stock for $1.02 per share to each of its two outside  directors.  The right to exercise  this option vests as to 25% on the six-month  anniversary  of award,  as to 25% on the one-year  anniversary of award and as to 25% on each of the two-year and three-year anniversaries of award.

COMMON STOCK ISSUED UPON CASHLESS EXERCISE OF WARRANTS
On February 15, 2005, a warrant holder exercised their right to purchase 187,500 shares of the  Company's  common  stock at $3.05 per  share  through a  cashless exercise  whereby in exchange  for the exercise  price of $571,875,  the Company withheld from issuing  87,309  shares of common stock  issuable upon exercise of this  warrant  based upon a fair market  value of $6.55 per share on the date of exercise. Consequently, the Company issued 100,191 shares of common stock to the warrant holder.

COMMON STOCK ISSUED IN PAYMENT OF LEGAL FEES
On January 10, 2005,  as payment for $70,000 of certain legal fees in connection with its private placement,  the Company issued 23,000 shares of common stock to its law firm.

COMMON STOCK ISSUED TO ADVISORS FOR PAST SERVICES
On February 11, 2005 the Company issued 2,500 shares of restricted  common stock to a former  director and 5,000 shares of restricted  common stock to a director of the Company as  compensation  for past  services to the Company.  The Company recorded  a  $46,875  charge  to  operations  for the  intrinsic  value of these restricted  shares of common stock. The  restrictions  lapse six months from the date of issuance.

COMMON STOCK ISSUED UPON EXERCISE OF WARRANTS
On March 15, 2005, the Company issued 5,000 shares of common stock upon exercise of a warrant at an exercise price of $1.25 per share.

COMMON STOCK ISSUED FOR FINANCIAL SERVICES
Pursuant to a letter  agreement  dated May 20, 2005,  the Company  issued 25,000 shares of common stock as initial compensation for financial consulting services to be provided the Company.  The fair value of these  shares,  which  amounts to
$75,000 at date of issuance, was initially characterized as a prepaid expense in the balance sheet at June 30, 2005,  and has been charged to  operations  during the three-month period ended September 30, 2005.

Pursuant to a letter  agreement  dated  September 14, 2005,  the Company  issued
25,000 shares of common stock as initial  compensation for financial  consulting services to be  provided  the  Company.  The fair value of these  shares,  which amounts to $22,500 at date of issuance, is characterized as a prepaid expense in the accompanying balance sheet at September 30, 2005.

TREASURY SHARES  ACQUIRED AND RETIRED  Pursuant to the Variable Shares Put Right
obligation   contained  in  the  Spinoff  Agreement  with  Xechem,  the  Company
repurchased   366,580  shares  of  its  common  stock  from  Xechem  during  the three-month  period ended March 31, 2005. In addition,  pursuant to a Securities
Purchase Agreement entered into with Xechem effective June 17, 2005, the Company repurchased  2,886,563  shares of its common stock from Xechem for $2,309,250 in cash and the  forfeiture  of an option  held by the  Company's  Chief  Executive
Officer to  purchase  43 million  shares of common  stock of Xechem  with a fair value of $424,818. The Company accounted for these share repurchases as treasury stock transactions, at cost. Xechem retained 500,000 shares of common stock of

                                      F-42

the Company but agreed that it would only sell such shares subject to the volume restrictions of Rule 144,  regardless of whether or not such volume  limitations are applicable at the time of such sale.  Additionally,  the Securities Purchase
Agreement terminated the Spinoff Agreement.

Effective June 17, 2005, the Company retired all 3,398,213  shares of its common stock held in treasury.

CONTINGENT CONSIDERATION
Pursuant to the terms of the acquisition of the Company by Xechem, Xechem agreed to the future payment of additional  consideration  in shares of stock of Xechem to the  original  shareholders  of the Company  upon the  attainment  of certain defined  development  milestones.  In  connection  with the  Spinoff  Agreement, substantially  all of the  obligations  for the issuance of shares as additional consideration  to the original  shareholders of the Company have been assumed by the Company, and Xechem has been released therefrom.

The Company  obtained  from  substantially  all of the original  shareholders  a waiver of their rights with respect to the contingent  consideration and release of the Company from its obligations thereunder and on July 20, 2005, the Company issued a total of 100,000 shares in satisfaction of this obligation. The Company recorded a $270,000  charge to operations  for the charge to operations  for the fair value of these shares.

NOTE 11 - SUBSEQUENT EVENTS

COMMON STOCK ISSUED UPON CONVERSION OF SERIES A PREFERRED STOCK
Subsequent  to September  30, 2005,  the Company  issued 20,000 shares of common stock upon conversion of 2 shares of Series A Preferred Stock.

LEGAL PROCEEDINGS
On July 26, 2005 Xmark  Opportunity  Fund, L.P. and Xmark Opportunity Fund, Ltd.
(collectively,  "Xmark") filed an action in the United States District Court for the  Southern  District  of New York (No.  05-CV-6696)  against  the Company and
William  Pursley,  the Company's  Chief  Executive  Officer,  alleging breach of contract,  breach  of the  implied  covenant  of good  faith  and fair  dealing, detrimental  reliance,  and  quantum  meruit/unjust  enrichment  related  to the
Company's  registration of Common Stock to be offered for sale by the plaintiffs and  seeking  damages  under  the  Securities  Exchange  Act of  1934,  specific performance of  plaintiff's  subscription  agreement  entered into in connection with the Company's  private  placement of  securities  completed on February 11,
2005, damages in an unspecified amount, punitive damages,  interest,  costs, and expenses.  On  September  24,  2005,  Xmark  filed a  stipulation  and  order of dismissal with prejudice dismissing the action.

STOCK  PURCHASE  AGREEMENT  - FUSION  CAPITAL
On October 7, 2005, the Company  entered into a common stock purchase  agreement
("Stock  Purchase   Agreement")  with  Fusion  Capital  Fund  II,  LLC  ("Fusion
Capital"), pursuant to which Fusion Capital has agreed, under certain conditions as outlined  below,  to purchase  on each  trading day $25,000 of the  Company's common stock up to an aggregate, under certain conditions, of $20 million over a
40-month period, subject to earlier termination at the Company's discretion.  If the  market  price of common  stock  increases  to certain  levels,  then in the
Company's discretion,  the Company may elect to sell more common stock to Fusion
Capital  than the minimum  daily  amount.  The  purchase  price of the shares of common stock will be calculated based upon the future market price of the common stock without any fixed  discount to the market price.  Fusion  Capital does not have the right or the obligation to purchase shares of common stock in the event that the price of common  stock is less than  $0.50 per  share.  The  Company is required to file and have declared  effective a registration  statement with the
SEC as a precondition to receipt of any funds with respect to this  transaction.
There  can be no  assurance  that the SEC  will  declare  any such  registration statement  effective.  The inability of the Company to obtain financing  through this or any  other  transaction  would  have a  material  adverse  effect on the
Company's financial condition and its ability to sustain operations.

Pursuant to the Stock Purchase  Agreement,  the Company issued 377,359 shares of its common stock to Fusion  Capital and a warrant to purchase  377,359 shares of common  stock at $0.01 per share which  expires  December  31, 2010 (the "Fusion
Warrant"), as an initial commitment fee and as an additional commitment fee, the
Company is obligated to issue to Fusion Capital an additional 754,717 shares, on a pro rata basis,  once Fusion  Capital has  acquired its initial $10 million of common stock.  These shares,  upon issuance,  will be accounted for at par value with a corresponding charge to paid-in capital. In addition,  the Company issued
25,000  shares to Fusion  Capital as an expense  reimbursement.

The Company has reserved  6,534,435  shares of common stock for this transaction consisting of 5,000,000 shares subject to purchase by Fusion Capital pursuant to the  Stock  Purchase  Agreement,  the  377,359  shares  and the  377,359  shares underlying the warrant issued as the initial commitment, 754,717 shares issuable on a pro rata basis as an additional commitment fee and the 25,000 shares issued as an expense reimbursement.

                                      F-43

Under the Stock  Purchase  Agreement,  on each  trading day,  Fusion  Capital is obligated to purchase a specified  dollar amount of the Company's  common stock.
Subject to the Company's  right to suspend such  purchases at any time,  and its right to terminate the Stock Purchase Agreement at any time, Fusion Capital will purchase on each trading day during the term of the Agreement  $25,000 of common stock.  This daily purchase  amount may be decreased by the Company at any time.
The Company  also has the right to  increase  the daily  purchase  amount at any time,  provided  however,  it may not increase the daily  purchase  amount above
$25,000  unless the price of the common  stock is above $1.60 per share for five consecutive  trading days.  Specifically,  for every $0.10 increase in Threshold
Price above  $1.50,  the Company  has the right to increase  the daily  purchase amount by up to an additional  $2,500.  For example,  if the Threshold  Price is
$1.70, the Company would have the right to increase the daily purchase amount up to an aggregate of $30,000.  The  "Threshold  Price" is the lowest sale price of the  common  stock  during  the five  trading  days  immediately  preceding  the
Company's notice to Fusion Capital to increase the daily purchase amount.  If at any time during any trading day the sale price of the common  stock is below the
Threshold  Price,  the applicable  increase in the daily purchase amount will be void.

In  addition  to the daily  purchase  amount,  the  Company may elect to require
Fusion Capital to purchase on any single trading day,  common stock in an amount up to  $250,000,  provided  that the price is above  $2.00  during the ten prior trading  days.  The price at which such shares  would be  purchased  will be the lowest purchase price during the previous fifteen trading days prior to the date that such  purchase  notice was  received  by Fusion  Capital.  The  Company may increase  this amount to $500,000 if its common stock share price is above $4.00 during the five trading  days prior to its  delivery of the  purchase  notice to
Fusion  Capital.  This amount may also be increased to up to  $1,000,000  if the price of the common  stock is above $6.00  during the five trading days prior to delivery  of the  purchase  notice to Fusion  Capital.  The  Company may deliver multiple  purchase  notices;  however at least ten trading days must have passed since the most recent non-daily purchase was completed.

The purchase price per share is equal to the lesser of:

    o     the lowest sale price of the common stock on the purchase date; or

    o     the  average of the three  lowest  closing  sale  prices of the common stock during the twelve consecutive  trading days prior to the date of a purchase by Fusion Capital.

The purchase  price will be adjusted for any  reorganization,  recapitalization, non-cash dividend,  stock split, or other similar  transaction  occurring during the trading  days in which the closing bid price is used to compute the purchase price.  Fusion  Capital may not purchase  shares of common stock under the Stock
Purchase  Agreement  if Fusion  Capital,  together  with its  affiliates,  would beneficially own more than 9.9% of the Company's common stock outstanding at the time of the purchase by Fusion Capital. Fusion Capital has the right at any time to sell any shares  purchased  under the Stock  Purchase  Agreement  which would allow it to avoid the 9.9% limitation.

Under the Stock Purchase Agreement, the Company has set a minimum purchase price
("floor  price") of $0.50 per share.  Fusion Capital will not have the right nor the  obligation  to  purchase  any shares of Common  Stock in the event that the purchase price is less than the floor price.

The Company has the unconditional right to suspend purchases at any time for any reason  effective upon one trading day's notice.  Any suspension  will remain in effect until the Company's revocation of the suspension.

Generally, Fusion Capital may terminate the Stock Purchase Agreement without any liability or payment to the Company upon the  occurrence of any of the following events of default:

    o     the effectiveness of the registration  statement lapses for any reason
          (including,  without  limitation,  the issuance of a stop order) or is unavailable to Fusion  Capital for sale of the Company's  common stock and  such  lapse  or  unavailability  continues  for a  period  of ten consecutive  trading  days or for more  than an  aggregate  of  thirty trading days in any 365-day period;

    o     suspension by a principal  market of the  Company's  common stock from trading for a period of three consecutive trading days;

                                      F-44

    o     the de-listing of the Company's  common stock from a principal  market provided the common stock is not immediately thereafter trading on the
          Nasdaq National Market,  the Nasdaq National SmallCap Market,  the New
          York Stock Exchange or the American Stock Exchange;

    o     the transfer  agent's failure for five trading days to issue to Fusion
          Capital  shares of common  stock which  Fusion  Capital is entitled to under the Stock Purchase Agreement ;

    o     any material breach of the  representations or warranties or covenants contained in the Stock  Purchase  Agreement or any related  agreements which has or which could have a material adverse affect on the Company subject to a cure period of ten trading days;

    o     any  participation  or  threatened   participation  in  insolvency  or
          bankruptcy proceedings by or against the Company; or

    o     a material adverse change in the Company's business.

The  Company  has the  unconditional  right at any time for any  reason  to give notice to Fusion Capital terminating the Stock Purchase  Agreement.  Such notice shall be effective one trading day after Fusion Capital receives such notice.

Under the terms of the Stock  Purchase  Agreement  Fusion  Capital has  received
377,359 shares of the Company's  common stock and the Fusion Warrant to purchase up to 377,359 shares of common stock as an initial commitment fee. In connection with each  purchase of common  stock after  Fusion  Capital  has  purchased  $10 million of common stock, the Company will issue up to 754,717  additional shares of  common  stock to Fusion  Capital  as an  additional  commitment  fee.  These additional  shares will be issued pro rata based on the proportion that a dollar amount  purchased  by Fusion  bears to the $10  million  amount  under the Stock
Purchase Agreement. Unless an event of default occurs, these shares must be held and may not be  transferred  or sold by Fusion  Capital until 40 months from the date of the Stock Purchase Agreement or the date the Stock Purchase Agreement is terminated.

Until the  termination of the Stock Purchase  Agreement,  the Company has agreed not to issue,  or enter into any agreement  with respect to the issuance of, any variable priced equity or variable priced  equity-like  securities unless it has obtained Fusion Capital's prior written consent.

For a period of 40 months from October 7, 2005,  the date of the Stock  Purchase
Agreement, the Company has granted to Fusion Capital the right to participate in the purchase of any New Securities (as defined below) that the Company may, from time to  time,  propose  to  issue  and sell in  connection  with any  financing transaction to a third party.  In particular,  Fusion Capital may purchase up to
25% of such New Securities at the same price and on the same terms as such other investor,  provided  that in any  single  transaction,  Fusion  Capital  may not purchase in excess of $5,000,000.  "New  Securities"  means any shares of common stock,  preferred stock or any other equity securities or securities convertible or exchangeable for equity  securities of the Company.  New Securities shall not include,  (i) shares of common stock issuable upon conversion or exercise of any securities  outstanding  as of the date of the Stock  Purchase  Agreement , (ii)
shares,  options or warrants for common stock granted to the Company's officers, directors or employees  pursuant to stock option plans  approved by its board of
directors,   (iii)  shares  of  common  stock  or  securities   convertible   or
exchangeable  for common stock  issued  pursuant to the  acquisition  of another company by consolidation, merger, or purchase of all or substantially all of the assets of such company or (iv) shares of common stock or securities  convertible or  exchangeable  into  shares  of common  stock  issued  in  connection  with a strategic  transaction  involving  the  Company  and  issued  to an entity or an affiliate  of such entity that is engaged in the same or  substantially  related business as the Company. Fusion Capital's rights shall not prohibit or limit the
Company from selling any securities so long as it makes the same offer to Fusion
PlacementCapital.

COMMON STOCK PURCHASE AGREEMENT - FOUNDERS' PLAN SHARES
The  Company   entered  into  a  stock  purchase   agreement  for  the  sale  of
approximately  265,600  shares of its common stock under its Founders'  Plan and received $167,250 during October 2005.

                                      F-45

CONVERTIBLE DEBENTURES

On December 9, 2005, the Company entered into a securities purchase agreement
(the "Securities Purchase Agreement") with Cornell Capital Partners, LP
("Cornell Capital") pursuant to which Cornell Capital has agreed to purchase from the Company, in a private placement, secured convertible debentures in the aggregate principal amount of $2,000,000 (the "Debentures"), which Debentures bear interest at the rate of 8% per year. Pursuant to the Securities Purchase
Agreement, the Company issued a Debenture in the principal amount of $1,000,000 on each of December 9, 2005 and December 28, 2005. Each Debenture has a
three-year maturity from the date of issuance and is subject to earlier conversion or redemption pursuant to its terms.

Cornell Capital has the right to convert a portion or all of the outstanding principal and interest under the Debentures into shares of Common Stock at a conversion price per share equal to the lesser of $0.9765 (105% of the closing bid price of the Common Stock on December 8, 2005) (the "Fixed Price") or (ii)
95% of the lowest closing bid price of the Common Stock for the twenty trading days immediately preceding the conversion date (the "Floating Price" and together with the Fixed Price, the "Conversion Price"), subject to adjustment as provided in the Debentures; provided, that any such conversion based on the
Floating Price will generally be limited to $150,000 of principal outstanding under the Debentures in any thirty day period; and further provided, that
Cornell Capital may not convert the Debentures into shares of Common Stock if such conversion would result in Cornell Capital, together with its affiliates, beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock. The Conversion Price and number of shares of Common Stock issuable upon conversion of the Debentures is subject to certain exceptions and adjustment for stock splits and combinations and other dilutive events.

Subject to the terms and conditions of the Debentures, the Company has the right at any time upon three business days notice to redeem the Debentures, in whole or in part. If the closing bid price of the Common Stock, is less than the Fixed
Price at the time of the redemption, the Company is obligated to pay, in addition to the principal and accrued interest being redeemed, a redemption premium of 8% of the principal amount being redeemed (the "Redemption Amount").
If the closing bid price is greater than the Fixed Price, the Company may redeem up to 50% of the principal amount at the Redemption Amount and the remaining 50%
at the greater of the (x) Redemption Amount or (y) the market value of the
Common Stock. In addition, Cornell Capital will receive a three-year warrant to purchase 25,000 shares of Common Stock for every $100,000 redeemed by the
Company, on a pro rata basis, at an exercise price per share of $0.9765 (the
"Redemption Warrant").

If an Event of Default (as such term is defined in the Debentures) occurs, any principal and accrued interest outstanding will become immediately due and payable, in cash or Common Stock, at Cornell Capital's election.

Pursuant to the Securities Purchase Agreement, on December 9, 2005, the Company
issued to Cornell Capital a warrant to purchase 1,000,000 shares of Common Stock at an exercise price per share of $1.023 (110% of the closing bid price of the
Common Stock on December 8, 2005) and (ii) 268,817 shares of Common Stock, and on each of December 9, 2005 and December 28, 2005, the Company made a cash payment to an affiliate of Cornell Capital of $80,000 for expenses incurred in connection with the transaction.

In connection with the Securities Purchase Agreement, the Company also entered into an investor registration rights agreement with Cornell Capital pursuant to which the Company is obligated to register 500% of the amount of shares issuable upon conversion of the Debenture at maturity based upon the Fixed Price and to file a registration statement within 30 days of December 9, 2005 (the
"Registration Statement"). If the Registration Statement is not deemed effective by the SEC within 90 days after December 9, 2005 due to the Company's failure to use best efforts, the Company is obligated to pay Cornell, as liquidated damages, an amount equal to 1% of the value of the Debentures outstanding, in cash or in shares of Common Stock, at Cornell Capital's option, for each 30-day period thereafter.

                                      F-46

The Company has granted a security interest in all of its assets to Cornell
Capital to secure our obligations under the Debentures.

CONVERTIBLE PROMISSORY NOTES

On December 9, 2005, the Company issued a convertible promissory note (the
"Note") in the principal amount of $250,000 to Harbor Trust which bears interest at the rate of 6% percent per year. All unpaid principal and interest under the
Note will be due and payable on December 9, 2006. The Note is convertible, in whole or in part, at any time, into Common Stock at a conversion price of $1.00 per share, subject to certain limitations on conversion as set forth in the
Note, including where the resulting number of shares converted on a cumulative basis, would exceed 19.99% of the total number of shares of Common Stock outstanding and, subject to a conversion price adjustment in the event the
Company offers or sells an option to acquire Common Stock at a price per share less than the conversion price.

On December 9, 2005, the Company issued an amended convertible promissory note
(the "Amended Note") to Harbor Trust which amends a convertible promissory note, dated December 9, 2004 with Harbor Trust in the principal amount of $452,991.10 reducing the conversion price to $0.375 from $0.75 per share. The Amended Note bears interest at the rate of 10% per year through December 9, 2005 and 12% per year thereafter. All unpaid principal and interest under the Amended Note will be due and payable on July 3, 2006. The Amended Note is convertible, in whole or in part, at any time, into Common Stock at the conversion price of $0.375 per share subject to certain limitations on conversion as set forth in the Amended
Note, including where the resulting number of shares converted, on a cumulative basis, would exceed 19.99% of the total number of shares of Common Stock outstanding.

                                      F-47

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees)
actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the
Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract. We also have director and officer indemnification agreements with each of our executive officers and directors which provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any "claim" (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Item 25.  Other Expenses of Issuance and Distribution

The expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee                        $     1,272
Accounting Fees and Expenses                     10,000
Legal Fees and Expenses                          20,000
Printing Fees and Expenses                            0
                                          ----------------

Total                                       $    31,272

Item 26.  Recent Sales of Unregistered Securities

During the last three years, we have issued the following unregistered securities. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and

                                      II-1

we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

On August 25, 2004, we granted an option to purchase 15,000 shares of Common
Stock at $2.50 per share to a research consultant of our company. Shares subject to the option vest as to 25% on the date of grant and 25% each three months thereafter.

On December 2, 2004, we granted an option to purchase an aggregate of 400,000 shares of Common Stock at $2.50 per share to a consulting firm for financial public relation services. Shares subject to the option vest as to 25% on the grant date and 25% on each six months thereafter.

On January 25, 2005, we issued 23,000 shares of Common Stock to our law firm as compensation for past services.

On December 9, 2004 we sold an aggregate of 103.62 Units to approximately 42 accredited investors and received gross proceeds of $2,590,500, before payment of commissions and expenses, pursuant to the terms of a Confidential Private
Placement Memorandum dated October 22, 2004, as supplemented November 16, 2004 in the Private Placement. Each Unit consists of one share of Series A Preferred
Stock and a three-year warrant to purchase our common stock, par value $0.0001 per share ("Common Stock") at $2.50 per share. Each share of Series A Preferred
Stock is convertible into 10,000 shares of Common Stock and each warrant entitles the holder to purchase 5,000 shares of Common Stock.

On December 27, 2004, January 5, 2005 and January 18, 2005 we held additional closings under the Private Placement and received gross proceeds of $1,036,250,
$1,208,750 and $1,906,250, from the sale of an additional 41.45, 48.35, and
76.25 Units to 73, 75, and 34 investors, respectively. On January 31, 2005 and
February 3, 2005 we sold an aggregate of 224.48 Units to 86 investors and received gross proceeds of $5,612,000, and on February 11, 2005 we sold 17.50
Units to 4 investors and received gross proceeds of $437,500 and terminated the
Private Placement, realizing total gross proceeds from the Private Placement of
$12,791,250.

On December 8, 2004 we issued 5,278,068 shares of Common Stock to Xechem and other stockholders pursuant to the Merger.

On December 9, 2004, we issued an aggregate of 3,031, 943 shares of Common
Stock, at par value, to be designated to participants in the Founders' Plan.

On December 9, 2004, we issued 167,610 shares of Common Stock to a Replacement
Note holder which converted its Replacement Note.

On December 9, 2004, we issued 150,000 shares of Common Stock and on January 31,
2005, we issued 150,000 shares of Common Stock to the Placement Agent under the
Placement Agent Agreement. Pursuant to the Placement Agent Agreement, we issued warrants to purchase 511,650 shares of Common Stock to the Placement Agent.

On December 9, 2004, we issued three-year warrants to purchase an aggregate of
200,000 shares of Common Stock at $1.25 per share to two entities which assisted us in the Private Placement.

On December 9, 2004, we issued 125,000 shares of Common Stock to an unaffiliated entity in settlement of a lawsuit.

                                      II-2

On December 9, 2004 we issued 337,845 shares of Common Stock to a financial advisor for services provided to us during 2004.

On December 9, 2004 we issued five-year warrants to purchase an aggregate of
50,000 shares of Common Stock to four entities.

On February 10, 2005, we issued a five-year warrant to purchase 37,500 shares of
Common Stock at $6.50 per share for 12,500 shares, $8.00 per share for 12,500 shares and $9.50 per share for 12,500 shares, to an investor relations firm for services provided during the first quarter of 2005. Our Common Stock must trade at or above $8.00 per share for ten consecutive days in order for the holder to exercise their right to purchase the shares underlying the warrant. In addition, if our Common Stock trades at less than $0.67 per share, the holder of the warrants may request a buyout of the warrant for a $10,000 payment.

Concurrent with the final close of the Private Placement on February 11, 2005, we were able to calculate the number of shares of Common Stock subject to the option previously granted to an employee upon hire during November 2004, of
78,195 shares of Common Stock. Pursuant to the terms of the 2004 Incentive Stock
Plan, the options have an exercise price of $2.50 per share, the fair market value on the date of grant and such options will vest over four years.

On February 11, 2005, we issued an option to purchase 12,000 shares of Common
Stock for $6.25 per share to one of our directors pursuant to our 2004 Incentive
Stock Plan. The right to exercise this option vests as to 25% on the six-month anniversary of award, as to 25% on the one-year anniversary of award and as to
25% on each of the two-year and three-year anniversaries of award.

On February 11, 2005, we issued 2,500 shares of restricted Common Stock to a former director and 5,000 shares of restricted Common Stock to a director of our company as compensation for past services. The restrictions lapse six months after issuance of the shares of Common Stock.

On February 11, 2005, we issued 50,000 shares of restricted Common Stock (from the 3,031,943 shares designated on December 9, 2004) to a member of our law firm as compensation for past services. The restrictions lapse as to 5,000 shares on each of August 11, 2005 and December 11, 2005 and as to the remaining 40,000 shares upon our IND Phase III filing with the FDA for Myodur.

On February 15, 2005, a warrant holder exercised its right to purchase 187,500 shares of Common Stock at $3.05 per share through a cashless exercise whereby in exchange for the exercise price of $571,875, we cancelled 87,309 shares of
Common Stock with a value of $6.55 per share on date of exercise, resulting in us issuing 100,191 shares of Common Stock.

On March 7, 2005, we issued a three-year warrant to purchase 50,000 shares of
Common Stock at $4.75 per share to a financial relations firm for services provided to us during March 2005.

On March 7, 2005, we issued a three-year warrant to purchase 15,000 shares of
Common Stock at $5.00 per share to a financial relations firm for services provided to us during March 2005.

On March 16, 2005, as a result of the amendment of our Private Placement to increase the total amount to be raised from $6.0 million to $12.0 million, we granted the original shareholders of Medallion five-year warrants to purchase, in the aggregate, 925,000 shares of Common Stock at $1.25 per share.

                                      II-3

In April 2005, the Replacement Notes were amended to extend the maturity date to
July 3, 2006 from December 8, 2005, to increase the interest rate to 12%, effective December 9, 2005, and to change the conversion price to $0.75 from
$1.25 per share.

On June 21, 2005, we issued 25,000 shares of Common Stock to an investment advisory firm for services rendered to us.

On August 16, 2005, we issued a three-year warrant to purchase 100,000 shares of
Common Stock at $1.70 per share to a financial relations firm for services rendered to us.

On August 16, 2005, we issued a three-year warrant to purchase 60,000 shares of
Common Stock at $1.70 per shares to the Placement Agent for financial relation services.

On September 16, 2005, we issued 25,000 shares of Common Stock as an expense reimbursement and on October 7, 2005, we issued 377,359 shares of Common Stock as initial commitment shares and the Fusion Warrant to purchase 377,359 shares of Common Stock at $0.01 per share to Fusion Capital under the Stock Purchase
Agreement.

On December 9, 2005, we amended the Replacement Note to Harbor Trust to change the conversion price to $0.375 from $0.75 per share.

On December 9, 2005, we issued a $250,000 convertible promissory note at a conversion price of $1.00 per share to Harbor Trust which bears interest at 6%
per year and matures on December 9, 2006.

On December 9, 2005, we issued (i) a $1,000,000 Debenture, (ii) a warrant to purchase 1,000,000 shares of Common Stock at $1.023 per share and (ii) 268,817 shares of Common Stock, to Cornell Capital.

On December 28, 2005, we issued a $1,000,000 Debenture to Cornell Capital.

Item 27.  Exhibits.

Exhibit
Number            Description
------            -----------

1.1               Placement Agent Agreement, dated as of October 22, 2004,
                  between us, the Company and the Brookshire Securities
                  Corporation (incorporated herein by reference to Exhibit 1.1 to our Current Report on Form 8-K, filed on December 14, 2004
                  ("2004 8-K"))

1.2               Amendment No. 1 to Placement Agent Agreement, dated as of
                  January 13, 2005, between us and Brookshire Securities
                  Corporation (incorporated herein by reference to Exhibit 1.2 to our Current Report on Form 8-K, dated January 31, 2005
                  ("January 2005 8-K"))

2.1               Certificate of Ownership and Merger of CepTor Corporation into
                  CepTor Research and Development Company (incorporated by
                  reference herein to Exhibit 2.1 to the January 2005 8-K)

3.1               Amended and Restated Certificate of Incorporation, dated
                  January 27, 2005 (incorporated by reference herein to Exhibit
                  3.1 to the January 2005 8-K)

                                      II-4

3.2               Certificate of Correction to Amended and Restated Certificate
                  of Incorporation, filed February 4, 2005 (incorporated by
                  reference herein to Exhibit 3.2 to our Registration Statement on Form SB-2 dated February 11, 2005 ("Form SB-2"))

3.3               Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to the January 2005 8-K)

4.1               Agreement between the Company and Brown Advisory Securities,
                  LLC, dated May 20, 2005 (incorporated herein by reference to
                  Exhibit 4.1 to our Registration Statement on Form SB-2 dated
                  October 17, 2005 ("October 2005 SB-2"))

4.2               Common Stock Purchase Agreement, dated October 7, 2005,
                  between the Company and Fusion Capital Fund II, LLC ("Fusion")
                  (incorporated herein by reference to Exhibit 10.1 to our
                  Current Report on Form 8-K, filed October 11, 2005 ("October
                  2005 8-K"))

4.3               Registration Rights Agreement, dated October 7, 2005, between the Company and Fusion (incorporated herein by reference to
                  Exhibit 4.2 to the October 2005 8-K)

4.4               Common Stock Warrant with Fusion, dated October 7, 2005
                  (incorporated by reference herein to Exhibit 4.1 to the
                  October 2005 8-K)

4.5               Secured Convertible Debenture, dated December 9, 2005, issued by the Company to Cornell Capital (incorporated herein by
                  reference to Exhibit 4.1 to our Current Report on Form 8-K, filed December 15, 2005 ("December 2005 8-K"))

4.6               Warrant issued to Cornell Capital, dated December 9, 2005
                  (incorporated herein by reference to Exhibit 4.2 to the
                  December 2005 8-K)

4.7               Form of Redemption Warrant to Cornell Capital (incorporated herein by reference to Exhibit 4.3 to the December 2005 8-K)

4.8               $250,000 Convertible Promissory Note, dated December 9, 2005, to Harbor Trust (incorporated herein by reference to Exhibit
                  4.4 to the December 2005 8-K)

4.9               $452,991.10 Amended Promissory Note, dated December 9, 2005, to Harbor Trust (incorporated herein by reference to Exhibit
                  4.5 to the December 2005 8-K)

4.10*             Secured Convertible Debenture, dated December 28, 2005, issued by the Company to Cornell Capital

5*                Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

10.1              Employment Agreement, dated March 31, 2004, with William H.
                  Pursley (incorporated herein by reference to Exhibit 10.1 to the Form SB-2)

10.2              Employment Agreement, dated April 26, 2004, with Norman W.
                  Barton, M.D., Ph.D. (incorporated herein by reference to
                  Exhibit 10.2 to the Form SB-2)

10.3              Employment Agreement, dated March 31, 2004, with Donald W.
                  Fallon (incorporated herein by reference to Exhibit 10.3 to the Form SB-2)

10.5              Founders' Plan (incorporated herein by reference to Exhibit
                  10.5 to the Form SB-2)

                                      II-5

10.6              2004 Incentive Plan (incorporated herein by reference to
                  Exhibit 10.6 to the Form SB-2)

10.7              Sublease Agreement, dated March 4, 2004, by and between CepTor
                  Corporation and Millennium Inorganic Chemicals, Inc.
                  (incorporated herein by reference to Exhibit 10.7 to the Form
                  SB-2)

10.8              Exclusive License Agreement, dated September 15, 2004, with
                  JCR Pharmaceuticals Company, Ltd. (incorporated herein by
                  reference to Exhibit 10.8 to the Form SB-2)

10.9              Indemnification Agreement, dated October 6, 2005, with William
                  H. Pursley (incorporated herein by reference to Exhibit 10.9 to the October 2005 SB-2)

10.10             Indemnification Agreement, dated October 6, 2005, with Norman
                  W. Barton, M.D. (incorporated herein by reference to Exhibit
                  10.10 to the October 2005 SB-2)

10.11             Indemnification Agreement, dated October 6, 2005, with Donald
                  W. Fallon (incorporated herein by reference to Exhibit 10.11 to the October 2005 SB-2)

10.12             Indemnification Agreement, dated October 6, 2005, with Leonard
                  A. Mudry (incorporated herein by reference to Exhibit 10.12 to the October 2005 SB-2)

10.13             Securities Purchase Agreement, dated December 9, 2005, between the Company and Cornell Capital (incorporated herein by
                  reference to Exhibit 10.1 to the December 2005 8-K)

10.14             Side Letter, dated December 9, 2005, between the Company and
                  Cornell Capital (incorporated herein by reference to Exhibit
                  10.2 to the December 2005 8-K)

10.15             Investor Registration Rights Agreement, dated December 9,
                  2005, between the Company and Cornell Capital (incorporated herein by reference to Exhibit 10.3 to the December 2005 8-K)

10.16             Securities Agreement, dated December 9, 2005, between the
                  Company and Cornell Capital (incorporated herein by reference to Exhibit 10.4 to the December 2005 8-K)

16                Letter from Daszkal Bolton LLP to the Securities and Exchange
                  Commission, dated August 17, 2005 (incorporated herein by
                  reference to Exhibit 16 to our Current Report on Form 8-K/A, filed on August 19, 2005)

23.1*             Consent of WithumSmith+Brown, P.C.

23.2*             Consent of Marcum & Kliegman LLP

23.3*             Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP

24*               Power of Attorney (included on signature page)

------------------
*filed herewith

                                      II-6

Item 28.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the
Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities
Act to any purchaser in the initial distribution of the securities, the
Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the
Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the
Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the
Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                      II-7

In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on
Rule 430B or other than prospectuses filed in reliance on Rule 340A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                      II-8

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration
Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on December 29,
2005.

                                       CEPTOR CORPORATION

                                       By: /s/ William H. Pursley
                                           -------------------------------------
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints William H.
Pursley and Donald W. Fallon his true and lawful attorney-in-fact and agent, with full power of substitution and reconstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file Registration
Statement(s) and any and all pre-or post-effective amendments to such
Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Signatures                                     Title                              Date
         ----------                                     -----                              ----

/s/ William H. Pursley                        Chairman, Chief Executive Officer       December 29, 2005
--------------------------------------        and Director (principal executive
William H. Pursley                            officer)

/s/ Donald W. Fallon                          Senior Vice President, Finance and      December 29, 2005
--------------------------------------        Administration, Chief Financial
Donald W. Fallon                              Officer and Secretary (principal
                                              financial officer and principal
                                              accounting officer)

/s/ Leonard A. Mudry                          Director                                December 29, 2005
--------------------------------------
Leonard A. Mudry

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------

1.1               Placement Agent Agreement, dated as of October 22, 2004,
                  between us, the Company and the Brookshire Securities
                  Corporation (incorporated herein by reference to Exhibit 1.1 to our Current Report on Form 8-K, filed on December 14, 2004
                  ("2004 8-K"))

1.2               Amendment No. 1 to Placement Agent Agreement, dated as of
                  January 13, 2005, between us and Brookshire Securities
                  Corporation (incorporated herein by reference to Exhibit 1.2 to our Current Report on Form 8-K, dated January 31, 2005
                  ("January 2005 8-K"))

2.1               Certificate of Ownership and Merger of CepTor Corporation into
                  CepTor Research and Development Company (incorporated by
                  reference herein to Exhibit 2.1 to the January 2005 8-K)

3.1               Amended and Restated Certificate of Incorporation, dated
                  January 27, 2005 (incorporated by reference herein to Exhibit
                  3.1 to the January 2005 8-K)

3.2               Certificate of Correction to Amended and Restated Certificate
                  of Incorporation, filed February 4, 2005 (incorporated by
                  reference herein to Exhibit 3.2 to our Registration Statement on Form SB-2 dated February 11, 2005 ("Form SB-2"))

3.3               Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to the January 2005 8-K)

4.1               Agreement between the Company and Brown Advisory Securities,
                  LLC, dated May 20, 2005 (incorporated herein by reference to
                  Exhibit 4.1 to our Registration Statement on Form SB-2 dated
                  October 17, 2005 ("October 2005 SB-2"))

4.2               Common Stock Purchase Agreement, dated October 7, 2005,
                  between the Company and Fusion Capital Fund II, LLC ("Fusion")
                  (incorporated herein by reference to Exhibit 10.1 to our
                  Current Report on Form 8-K, filed October 11, 2005 ("October
                  2005 8-K"))

4.3               Registration Rights Agreement, dated October 7, 2005, between the Company and Fusion (incorporated herein by reference to
                  Exhibit 4.2 to the October 2005 8-K)

4.4               Common Stock Warrant with Fusion, dated October 7, 2005
                  (incorporated by reference herein to Exhibit 4.1 to the
                  October 2005 8-K)

4.5               Secured Convertible Debenture, dated December 9, 2005, issued by the Company to Cornell Capital (incorporated herein by
                  reference to Exhibit 4.1 to our Current Report on Form 8-K, filed December 15, 2005 ("December 2005 8-K"))

4.6               Warrant issued to Cornell Capital, dated December 9, 2005
                  (incorporated herein by reference to Exhibit 4.2 to the
                  December 2005 8-K)

4.7               Form of Redemption Warrant to Cornell Capital (incorporated herein by reference to Exhibit 4.3 to the December 2005 8-K)

4.8               $250,000 Convertible Promissory Note, dated December 9, 2005, to Harbor Trust (incorporated herein by reference to Exhibit
                  4.4 to the December 2005 8-K)

4.9               $452,991.10 Amended Promissory Note, dated December 9, 2005, to Harbor Trust (incorporated herein by reference to Exhibit
                  4.5 to the December 2005 8-K)

4.10*             Secured Convertible Debenture, dated December 28, 2005, issued by the Company to Cornell Capital

5*                Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

10.1              Employment Agreement, dated March 31, 2004, with William H.
                  Pursley (incorporated herein by reference to Exhibit 10.1 to the Form SB-2)

10.2              Employment Agreement, dated April 26, 2004, with Norman W.
                  Barton, M.D., Ph.D. (incorporated herein by reference to
                  Exhibit 10.2 to the Form SB-2)

10.3              Employment Agreement, dated March 31, 2004, with Donald W.
                  Fallon (incorporated herein by reference to Exhibit 10.3 to the Form SB-2)

10.5              Founders' Plan (incorporated herein by reference to Exhibit
                  10.5 to the Form SB-2)

10.6              2004 Incentive Plan (incorporated herein by reference to
                  Exhibit 10.6 to the Form SB-2)

10.7              Sublease Agreement, dated March 4, 2004, by and between CepTor
                  Corporation and Millennium Inorganic Chemicals, Inc.
                  (incorporated herein by reference to Exhibit 10.7 to the Form
                  SB-2)

10.8              Exclusive License Agreement, dated September 15, 2004, with
                  JCR Pharmaceuticals Company, Ltd. (incorporated herein by
                  reference to Exhibit 10.8 to the Form SB-2)

10.9              Indemnification Agreement, dated October 6, 2005, with William
                  H. Pursley (incorporated herein by reference to Exhibit 10.9 to the October 2005 SB-2)

10.10             Indemnification Agreement, dated October 6, 2005, with Norman
                  W. Barton, M.D. (incorporated herein by reference to Exhibit
                  10.10 to the October 2005 SB-2)

10.11             Indemnification Agreement, dated October 6, 2005, with Donald
                  W. Fallon (incorporated herein by reference to Exhibit 10.11 to the October 2005 SB-2)

10.12             Indemnification Agreement, dated October 6, 2005, with Leonard
                  A. Mudry (incorporated herein by reference to Exhibit 10.12 to the October 2005 SB-2)

10.13             Securities Purchase Agreement, dated December 9, 2005, between the Company and Cornell Capital (incorporated herein by
                  reference to Exhibit 10.1 to the December 2005 8-K)

10.14             Side Letter, dated December 9, 2005, between the Company and
                  Cornell Capital (incorporated herein by reference to Exhibit
                  10.2 to the December 2005 8-K)

10.15             Investor Registration Rights Agreement, dated December 9,
                  2005, between the Company and Cornell Capital (incorporated herein by reference to Exhibit 10.3 to the December 2005 8-K)

10.16             Securities Agreement, dated December 9, 2005, between the
                  Company and Cornell Capital (incorporated herein by reference to Exhibit 10.4 to the December 2005 8-K)

16                Letter from Daszkal Bolton LLP to the Securities and Exchange
                  Commission, dated August 17, 2005 (incorporated herein by
                  reference to Exhibit 16 to our Current Report on Form 8-K/A, filed on August 19, 2005)

23.1*             Consent of WithumSmith+Brown, P.C.

23.2*             Consent of Marcum & Kliegman LLP

23.3*             Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP

24*               Power of Attorney (included on signature page)

------------------
*filed herewith